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                     STOCK PURCHASE AND REDEMPTION AGREEMENT

                                  BY AND AMONG

                            GREENFIELD ONLINE, INC.,

                               ANDREW GREENFIELD,

                                       AND

                            GREENFIELD HOLDINGS, LLC

                                  May 12, 1999



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                                                      STOCK PURCHASE AND
                                             REDEMPTION AGREEMENT (as amended,
                                             modified or supplemented, this
                                             "Agreement"), dated as of May 12,
                                             1999, by and among GREENFIELD
                                             ONLINE, INC., a Connecticut
                                             corporation (the "Company"), ANDREW
                                             GREENFIELD, an individual (the
                                             "Shareholder"), and GREENFIELD
                                             HOLDINGS, LLC, a Delaware limited
                                             liability company (the "Investor").

                                    RECITALS

                  WHEREAS, the Company is engaged in the business (the "Subject Business") of providing customized and syndicated marketing research services over the Internet;

                  WHEREAS, the Board of Directors of the Company has approved this Agreement and, as of the Closing Date, will approve the Related Documents to which the Company is a party and the transactions contemplated hereby and thereby (including the Purchase, the Redemption and the Reclassification); and

                  WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby (including the Purchase, the Redemption and the Reclassification).

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                             PURCHASE AND REDEMPTION

1.1      Purchase of Purchased Shares.

         Immediately prior to the Closing, (i) the Shareholder shall file the Amended Charter with the Secretary of State of the State of Connecticut and shall convert all of the 200 authorized shares of Common Stock into 200,000 of shares of capital stock of which 100,000 shall be designated as Class A Common Stock of the Company, par value $0.01 per share (the "Class A Common"), and 100,000 of which shall be designated as Class B Common Stock of the Company, par value $0.01 per share (the "Class B Common" or the "Purchased Shares") and (ii) upon the effectiveness of the Amended Charter, the 100 issued and outstanding shares of Common Stock of the Company shall be converted into 100,000 shares of Class A Common (the transactions referred in clauses (i) and (ii) of this Section 1.1 collectively, the "Reclassification"). Upon the terms and subject to the conditions set forth herein, at the Closing the Company shall sell, transfer, convey and assign to the Investor and the Investor shall purchase and acquire from the Company (the "Purchase"), 48,567 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common" or the "Purchased Shares"), of the Company.

1.2      Purchase Price for Purchased Shares.

         The aggregate purchase price to be paid for the Purchased Shares by the Investor (the "Purchased Shares Consideration") shall be $8,863,548. Upon the terms and subject to the conditions set forth herein, at the Closing, the Company shall sell, transfer, convey and assign to the Investor and the Investor shall purchase and acquire from the Company the Purchased Shares for the Purchased Shares Consideration.

1.3      Redemption of Redeemed Shares.

         Upon the terms and subject to the conditions set forth herein, at the Closing the Shareholder shall sell, transfer, convey and assign to the Company, and the Company shall redeem and purchase from the Shareholder (the "Redemption"), 94,520 shares of Class A Common Stock (the "Redeemed Shares").

1.4      Purchase Price for Redeemed Shares.

         The aggregate purchase price to be paid for the Redeemed Shares by the Company (the "Redeemed Shares Consideration") shall be an amount equal to $17,249,912; provided, however, that $1,600,000 of the Redeemed Shares Consideration shall be held in the Escrow Account pursuant to Section 1.5(c). At the Closing, the Shareholder shall sell, transfer, convey and assign to the Company the Redeemed Shares and the Company shall redeem and purchase from the Shareholder the Redeemed Shares for the Redeemed Shares Consideration.

1.5      Consideration.

                  (a) At the Closing, the Investor shall wire transfer the Purchased Shares Consideration in immediately available funds to the account of the Company (to be specified by the Company in writing at least two Business Days prior to the Closing Date) for the benefit of the Company. At the Closing, the Company shall wire transfer the Redeemed Shares Consideration in immediately available funds to the account of the Shareholder (to be specified by the Shareholder at least two Business Days prior to the Closing Date) for the benefit of the Shareholder.

                  (b) The consideration to be paid by the Investor or the Company pursuant to the Purchase or the Redemption, as the case may be, shall be deemed to be consideration for the Purchased Shares, the Redeemed Shares and the covenants contained herein and in the Related Documents.

                  (c) At the Closing, the sum of $1,600,000 (the "Escrow Fund") shall be wire transferred by the Company to the Escrow Agent pursuant to the terms of the Escrow Agreement. As provided in the Escrow Agreement, the Escrow Fund shall be held in an account (the "Escrow Account") to provide indemnification as provided in Article VIII hereof.

1.6      Delivery of Purchased Shares.

         At the Closing, in consideration of the Investor's delivery of the Purchased Shares Consideration, the Company shall deliver to the Investor a certificate or certificates representing the Purchased Shares free and clear of all Encumbrances.

1.7      Delivery of Redeemed Shares.

         At the Closing, in consideration of the Company's delivery of the Redeemed Shares Consideration to be delivered at the Closing, the Shareholder shall deliver to the Company a certificate or certificates representing the Redeemed Shares, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, sufficient in form and substance to convey to the Company good title to the Redeemed Shares free and clear of all Encumbrances.

1.8      Contingent Shares Component.

                  (a) Contingent Shares shall become Earned Shares in accordance with this Section 1.8. The percentage of the Contingent Shares that shall become Earned Shares on the Contingent Shares Component Determination Date shall correspond to the amount of Referral Revenue as determined by reference to the following table; provided, however, that all Contingent Shares shall become Earned Shares on the date of the consummation of a Sale of the Company:

---------------------------------------------------------------------------------------------------
                                                                       Percentage of Contingent
                                                                       Shares that become Earned
      Aggregate Amount of Referral Revenue                                      Shares
---------------------------------------------------------------------------------------------------
    less than $1,000,000                                                          0
---------------------------------------------------------------------------------------------------
    greater than or equal to $1,000,000 but less than $1,300,000                  50%
---------------------------------------------------------------------------------------------------
    greater than or equal to $1,300,000 but less than $1,600,000                  60%
---------------------------------------------------------------------------------------------------
    greater than or equal to $1,600,000 but less than $1,900,000                  70%
---------------------------------------------------------------------------------------------------
    greater than or equal to $1,900,000 but less than $2,200,000                  80%
---------------------------------------------------------------------------------------------------
    greater than or equal to $2,200,000 but less than $2,500,000                  90%
---------------------------------------------------------------------------------------------------
    greater than or equal to $2,500,000                                          100%
---------------------------------------------------------------------------------------------------

Contingent Shares that do not become Earned Shares on the Contingent Shares Component Determination Date shall automatically, without any action on the part of any of the parties hereto or any other Person, be forfeited by the Shareholder to the Company for no consideration and be deemed to be cancelled and to cease to be outstanding for all purposes. The number of Contingent Shares subject to forfeiture pursuant to this Section 1.8 shall be subject to proportionate adjustment in the event of any stock dividends, stock splits, stock combinations or other similar events affecting the Class A Common or the Class B Common after the date hereof. Schedule 1.8 hereto sets forth the referrals and the Referral Revenue as of the date hereof.

                  (b) Any amount or calculation to be made in connection with this Section 1.8 shall be determined or made in accordance with and using the same revenue, income and expense recognition policies and practices as have been used by the Company prior to the

Closing. All accounting entries will be made regardless of their amount and all detected errors and omissions will be corrected regardless of their materiality.

                  (c) Within 15 days following the end of each calendar quarter during the Referral Period, the Company shall deliver to the Shareholder a certificate showing the Company's calculation of the Referral Revenue for such quarterly period and for the period from April 20, 1999, through the end of such quarterly period. In the event that the Shareholder disputes such calculation, he shall promptly notify the Company in writing, together with his calculation of the Referral Revenue during such calendar quarter. Thereafter, the parties shall in good faith seek to resolve their differences in the calculation of Referral Revenue. If such good faith efforts do not result in a written agreement with respect thereto, the parties shall utilize the dispute resolution procedures set forth in Section 1.8(e) on the dates set forth therein.

                  (d) The Company shall promptly, but no later than thirty (30) days after receipt of the Company's unaudited financial statements for the fiscal quarter ending after the Contingent Shares Component Determination Date, provide the Shareholder with a certificate (the "Referral Revenue Certificate") setting forth the Company's determination as to the Contingent Shares which have become Earned Shares in accordance with this Section 1.8, if any.

                  (e) During the 30 days immediately following receipt of the Referral Revenue Certificate by the Shareholder, the Shareholder and his accountant shall be entitled to review the Referral Revenue Certificate and any working papers, trial balances and similar materials relating to the Referral Revenue Certificate prepared by the Company or its accountants. The determination of the Earned Shares set forth in the Referral Revenue Certificate shall become final and binding upon the parties on the thirty-first day following delivery thereof unless the Shareholder gives written notice to the Company of his disagreement with the Referral Revenue Certificate (a "Notice of Disagreement") prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement is delivered by the Shareholder to the Company, then the determination of the Earned Shares set forth in the Referral Revenue Certificate (as revised (if at all) in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earlier of (x) the date the Company and the Shareholder resolve in writing any differences they have with respect to any matter specified in a Notice of Disagreement or (y) the date any matters in dispute are finally resolved in writing by the Accounting Firm. During the 30 days immediately following the delivery of any Notice of Disagreement, the Company and the Shareholder shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in such Notice of Disagreement. During such 30-day period, the Company and the Shareholder shall each have access to the other party's working papers. At the end of such 30-day period, the Company and the Shareholder shall submit to the Accounting Firm for review and resolution any and all matters which remain in dispute and which were included in any Notice of Disagreement, and the Accounting Firm shall reach a final, binding resolution of all matters which remain in dispute, which final resolution shall be (i) in writing, (ii) furnished to the Company and the Shareholder as soon as practicable after the items in dispute have been referred to the Accounting Firm, (iii) made in accordance with this Agreement and (iv) conclusive and binding upon the parties hereto and not subject to collateral attack for any reason. The determination of the Earned Shares, as adjusted to reflect the Accounting Firm's resolution of the matters in dispute, shall become final and binding on the parties hereto on the date the

Accounting Firm delivers its final resolution to the parties. The Accounting Firm shall be PricewaterhouseCoopers, LLP, or if such firm is unable or unwilling to act, such other independent "Big 5" public accounting firm as shall be agreed upon by the Company and the Shareholder in writing or, if such parties cannot so agree within the 30-calendar day period referred to above, by lot from among the remaining independent "Big 5" public accounting firms willing to act and that have not previously served as accountants to the Shareholder or the Company. Each party shall pay its own costs and expenses incurred in connection with such dispute resolution; provided that the fees and expenses of the Accounting Firm shall be borne 50% by the Company on the one hand, and 50% by the Shareholder on the other hand.

                  (f) Upon any forfeiture of Contingent Shares pursuant to this
Section 1.8, the Shareholder shall promptly deliver to the Company the certificate or certificates representing such Contingent Shares so forfeited, duly endorsed or accompanied by duly executed stock powers for transfer to the Company (or, in the event the loss or theft of such certificate(s), an affidavit of loss and indemnity acceptable to the Company), but sufficient in form and substance to convey to the Company good title to the Contingent Shares so forfeited, free and clear of any Encumbrances, but the Shareholder's failure to do so shall not affect in any way such forfeiture. In addition to the restrictions and limitations placed on the Contingent Shares pursuant to the Shareholders' Agreement, the Shareholder may not Transfer (as defined in the Shareholders' Agreement) any Contingent Shares without the prior written consent of the Company in its sole discretion, and any such Transfer attempted without the Company's consent shall be void ab initio. All certificates representing Contingent Shares shall bear such legends and notices as may be reasonably required by the Company to effectuate and evidence the provisions of this
Section 1.8.

1.9      Satisfaction of Bonus Obligations.

         Prior to the Closing Date, the Company will satisfy its employee bonus obligations payable to all of its employees upon a change of control or Sale of the Company or similar event by paying to the employees set forth on Schedule
3.19 (other than Rudy Nadilo) the respective amounts set forth opposite each employee's name, which payments shall not exceed $1,010,000 in the aggregate. Immediately after the Closing, the Company shall pay Rudy Nadilo a bonus of $2,250,000, subject to receipt of shareholder approval.

                                   ARTICLE II

                                     CLOSING

         The closing of the Purchase, the Redemption and the Reclassification (the "Closing") shall take place (a) at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, as promptly as practicable after satisfaction or waiver of the conditions set forth in Article VII in accordance with this Agreement, but in any event not later than May 19, 1999, or (b) at such other place, time and date as the Investor and the Company may agree in writing. The date and time of such Closing are referred to herein as the "Closing Date".

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Investor as follows:

3.1      Organization; Good Standing; Qualification and Power.

         The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently proposed to be conducted, to enter into this Agreement and the Related Documents to which it is party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary. The jurisdictions in which the Company is qualified as a foreign corporation or licensed or registered to carry on business are set forth in
Schedule 3.1.

3.2      Subsidiaries; Investments.

         The Company does not have, nor has it ever in the past had, any Subsidiaries. Except as set forth in Schedule 3.2, the Company does not own or hold, directly or indirectly, any equity interest in or debt obligation (other than accounts receivable in the ordinary course of business) of any Person.

3.3      Capital Stock.

                  (a) As of the date hereof and immediately prior to the filing of the Amended Charter pursuant to Section 1.1, the authorized capital stock of the Company consists of 200 shares of Common Stock, of which, 100 shares are and immediately prior to the filing of the Amended Charter pursuant to Section 1.1, will be issued and outstanding, with such shares of Common Stock being owned of record and beneficially by the Shareholder. All of such shares are validly issued, fully paid and non-assessable and have been issued in compliance with all applicable Laws, including, without limitation, applicable securities Laws. Except as set forth in Schedule 3.3, there are no securities of the Company presently outstanding, and on the Closing Date there will not be any outstanding securities of the Company, which are convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Company, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating the Company to issue, sell, register, purchase or redeem any of its equity securities or any ownership interest or rights therein. Except as set forth in Schedule 3.3, there are no voting trusts or other agreements or understandings to which the Company is bound with respect to the voting of the Company's capital stock. Except as set forth on Schedule 3.3, there are no stock appreciation rights, phantom stock rights or similar rights or arrangements of the Company outstanding.

                  (b) The authorization, issuance, sale and delivery of the Class A Common and Class B Common and the filing of the Amended Charter, have been duly authorized by all requisite board action, all stockholder and other corporate action on the part of the Company. As of the Closing after giving effect to the transactions contemplated by Section 1.1, 5,480 shares of Class A Common and 48,567 shares of Class B Common, will be duly and validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

3.4      Approvals.

         The Board of Directors of the Company has approved the Purchase, the Redemption and the Reclassification, this Agreement and, as of the Closing Date, the Related Documents to which the Company is a party, and determined the Purchase and the Redemption to be fair to and in the best interests of the Company and the Shareholder. No other approval is required in order to consummate the transactions contemplated by this Agreement or any of the Related Documents to which the Company is a party.

3.5      Authority; Noncontravention; Consents.

                  (a) The execution, delivery and performance of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Company; and this Agreement has been, and the Related Documents, when executed and delivered by the Company will be, duly and validly executed and delivered by the Company; and this Agreement is, and the Related Documents, when executed and delivered by the Company will be, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors rights generally or by general principles of equity.

                  (b) Except as set forth in Schedule 3.5(b), neither the execution, delivery and performance of this Agreement and the Related Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company under any term, condition or provision of (x) the Company's Charter Documents or
(y) any Contract to which the Company is a party or by which its properties or assets are bound, (ii) result in any investigatory, remedial or reporting obligation under any Environmental and Safety Requirement or (iii) violate any Laws applicable to the Company or any of its properties.

                  (c) The Shareholder is the lawful owner, of record and beneficially, of each of the shares of Common Stock and the Class A Common being sold, transferred, conveyed and assigned by him hereunder pursuant to the Purchase, the Redemption and the Reclassification and has good title to such shares, free and clear of any Encumbrances whatsoever and with no restrictions on the voting rights and other incidents of record and beneficial ownership pertaining thereto. Except for the Related Documents and as set forth on, there are no agreements between the Shareholder and any other Person with respect to the voting of, or any matters pertaining to, the capital stock of the Company.

                  (d) Except as set forth on Schedule 3.5(d), no consent, approval, Order or authorization of, registration, declaration or filing with, or notification to any Governmental Entity or any other third party is required in connection with the execution, delivery and performance by the Company of this Agreement or the Related Documents or the consummation of the transactions contemplated hereby or thereby.

3.6      Financial Statements.

                  (a) Prior to the date hereof, the Company has delivered to the Investor true, correct and complete copies of:

                           (i) the compiled balance sheets of the Company as of December 31, 1997, and as of December 31, 1998 (the "Latest Compiled Balance Sheet", and such date, the "Latest Compiled Balance Sheet Date") and the related statements of income, and retained earnings and cash flows for the fiscal years then ended, together with the report thereon of Beers, Hamerman & Company, P.C.; and

                           (ii) the unaudited balance sheet of the Company as of March 31, 1999 (the "Latest Balance Sheet", and such date being the "Latest Balance Sheet Date"), and the related statements of income and retained earnings and cash flows for the fiscal period then ended.

                  (b) The financial statements referenced in this Section 3.6 shall be collectively referred to in this Agreement as the "Financial Statements". Except as set forth in Schedule 3.6(b), the Financial Statements
(i) are in accordance with the Books and Records of the Company which have been maintained in a manner consistent with past practice, (ii) have been prepared in accordance with the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants, and (iii) have been prepared in accordance with GAAP and consistently applied throughout the periods covered thereby except as described in the Accountant's Compilation Report attached thereto.

3.7      Absence of Undisclosed Liabilities.

         Except as set forth in Schedule 3.7, the Company has no Liabilities, except for (i) Liabilities reflected in the Liabilities section of either the Latest Balance Sheet or the Latest Compiled Balance Sheet, and (ii) Liabilities that have arisen since the date of the Latest Balance Sheet or the Latest Compiled Balance Sheet in the ordinary course of business (none of which arise from any breach of Contract, breach of warranty, tort, infringement, violation of Law, or any action, suit or Proceeding (including any Liability under any Environmental and Safety Requirement)). There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) that are not adequately provided for on the Latest Balance Sheet or the Latest Compiled Balance Sheet. Except as set forth in Schedule 3.7, the Company has not, either expressly or by operation of Law, assumed or undertaken any Liability of any other Person.

3.8      Absence of Changes.

         Since the Latest Compiled Balance Sheet Date, there has not been any Material Adverse Change affecting the Company and no event has occurred or circumstance exists which may result in such a Material Adverse Change. Without limiting the generality of the foregoing, since the Latest Compiled Balance Sheet Date, except as set forth in Schedule 3.8, the Company has been operated in the ordinary course of business, consistent with past practice, and there has not been:

                  (a) except in the ordinary course of business, any payment, discharge or satisfaction of any Encumbrance or Liability by the Company or any cancellation by the Company of any debts or claims or any amendment, termination or waiver of any rights of value to the Company;

                  (b) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of the Company;

                  (c) any stock split, reverse stock split, combination, reclassification or recapitalization of any capital stock of the Company, or any issuance of any other security in respect of or in exchange for, any shares of any capital stock of the Company;

                  (d) any issuance by the Company of any shares of its capital stock or any debt security or securities, rights, options or warrants convertible into or exercisable or exchangeable for any shares of such capital stock or debt security;

                  (e) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset of the Company with a fair market value in excess of $25,000;

                  (f) any termination or, to the Company's best knowledge, indication of an intention to terminate or not renew, any Contract between the Company and any other Person with a fair market value in excess of $100,000 prior to the scheduled termination date of such Contract;

                  (g) any write-down or write-up of the value of any asset of the Company, or any write-off of any accounts receivable or notes receivable of the Company or any portion thereof;

                  (h) any increase in or modification of compensation payable or to become payable to any officer, employee, consultant or agent of the Company, other than any such increases in the ordinary course of business, consistent with past practice, or the entering into of any employment contract with any officer or employee;

                  (i) any increase in or modification or acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any officer, employee, consultant or agent of the Company;

                  (j) the making of any loan, advance or capital contribution to or investment in any Person or the engagement in any transaction with any employee, officer, director or shareholder of the Company, other than advances to employees in the ordinary course of business for travel and similar business expenses;

                  (k) any change in the accounting methods or practices followed by the Company or any change in depreciation or amortization policies or rates theretofore adopted;

                  (l) any deterioration in the aging of the Company's accounts payable or acceleration in the aging of the Company's accounts receivable or other change in the Company's working capital management practices, other than in the ordinary course of business;

                  (m) any change in the manner in which the Company extends discounts or credit to customers or otherwise deals with customers;

                  (n) any termination of employment of any officer or key employee of the Company or, to the Company's best knowledge, any expression of intention by any officer or key employee of the Company to terminate such office or employment with such Person;

                  (o) any amendments or changes in the Company's Charter Documents;

                  (p) any labor disputes or any union organizing campaigns;

                  (q) the commencement of any litigation or other action by or against the Company; or

                  (r) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for the Company to take any of the actions specified in items (a) through (q) above.

3.9      Employment Agreements.

         Except as disclosed in Schedule 3.9, there exist no employment, consulting, non-competition, severance, bonus or indemnification agreements or understandings between the Company and any current or former director or officer of the Company or any other employee or agent. Schedule 3.9 sets forth a true, correct and complete list of all amounts payable or that will become payable to each present or former director, officer, consultant or employee of the Company pursuant to any agreement or understanding set forth in Schedule 3.9 as a result of the execution and delivery of this Agreement and the Related Documents and/or the consummation of the transactions contemplated hereby, which schedule shall separately identify the Person to whom such amount is or will become payable.

3.10     Tax Matters.

                  (a) Except as set forth on Schedule 3.10: (i) the Company and
(ii) each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), of which the Company is or has been a member ("Tax Affiliate"), for the years that it was a Tax Affiliate of the Company:

                           (i) has timely paid or caused to be paid all Taxes required to be paid by it through the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

                           (ii) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed; and all Tax Returns filed on behalf of the Company and each Tax Affiliate were true, complete and correct; and

                           (iii) has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                  (b) The Company has previously delivered to the Investor true, correct and complete copies of all income Tax Returns filed by or on behalf of the Company through the date hereof for all completed Tax years of the Company that remain open for audit or reviewed by the relevant taxing authority.

                  (c) Except as set forth in Schedule 3.10:

                           (i) neither the Company nor any Tax Affiliate (for the years that it was a Tax Affiliate of the Company) has been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and no such issues are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return filed by or on behalf of the Company or any Tax Affiliate; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to the Company or any Tax Affiliate (for the years that it was a Tax Affiliate of the Company); no Tax Encumbrances have been filed against the Company or any Tax Affiliate (for the years that it was a Tax Affiliate of the Company) except for Encumbrances for current Taxes not yet due and payable for which adequate reserves, if any, have been provided for in the Latest Balance Sheet or the Latest Compiled Balance Sheet; no unresolved deficiencies or additions to Taxes have been proposed, asserted, or assessed against the Company or any Tax Affiliate (for the years that it was a Tax Affiliate of the Company);

                           (ii) full and adequate provision has been made (A) on the Latest Balance Sheet and the Latest Compiled Balance Sheet, and the Books and Records of the Company for all deferred Taxes not yet due and payable by the Company for all periods on or prior to the Latest Balance Sheet Date or the Latest Compiled Balance Sheet Date, as the case may be, and (B) on the Books and Records of the Company for all deferred Taxes payable by the Company for all periods beginning on or after the Latest Balance Sheet Date and the Latest Compiled Balance Sheet, including for Taxes incurred as a result of or in connection with the transactions contemplated hereby;

                           (iii) the Company has not incurred any Liability for Taxes from and after the Latest Compiled Balance Sheet Date other than Taxes incurred in the ordinary course of business and consistent with past practices;

                           (iv) the Company has not (A) made an election (or had an election made on its behalf by another Person) to be treated as a "consenting corporation" under Section 341(f) of the Code or (B) been a "personal holding company" within the meaning of Section 542 of the Code;

                           (v) the Company and each Tax Affiliate has complied with all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees);

                           (vi) the Company has never been a party to a Tax sharing agreement;

                           (vii) the Company has not incurred any Liability to make or possibly make any payments either alone or in conjunction with any other payments that:

                                    (A) shall be non-deductible under, or would
         otherwise constitute a "parachute payment" within the meaning of
         Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax Law); or

                                    (B) are or may be subject to the imposition
         of an excise Tax under Section 4999 of the Code;

                           (viii) the Company has not agreed to (nor has any other Person agreed to on its behalf) and is not required to make any adjustments or changes either on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of such Persons;

                           (ix) no claim has been made within the last three years by any taxing authority in a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction;

                  (d) Since September 28, 1995, the Company has been a "small business corporation" (within the meaning of Section 1361 of the Code) and the Company's election under Section 1362(a) of the Code to be taxed as an "S Corporation" for Federal income Tax purposes has not been terminated or revoked. The Company has made a corresponding election under the Tax laws of each jurisdiction in which it has filed such Tax Returns for each of such taxable years.

3.11     ERISA Compliance.

                  (a) Schedule 3.11 sets forth a true, correct and complete list of all Employee Plans. All Employee Plans have been operated and administered in compliance with ERISA, the Code and other applicable Laws.

                  (b) Except as set forth in Schedule 3.11:

                           (i) each Employee Plan, if intended to be "qualified" within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and the related trusts are exempt from tax under Section 501(a) of the Code and nothing has occurred that has or could reasonably be expected to affect adversely such qualification or exemption;

                           (ii) neither the Company nor any of its ERISA Affiliates nor any other "disqualified person" or "party in interest" (as such terms are defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to an Employee Plan has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject the Company or any of its ERISA Affiliates to any Tax or penalty imposed under Section 4975 of the Code or Section 502(i), (j) or (l) of ERISA;

                           (iii) all required or declared Company contributions (or premium payments) to (or in respect of) all Employee Plans have been properly made when due, and the Company has deposited all amounts withheld from employees for pension, welfare or other benefits into the appropriate trusts or accounts;

                           (iv) no Proceedings (other than routine claims for benefits) are pending or, to the Company's best knowledge, threatened with respect to or involving any Employee Plan;

                           (v) except as may be required under Laws of general application, none of the Employee Plans obligate the Company to provide any employee or former employee, or their spouses, family members or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;

                           (vi) each Employee Plan which is subject to the requirements of the Consolidated Omnibus Budget Reconciliation of 1985 ("COBRA") and the Health Insurance Portability and Accountability Act ("HIPAA") has been maintained in compliance with COBRA and HIPAA, including all notice requirements, and no tax payable on account of
         Section 4980B or any other section of the Code has been or is expected to be incurred;

                           (vii) neither the Company nor any of its ERISA Affiliates is or has ever maintained or been obligated to contribute to a "multiple employer plan" (as defined in Section 413 of the Code), a "multiemployer plan" (as defined in Section 3(37) of ERISA) or a "defined benefit pension plan" (as defined in Section 3(35) of ERISA);

                           (viii) all reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each Employee Plan;

                           (ix) no benefit payable or which may become payable by the Company or its ERISA Affiliates pursuant to any Employee Plan shall constitute an "excess parachute payment," within the meaning of
         Section 280G of the Code, which is or may be subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason or Section 280G of the Code; and

                           (x) each Employee Plan which is intended to meet the requirements of Section 125 of the Code meets such requirements and each program of benefits for which employee contributions are provided pursuant to elections made under such Employee Plan meets the requirements of the Code applicable thereto.

                  (c) The Company has provided the Investor with true, correct and complete copies of all documents pursuant to which each Employee Plan is maintained and administered, the two most recent annual reports (including Form 5500 and attachments) and financial statements therefor, all governmental rulings, determinations, and opinions (and pending requests therefor), and the most recent valuation of the present and future obligations under each such plan that provides post-retirement or post-employment health and life insurance, accident, or other "welfare-type" benefits, if any.

3.12     Title to Assets, Properties and Rights and Related Matters.

                  (a) The Company has such rights and interests in the Intellectual Property Rights as provided in Section 3.14 and, except as specifically set forth in Schedule 3.12, good and marketable title to all other assets, properties and interests in properties, real or personal, reflected on the Latest Compiled Balance Sheet or acquired after the Latest Compiled Balance Sheet Date (except (i) inventory sold since the Latest Compiled Balance Sheet Date in the ordinary course of business, and (ii) accounts receivable and notes receivable paid in full subsequent to the Latest Compiled Balance Sheet Date), free and clear of all Encumbrances, of any kind or character, except for those Encumbrances set forth in Schedule 3.12 and Permitted Encumbrances. Such assets are in good operating condition and repair (normal wear and tear excepted), are suitable for the uses for which they are used in the Subject Business, are not subject to any condition which materially interferes with the economic value or use thereof, and constitute all assets, properties, interests in properties and rights necessary to permit the Company to carry on its business after the Closing as generally conducted by them prior thereto and as presently proposed to be conducted subsequent thereto. With respect to any leased assets, such assets are in such condition as to permit surrender thereof by the Company to the lessors thereunder without any cost or expense for repair or restoration as if the related leases were terminated upon the Closing Date in the ordinary course of business.

                  (b) As of the Closing Date, the Company's Internet panel consists of not less than 250,000 separate Households, actively participating in the Company's studies.

3.13     Real Property-Shared or Leased.

                  (a) Schedule 3.13 contains a list and brief description of all of the real property of the Company shared with Consulting (the "Shared Property") and all real property in which the Company has a leasehold interest held under leases (the "Leased Property"), including the name of the lessor and any requirement of consent of the lessor to consummate the transactions contemplated hereby. The Shared Property and the Leased Property (together, the "Real Property") constitute all real properties used or occupied by the Company.

                   (b) With respect to the Real Property, except as set forth in
         Schedule 3.13:

                           (i) no portion thereof is subject to any pending condemnation Proceeding by any public or quasi-public authority or Governmental Entity and, to the Company's best knowledge, there is no threatened condemnation Proceedings with respect thereto;

                           (ii) the physical condition of the Real Property is sufficient to permit the continued conduct of the Subject Business as presently conducted subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction;

                           (iii) with respect to the Leased Property, the Company is the owner and holder of all the leasehold estates purported to be granted by such related lease and each such lease is in full force and effect and constitutes a valid and binding obligation of the Company;

                           (iv) no notice of any contemplated special assessment has been received by the Company and, to the Company's best knowledge, there is no threatened special assessment pertaining to any of the Real Property;

                           (v) except for the Sublease Agreement, there are no Contracts, written or oral, to which the Company is a party, granting to any party or parties the right of use or occupancy of any portion of the parcels of the Real Property;

                           (vi) there are no parties (other than the Company and Consulting) in possession of the Real Property; and

                           (vii) with respect to the Leased Property, there have been no discussions or correspondence with the landlord or lessor concerning renewal terms for those leases scheduled to expire within six months of the date hereof.

                  (c) Except as set forth on Schedule 3.13, the Company is not a party to, or under any agreement to become a party to, any lease with respect to real property other than the Leased Property, true, correct and complete copies of which have been provided to the Investor. With respect to each lease (including in respect of the Shared Property) (i) all rents and additional rents have been paid, (ii) no waiver, indulgence or postponement of the lessee's obligations has been granted by the lessor, (iii) there exists no event of default or event, occurrence, condition or act (including the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, could become a default under the lease, and (iv) all of the covenants to be performed by any party under the leases have been fully performed.

3.14     Intellectual Property.

                  (a) The "Company Intellectual Property" consists of the following:

                           (i) all patents, trademarks, trade names, service marks, mask works, domain names, copyrights and any renewal rights, applications and registrations for any of the foregoing, and all trade dress, net lists, schematics, technology, manufacturing processes, supplier lists, trade secrets, know-how, computer software programs or applications (in both source and object code form) owned by the Company;

                           (ii) all goodwill associated with trademarks, trade names, service marks and trade dress owned by the Company;

                           (iii) all software and firmware listings, and updated software source code, and complete system build software and instructions related to all software described in Schedule 3.14 owned by the Company;

                           (iv) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein owned by the Company;

                           (v) all other tangible or intangible proprietary information and materials owned by the Company; and

                           (vi) all license and other rights in any third party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including, without limitation, the types of intellectual property and tangible and intangible proprietary information described in clauses (i) through (v) above;

that are being, and/or have been, used, or are currently under development for use, in the Subject Business. Company Intellectual Property described in clauses
(i) to (vi) above is referred to herein as "Company Owned Intellectual Property" and Company Intellectual Property described in clause (vi) above is referred to herein as "Company Licensed Intellectual Property". Unless otherwise noted, all references to "Company Intellectual Property" shall refer to both Company Owned Intellectual Property and Company Licensed Intellectual Property.

                  (b) Schedule 3.14 lists: (i) all patents, registered copyrights, mask works, trademarks, service marks, domain names, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, that are included in the Company Owned Intellectual Property; (ii) all hardware products and tools, software products and tools, and services that are currently published, offered, or under development by the Company; and (iii) all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which any end user or other third party is authorized to have access to or use the Company Intellectual Property or exercise any other right with regard thereto; (iv) all Company Licensed Intellectual Property (other than license agreements for standard "shrink wrapped, off the shelf," commercially available, third party products used by the Company); and (v) any obligations of exclusivity, noncompetition, nonsolicitation, first refusal or first negotiation to which the Company is subject under any agreement that does not fall within the ambit of clauses (iii) or (iv) above. The disclosures described in clauses (iii), (iv), and (v) hereof include the names and dates of the relevant agreements, as well as the identities of the parties to the relevant agreements.

                  (c) The Company Intellectual Property consists solely of items and rights which are either: (i) owned by the Company; (ii) in the public domain; or (iii) rightfully used and authorized for use by the Company and its successors pursuant to a valid license or other agreement. The Company has all rights in the Company Intellectual Property necessary to carry out the Company's current activities and has or had all rights in the Company Intellectual Property reasonably necessary to carry out the Company's former activities, including, without limitation, and solely to the extent necessary to carry out such activities, rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), disclose, transmit, display and perform publicly, license, rent, lease, assign, and sell the Company Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

                  (d) The Company is not, nor as a result of the execution or delivery of this Agreement or the Related Documents, or performance of the Company's obligations hereunder or thereunder, will the Company be, in violation of any license, sublicense, or other agreement relating to the Company Intellectual Property to which the Company is a party or otherwise bound. Except as specifically described in Schedule 3.14, the Company is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by the Company or its successors or licensees in the Company Intellectual Property.

                  (e) The use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Owned Intellectual Property or any other authorized exercise of rights in or to the Company Owned Intellectual Property by the Company or its successors or licensees does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, other intellectual property right, right of privacy, right of publicity, or right in personal or other date of any Person. Further, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Licensed Intellectual Property or any other authorized exercise of rights in or to the Company Licensed Intellectual Property by the Company or its licensees does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any Person. No claims (i) challenging the validity, effectiveness, or ownership by the Company of any of the Company Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Intellectual Property by the Company or its successors or licensees infringes on any intellectual property or other proprietary or personal right of any Person, have been asserted or, to the Company's best knowledge, are threatened by any Person nor, to the Company's best knowledge, are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and all registered, mask works, domain names, and trademarks listed on Schedule 3.14 and all copyright registrations held by the Company are valid, enforceable and subsisting. To the Company's best knowledge, there is no unauthorized use, infringement, or misappropriation of any of the Company Owned Intellectual Property by any employee, or former employee, or other third party.

                  (f) No Person other than the Company possesses any current or contingent rights to any source code that is part of the Company Owned Intellectual Property (including, without limitation, through any escrow account).

                  (g) Schedule 3.14 lists all Persons who have created any portion of, or otherwise have any rights in or to, the Company Owned Intellectual Property other than employees of the Company whose work product was created by them within the scope of their employment by the Company and constitutes works made for hire owned by the Company. The Company has secured from all Persons who are not employees and who have created any material portion of, or otherwise have any rights in or to, the Company Owned Intellectual Property valid enforceable written assignments or licensees of any such work or other rights to the Company and has provided true and complete copies of such assignments or licenses to the Investor.

                  (h) Schedule 3.14 includes a true and complete list of support and maintenance agreements relating to Company Owned Intellectual Property or to which the Company is a party as to Company Licensed Intellectual Property, including the identity of the parties to and the respective dates of such agreements.

                  (i) The Company has obtained legally binding written agreements from all employees and third parties which whom the Company has shared confidential proprietary information (i) of the Company or (ii) received from others which the Company is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential.

                  (j) The Company's practices regarding the collection and use of consumer personal information are in accordance with the Company's privacy policy as published on its website.

3.15     Agreements, No Defaults, Etc.

                  (a) Except as set forth in Schedule 3.15, the Company is not a party to any:

                           (i)contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis;

                           (ii)Contract with any Affiliate;

                           (iii) Contract relating to the borrowing of money or to the mortgaging, pledging or otherwise placing an Encumbrance on any asset or group of assets of the Company;

                           (iv) Contract relating to any guarantee of any obligation for borrowed money or otherwise;

                           (v) Contract with respect to the lending or investing of funds;

                           (vi) Contract or indemnification with respect to any form of intangible property, including any Company Intellectual Property or confidential information;

                           (vii) Contract or group of related Contracts with the same party (excluding purchase orders entered into in the ordinary course of business which are to be completed within six months of entering into such purchase orders) for the purchase or sale of products or services;

                           (viii) Contract that prohibits it from freely engaging in business anywhere in the world;

                           (ix) other Contract that is not terminable by either party without penalty upon not more than 30 days' advance notice and involves aggregate consideration in excess of $20,000; or

                           (x) Contract that involves aggregate consideration in
excess of $20,000.

                  (b) Except as set forth in Schedule 3.15, there are no vehicles, boats, aircraft, apartments or other residential or recreational properties or facilities leased, owned or operated by the Company for executive, administrative or sales purposes or any social club memberships owned or paid for by the Company. Except as set forth in Schedule 3.16, the Company has performed all the obligations required to be performed by it to date and is not in receipt of a written notice that it is in default or alleged to be in default in any respect under any Contract, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by such Person of any of the foregoing. The Company has furnished to the Investor true, correct and complete copies of all documents listed in
Schedule 3.15.

3.16     Compliance with Laws.

         Except as set forth on Schedule 3.16 hereto, the business of the Company has not been and is not being conducted in violation of any applicable Law, including all Laws relating to wages, hours, Employee Plans, equal employment opportunity, harassment, immigration, workers' compensation, Environmental and Safety Requirements and the payment of social security and other Taxes. Except as set forth in Schedule 3.16, no investigation or review by any Governmental Entity with respect to the Company is pending or, to the Company's best knowledge, threatened, nor has any Governmental Entity notified the Company of its intention to conduct the same. Schedule 3.16 sets forth a list of all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (the "Permits") held by the Company which are material to the Company, including, without limitation, all necessary state and county licenses and other Permits necessary for the conduct of its business. Except as set forth on Schedule 3.16, the Company holds all Permits necessary for the lawful conduct of its business as presently conducted and the Company is in compliance with all of the terms of the Permits. There is no proposed change in any applicable Law which would require the Company to obtain any Permits not set forth in Schedule 3.16 in order to conduct its business as presently conducted. None of such Permits shall be adversely affected as a result of the Company's execution and delivery of, or the performance of its obligations under, this Agreement, any Related Document to which it is a party, or the consummation of the transactions contemplated hereby or thereby. Since December 31, 1998, the Company has not received any opinion or memorandum or advice from any Person to the effect that it is exposed to any Liability or disadvantage which may result in a Material Adverse Effect on the Company. The Company, after due inquiry, is not aware of any proposed Law which could prohibit or restrict the Company from, or otherwise affect the Company in, conducting its business in any jurisdiction in which it is presently conducting business or which it presently proposes to conduct business.

3.17     Litigation, Etc.

         Except as set forth in Schedule 3.17, there are no (i) Proceedings pending or, to the Company's best knowledge, threatened against the Company, whether at law or in equity, or before or by any Governmental Entity or arbitrator or (ii) Orders of any Governmental Entity or arbitrator against the Company. The Company has delivered to the Investor all documents and correspondence relating to such matters referred to in Schedule 3.17.

3.18     [Intentionally Omitted.]

3.19     Labor Relations; Employees.

                  (a) Except as set forth in Schedule 3.19: (i) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (ii) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any other Governmental Entity, (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company's best knowledge, threatened against or involving the Company, (iv) no labor union currently represents the employees of the Company and no labor union has taken any action since inception of the Company with respect to organizing the employees of the Company, (v) no key employee of the Company has informed the Company that such employee will or may terminate his or her employment or engagement with the Company, (vi) all amounts due or accrued due for all salary, wages, bonuses, commissions, vacation with pay, pension benefits or other employee benefits are reflected in the Books and Records of the Company;

                  (b) Schedule 3.19 contains a true, correct and complete list of each employee, independent contractor and consultant of or to the Company, earning an annual base salary in excess of $75,000, whether actively at work or not, their salaries, wage rates, commissions and consulting fees, bonus arrangements, benefits, positions, ages, status as full-time or part-time employees and length of service. No employee of the Company has any agreement as to length of notice or severance payment required to terminate his or her employment, other than such as results by Law from the employment of an employee without an agreement as to notice or severance.

                  (c) Except as set forth in Schedule 3.19, the Company's execution and delivery of, and performance of its obligations under, this Agreement and the Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute," bonus or otherwise) becoming due from the Company to any director, officer or employee of the Company, (ii) increase any such benefits otherwise payable, or (iii) result in the acceleration of the time of payment or vesting of any such benefits; and

                  (d) The Company and its ERISA Affiliates have complied in all respects with all Laws relating to the hiring and retention of all employees, leased employees and independent contractors relating to wages, hours, Employee Plans, equal opportunity, collective bargaining and the payment of social security and other Taxes.

3.20     Environmental Matters.

                  The Company is presently and at all times has been in compliance in all respects with all Environmental and Safety Requirements applicable to the Company or its business or the Real Property. There are not now nor have there ever been any Proceedings relating to or arising out of any Environmental and Safety Requirements applicable to the Real Property or any other real property previously owned, leased, or shared by the Company. The Company has not received any notice of such Proceedings nor, to the Company's best knowledge, is any Proceeding threatened.

3.21     Change in Control.

         Except as set forth in Schedule 3.21, the Company is not a party to any Contract which terminates, gives rise to a right of termination, requires any payment, gives rise to any Liability, accelerates the vesting of any rights or obligations or the maturity of any indebtedness or otherwise adversely affects the Company as a result of a "change in control" or "potential change in control" of the Company.

3.22     State Takeover Statutes.

         The Board of Directors of the Company has approved this Agreement, the Related Documents and the transactions contemplated hereby and thereby (including the Purchase, the Redemption and the Reclassification) and the provisions of any "fair price," "moratorium," "control share," "interested Shareholders," "affiliated transaction" or other anti-takeover statute or regulation and any anti-takeover or other restrictive provisions of the Company's Charter Documents are not applicable to the transactions contemplated by this Agreement or the Related Documents.

3.23     Conflicts of Interest.

         Neither the Company nor any officer, employee, agent or other Person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity or other Person who was or is in a position to help or hinder the business of the Company (or assist in connection with any actual or proposed transaction) that (i) could reasonably be expected to subject the Company to any damage or penalty in any Proceeding or investigation, (ii) if not given in the past, could reasonably have resulted in a Material Adverse Effect on the Company, or (iii) if not continued in the future, could reasonably result in a Material Adverse Change on the Company.

3.24     Brokers.

         Except as set forth on Schedule 3.24, neither the Company nor any of its officers, directors, shareholders, employees or Affiliates has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

3.25     Related Transactions.

         Except as set forth in Schedule 3.25, and except for compensation to regular employees of the Company, no current or former Affiliate (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of the Company or any associate of such Person is now, or has been since the organization of the Company, (i) a party to any transaction or Contract with the Company, or (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly-held companies), nor does any such Person receive income from any source other than the Company which should properly accrue to the Company. Except as set forth in Schedule 3.25, the Company is not a guarantor or otherwise liable for any actual or potential Liability or obligation, whether direct or indirect, of any of its Affiliates.

3.26     [Intentionally Omitted.]

3.27     Accounts and Notes Receivable.

         Except as set forth in Schedule 3.27, all the accounts receivable and notes receivable owing to the Company as of the date hereof constitute, and as of the Closing Date will constitute, legal, valid and enforceable, claims arising from bona fide transactions in the ordinary course of business, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, there are no asserted claims, refusals to pay or other rights of set-off against any thereof and none of such accounts or notes receivable is in jeopardy of non-payment. The Company has not accelerated the collection of accounts receivable, other than in the ordinary course of business consistent with past custom and practice. Schedule 3.27 sets forth a complete and accurate aging of all accounts receivable as of date hereof from both the due date and the invoice date.

3.28     Accounts and Notes Payable.

         All accounts payable and notes payable by the Company to third parties as of the date hereof arose, and as of the Closing will have arisen, in the ordinary course of business, and there is no such account payable or note payable delinquent in its payment other than accounts and notes payable being disputed in good faith. The Company has not delayed or postponed the payment of accounts payable and other obligations and Liabilities, other than in the ordinary course of business, consistent with past custom and practice.

3.29     Bank Accounts; Power of Attorney.

         Schedule 3.29 sets forth a true, correct and complete list of (i) all bank accounts and safe deposit boxes of the Company and all Persons who are signatories thereunder or who have access thereto and (ii) the names of all Persons holding general or special powers of attorney from the Company and a summary of the terms thereof (excluding ministerial powers of attorney granted to representatives of the Company which are terminable at will).

3.30     Suppliers and Vendors.

         Except in the ordinary course of business, no supplier to or vendor of the Company has canceled or otherwise terminated, or, to the Company's best knowledge, threatened to cancel or otherwise terminate, its relationship with the Company and the transactions proposed to be consummated pursuant to this Agreement and the Related Documents shall not materially adversely affect the relationship of the Company with any supplier, vendor, franchisee or licensee.

3.31     Customer Relations, Profitability.

         Since December 31, 1998, the Company has not received notice that any customer, agent, representative or supplier of the Company intends to discontinue, diminish or change its relationship with the Company. Each such relationship is in material conformity with standard industry terms and conditions. Each such relationship wherein the Company is obligated to perform under contract services with respect to the Subject Business is priced at a profit level reasonably consistent with the Company's practices.

3.32     Year 2000.

                  (a) All hardware and software products used by the Company in the administration and business operations of the Company are expected to be able to accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations, when used in accordance with the product documentation accompanying such hardware and software products.

                  (b) All software products offered by the Company are expected to be able to accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth century (through your 1999), the year 2000 and the twenty-first century, including leap year calculations, when used in accordance with the product documentation accompanying such software products.

3.33     [Intentionally Omitted].

3.34     Funded Indebtedness.

         As of the Closing Date, the Company is not obligated with respect to any Funded Indebtedness other than a promissory note in favor of the Shareholder to be issued during the Transition Period, which shall be reasonably satisfactory to Holdings and in any event shall not exceed a principal amount in excess of $50,000 (the "Shareholder Note").

3.35     Hart-Scott-Rodino.

         The Shareholder is not a Person within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having total assets in excess of $10,000,000.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

         The Shareholder represents and warrants to the Investor as follows:

4.1      Title to Shares.

         The Shareholder is the lawful owner, of record and beneficially, of the shares of Common Stock and Class A Common, as the case may be, being sold, transferred, conveyed and assigned by him hereunder pursuant to each of the Redemption and the Reclassification and, with respect to the Common Stock, has, and, with respect to the Class A Common upon consummation of the Reclassification will have, good title to such shares, free and clear of any Encumbrances whatsoever and with no restrictions on the voting rights and other incidents of record and beneficial ownership pertaining thereto. Except as set forth in Schedule 4.1, there are no agreements between the Shareholder and any other Person with respect to voting of, or any other matters pertaining to, the capital stock of the Company except for the Related Documents.

4.2      Authority.

         The Shareholder has full and absolute legal right, capacity, power and authority to enter into this Agreement and the Related Documents to which the Shareholder is a party, and this Agreement is, and the Related Documents to which the Shareholder is a party, when executed and delivered by the Shareholder as contemplated hereby, will be, the valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with their respective terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors rights generally or by general principles of equity.

4.3      Noncontravention.

         Neither the execution, delivery and performance of this Agreement and the Related Documents to which the Shareholder is a party, when executed and delivered by the Shareholder as contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Shareholder with any of the provisions hereof or thereof, will (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligations contained in or the loss of any benefit under any term, condition or provision of any Contract to which the Shareholder is a party, or by which the Shareholder or any of his properties may be bound or (ii) violate any Law applicable to the Shareholder or any of his properties.

4.4      Consents.

         Except as specified in Schedule 4.4, no Permit, Order, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by the Shareholder of this Agreement and the Related Documents to which he is a party or the consummation by the Shareholder of the transactions contemplated hereby or thereby.

4.5      Litigation.

         There are no Proceedings against the Shareholder before any Governmental Entity that may affect the Shareholder's ownership of or title to the Common Stock or the Class A Common or his right or ability to enter into this Agreement and the Related Documents and to consummate the transactions contemplated hereby or thereby.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor represents and warrants to the Company as follows:

5.1      Authority.

                  (a) The Investor is duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite limited liability company power and authority to enter into this Agreement and the Related Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                  (b) The execution, delivery and performance of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Investor, and this Agreement has been, and the Related Documents, when executed and delivered by the Investor will be, duly and validly executed and delivered by the Investor; and this Agreement is and the Related Documents, when executed and delivered by the Investor will be, the valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors rights generally or by general principles of equity.

5.2      Noncontravention; Consents.

                  (a) Neither the execution and delivery of this Agreement and the Related Documents to which the Investor is a party, when executed and delivered by the Investor as contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby by the Investor shall (i) violate any Law, the result of which would prevent the Investor 's consummation of the transactions contemplated hereby or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under the Investor's Charter Documents or any Contract to which the Investor is a party or by which, in each case, the Investor is bound or to which any of its assets is subject, the result of which would prevent the consummation of the transactions contemplated hereby.

                  (b) Except as contemplated by this Agreement, no material Permit, authorization, Order, consent or approval of or by, or any material notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by the Investor of this Agreement or the Related Documents or the consummation by the Investor of the transactions contemplated hereby or thereby.

5.3      Brokers.

         The Investor has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby for which either the Company or the Shareholder could become liable or obligated.

5.4      Hart-Scott-Rodino.

         The Investor is not a Person within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having total assets in excess of $100,000,000.

                                   ARTICLE VI

                 CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING;
                              ADDITIONAL AGREEMENTS

6.1      Affirmative Covenants of the Company.

         From and after the date of this Agreement until the Closing or the earlier termination of this Agreement pursuant to Article IX (the "Transition Period"), except as otherwise consented to in writing by the Investor, the Company shall:

                  (a) conduct its operations according to the ordinary and usual course of business consistent with past custom and practice (including the collection of receivables, the payment of payables and the maintenance of supplies) and use best efforts to preserve intact its business organization, keep available the services of officers and employees, and maintain satisfactory relationships with suppliers, customers and others having business relationships with it;

                  (b) maintain its assets in customary repair, order and condition, replace in accordance with past practice inoperable, worn out or obsolete assets with modern assets of comparable quality and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date for which the Company is insured or the condemnation of any assets or properties, either repair or replace such assets or property in a manner agreed to by the Investor or, if the Investor shall direct, retain such insurance or condemnation proceeds; and

                  (c) promptly after acquiring knowledge thereof, inform the Investor in writing of any variances from the representations and warranties contained in this Agreement or the Related Documents.

6.2      Negative Covenants of the Company.

         During the Transition Period, without the prior written consent of the Investor, except as expressly contemplated by this Agreement or any Related Document, the Company shall not:

                  (a) sell, lease, transfer or assign any of its assets, tangible or intangible, other than as relating to the conduct of the Subject Business in the ordinary course of business consistent with past custom and practice;

                  (b) enter into any Contract (or series of related Contracts) that requires expenditures in excess of $20,000;

                  (c) permit its capital expenditures and commitments therefor to exceed or be less than $15,000;

                  (d) delay or postpone the payment of accounts payable and other obligations and Liabilities or accelerate the collection of accounts receivable, other than in the ordinary course of business consistent with past custom and practice;

                  (e) enter into any employment Contract or collective bargaining agreement, written or oral, or modify the terms of any such existing Contract or agreement, other than in the ordinary course of business, consistent with past practices;

                  (f) grant any increase in the base compensation of any of its officers or employees, other than in the ordinary course of business, consistent with past practices;

                  (g) adopt, amend, modify or terminate any Employee Plans, bonus, incentive, severance or other plan, Contract or commitment for the benefit of any of its officers or employees, other than in the ordinary course of business, consistent with past practices;

                  (h) enter into any transaction with any of its officers, employees or Affiliates (or any directors, officers or employees of such Affiliate), other than ordinary course employment arrangements entered into in accordance with past custom or practice;

                  (i) in any manner take or cause to be taken any action which is designed, intended or might reasonably be anticipated to have the effect of discouraging customers, employees, suppliers, lessors, and other associates of the Company from maintaining the same business relationships with the Company after the date of this Agreement as were maintained prior to the date of this Agreement;

                  (j) intentionally take any action which would require disclosure under Section 6.1(c);

                  (k) issue or sell any equity interests or issue or sell any securities convertible into, exercisable or exchangeable for or options or warrants to purchase or rights to subscribe for, any equity interests;

                  (l) declare or pay a distribution on any equity interests, change the number of authorized shares of its equity interests or reclassify, combine, split, subdivide or redeem or otherwise repurchase any of its equity interests, or issue, deliver, pledge or encumber any additional equity interests or other securities equivalent to, or exchangeable for, equity interests or enter into any Contract to do any of the foregoing;

                  (m) incur any Funded Indebtedness (other than the Shareholder
Note) or issue any securities evidencing any Funded Indebtedness;

                  (n) create or suffer to exist any Encumbrance on any of its assets or properties other than Permitted Encumbrances;

                  (o) change its accounting principles or policies;

                  (p) change its warranty policies or decision making process in product liability matters;

                  (q) make any material Tax election or compromise any Tax Liability;

                  (r) amend any of its Charter Documents;

                  (s) take or omit to take any action which would result in the representations and warranties contained in this Agreement and the Related Documents being untrue on the Closing Date;

                  (t) create any Subsidiary or joint venture; and

                  (u) agree or otherwise commit to take any of the actions set forth above.

6.3      Reasonable Efforts.

         The Company and the Investor shall: (i) promptly make their respective filings and thereafter make any other submissions required under all applicable Laws with respect to the Purchase, the Redemption and the Reclassification and the other transactions contemplated hereby and (ii) use their respective reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement and the Related Documents.

6.4      Representations and Warranties.

         Neither the Company, the Investor nor the Shareholder, will take any action (without the prior written consent of the other party hereto) that would cause any of the representations and warranties made by either of such Persons set forth in Articles III, IV and V, as the case may be, not to be true and correct in all material respects at and as of the Closing Date.

6.5      Consents.

         Each party shall use its best efforts, and the other parties shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each Person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the transactions contemplated hereby.

6.6      Public Announcements.

         Each party agrees that, except (i) as otherwise required by Law (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and
(ii) for disclosure to its respective directors, officers, employees, financial advisors, potential financing sources, legal counsel, independent certified public accountants or other agents, advisors or representatives on a need-to-know basis and with whom such party has a confidential relationship, it will not issue any reports, statements or releases, in each case pertaining to this Agreement, the Related Documents or the transactions contemplated hereby or thereby, without the prior written consent of the Company, as the case may be, which consent shall not unreasonably be withheld or delayed.

6.7      Negotiation with Others.

         During the Transition Period, the Company shall deal exclusively with the Investor regarding the acquisition of or investment in the Company, whether by way of merger, purchase of capital stock, purchase of assets or otherwise (a "Potential Transaction") and, without the prior written consent of the Investor, the Company shall not directly or indirectly, (i) solicit, initiate discussions with or engage in negotiations with any Person (whether such negotiations are initiated by the Company or otherwise), other than the Investor relating to a Potential Transaction, (ii) provide information or documentation with respect to the Company or the Subject Business relating to a Potential Transaction to any Person, other than the Investor or (iii) enter into an agreement with any Person, other than the Investor, providing for any Potential Transaction. If the Company receives an unsolicited inquiry, offer or proposal relating to any of the above, the Company shall immediately notify the Investor thereof. The Company represents to the Investor that it is not bound to negotiate a Potential Transaction with any other Person and that its execution of this Agreement and the Related Documents will not violate any agreement to which it is bound or to which any of the assets of the Company are subject.

6.8      Certain Tax Matters.

         From the date hereof until the Closing Date, (i) the Company shall file all tax returns and reports (the "Post-Signing Returns") required to be filed (including extensions thereof) in a manner that is consistent with past practices; (ii) the Company shall timely pay all Taxes shown as due and payable on the Post-Signing Returns; (iii) the Company shall make provision for all Taxes payable for which no Post-Signing Return is due prior to the Closing Date; and (iv) the Company shall promptly notify the Investor of any action, suit, proceeding, claim or audit pending against or with respect to the Company in respect of any Tax where there is a possibility of a determination or decision which could have a significant adverse effect on the Company's Tax Liabilities.

6.9      Notice of Prospective Breach.

         Each party shall immediately notify the other parties in writing upon the occurrence, or failure to occur, of any event, which occurrence or failure to occur could be reasonably likely to cause (i) any representation or warranty of such party contained in this Agreement or any Related Document to be untrue or inaccurate in any respect at any time during the Transition Period or (ii) any failure of any party hereto or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Related Document.

6.10     Non-Compete, Non-Solicitation, Non-Disparagement.

                  The Shareholder acknowledges and agrees with the Company that the Shareholder has had and will continue to have the opportunity to develop relationships with existing employees, customers and other business associates of the Company, which relationships constitute goodwill of the Company, and the Company would be irreparably damaged if the Shareholder were to take actions that would damage or misappropriate such goodwill. Accordingly, the Shareholder agrees as follows:

                  (a) The Shareholder acknowledges that the Company currently conducts the Subject Business throughout the world (the "Territory"). Accordingly, during the period commencing on the Closing Date and ending on the third anniversary thereof (the "Non-Compete Period"), the Shareholder shall not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business which is a Competitor within the Territory, whether for or by himself or as an independent contractor, agent, stockholder, partner or joint venturer for any other Person. As used herein, "Competitor" means (i) any Person engaged in quantitative or qualitative market research through the Internet or (ii) any Affiliate of a Person described in clause (i) above; provided, however, that the Shareholder, directly or indirectly, shall be entitled to conduct qualitative market research through the Internet using the Company's software/panel resources or through a provider other than the Company so long as the Shareholder has first offered such opportunity to the Company and either (A) the Company elects not to provide such service to him or (B) the terms and conditions upon which the Company offers to provide such services are not fair and reasonable as determined by reference to industry custom. To the extent that the covenant provided for in this Section 6.10(a) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

                  (b) Notwithstanding the foregoing, the aggregate ownership by the Shareholder of no more than two percent (on a fully-diluted basis) of the outstanding equity securities of any Person, which securities are traded on a national or foreign securities exchange, quoted on the NASDAQ stock market or other automated quotation system, and which Person is a Competitor within the Territory, shall not be deemed to be a violation of Section 6.10(a). In the event that any Person in which the Shareholder has any financial or other interest directly or indirectly becomes a Competitor during the Non-Compete Period within the Territory, the Shareholder shall divest all of his interest (other than as permitted to be held pursuant to the first sentence of this Section 6.10(b)) in such Person within 30 days after such Person becomes a Competitor within the Territory.

                  (c) The Shareholder covenants and agrees that, during the Non-Compete Period, the Shareholder will not, directly or indirectly, either for himself or for any other Person (A) solicit any employee of the Company to terminate his or her employment with the Company or employ any such individual for any business venture during his or her employment with the Company and for a period of one year after such individual terminates his or her employment with the Company, (B) solicit any customer of the Company to purchase or distribute information, products or services of or on behalf of the Shareholder or such other Person that are directly competitive with the quantitative information, products or services provided by the Company, or (c) take any action that may cause injury to the relationships between the Company or any of its employees and any lessor, lessee, vendor, supplier, customer, distributor, employee, consultant or other business associate of the Company as such relationship relates to the Company's conduct of its business. The Shareholder agrees to cause Consulting to refrain from representing the Company as its Affiliate or Subsidiary. Any ongoing business relationship between the Company and Consulting shall be established by the mutual cooperation of the Company and Consulting.

                  (d) The Shareholder understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, as presently conducted, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits hereunder (including the Purchased Shares Consideration and the Redeemed Shares Consideration) to clearly justify such restrictions which, in any event (given his education, skills and ability), the Shareholder does not believe would prevent him from otherwise earning a living.

                  (e) Notwithstanding Sections 6.10(a), (b) and (c) above, the Company and the Investor acknowledge and agree that the Shareholder (i) has a business relationship with Hugh Davis through their ownership of IGain LLC; (ii) owns, operates, and intends to continue to own and operate Strategic Focus Inc. (a focus group company that services the needs of qualitative researchers, and that provides facilities for online focus groups through the Company) and Greenfield Consulting Group, Inc. (a qualitative research Company that conducts qualitative marketing research offline, and on the Internet through the Company). The continuation of such business relationships shall not be deemed to violate Section 6.10 unless such business relationships become Competitors and the Shareholder fails to comply with Section 6.10(a).

6.11     Further Assurances.

         In the event that at any time after the Closing any further action is necessary to carry out the purposes of this Agreement or the Related Documents, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole and expense of the requesting party.

6.12     Guaranty.

         After the Closing Date, the Company shall use its commercially reasonable efforts to obtain a release of Consulting with respect to its guaranties of the Company's obligations under the leases referred to on Schedule
3.15 (ix)(a), provided, however, that during the period that Consulting remains obligated with respect thereto, the Company shall reimburse Consulting for any payments it shall make in respect of, and in accordance with, the terms thereof. The parties hereto agree and acknowledge that Consulting shall be a third party beneficiary of this Section 6.12.

                                   ARTICLE VII

                                   CONDITIONS

7.1      Conditions to Each Party's Obligations.

         The obligation of the parties hereto to consummate the transactions contemplated by this Agreement (including the Purchase, the Redemption and the Reclassification) are subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Company, the Shareholder and the Investor to the extent permitted by
Law:

                  (a) Approvals. All authorizations, consents, Orders, Permits or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated hereby shall have been obtained or made.

                  (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court or Governmental Entity of competent jurisdiction nor other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

                  (c) Statutes. No action shall have been taken or threatened, and no statute, rule, regulation or Order shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby or by the Related Documents by any Governmental Entity that would (i) make the consummation of the transactions contemplated hereby illegal or substantially delay the consummation of any aspect of the transactions contemplated hereby,
(ii) affect the right of the Investor to exercise its rights as a shareholder of the Company, or (iii) render the Company, the Shareholder or the Investor unable to consummate the transactions contemplated hereby.

7.2      Conditions to Obligations of the Investor.

         The obligation of the Investor to consummate the transactions contemplated by this Agreement (including the Purchase) is subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Investor:

                  (a) Representations and Warranties. The representations and warranties of the Company and the Shareholder set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (provided that the Shareholder and the Company shall be entitled to update the Schedules relating hereto (solely with respect to events occurring during the Transition Period) except to the extent that any such updates relate to an event that has had or could reasonably be expected to have a Material Adverse Change), and the Investor shall have received certificates signed by the Chief Executive Officer of the Company and the Shareholder to such effect.

                  (b) Performance of Obligations of the Company and the Shareholder. The Company and the Shareholder shall have performed in all respects all obligations and covenants required to be performed by such Persons under this Agreement and the Related Documents as of the Closing Date, and the Investor shall have received a certificate signed by the Chief Executive Officer of the Company and the Shareholder to such effect.

                  (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents by the Company and the Shareholder and the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by the Company and the Shareholder, and the Company and the Shareholder shall have full power and right to consummate the transactions contemplated hereby on the terms provided herein.

                  (d) Employment Agreements. The Employment Agreements between the Company and each of Rudy Nadilo and Hugh Davis, substantially in the forms of Exhibits B-1 and B-2 hereto, respectively (the "Employment Agreements"), shall have been duly executed by such parties.

                  (e) Shareholders Agreement. The Company and its shareholders shall have entered into the Shareholders Agreement substantially in the form of Exhibit C (the "Shareholders Agreement").

                  (f) Stock Option Plan. The Company shall have adopted, and the Shareholder shall have approved, a stock option plan substantially in the form of Exhibit D hereto (the "Stock Option Plan").

                  (g) Opinions of the Company's and the Shareholder's Counsel. The Investor shall have received a legal opinion dated the Closing Date of Morrison & Foerster LLP, and Pepe & Hazard LLP counsel to the Company and the Shareholder, in form and substance reasonably satisfactory to the Investor.

                  (h) Escrow Agreement. The Escrow Agent, the Company, the Shareholder and the Investor shall have entered into the Escrow Agreement.

                  (i) Registration Rights Agreement. The Company and its shareholders shall have entered into the Registration Rights Agreement substantially in the form of Exhibit E hereto (the "Registration Rights Agreement").

                  (j) Note. The Company shall have issued and delivered to the Investor a promissory note substantially in the form of Exhibit F hereto (the "Note").

                  (k) Debt Contribution Agreement. The Company and the Shareholder shall have entered into the Debt Contribution Agreement substantially in the form of Exhibit G hereto (the "Debt Contribution Agreement").

                  (l) Transition Services Agreement. The Company and Consulting shall have entered into the Transition Services Agreement substantially in the form of Exhibit H hereto (the "Transition Services Agreement").

                  (m) Sublease Agreement. The Company and Consulting shall have entered into the Sublease Agreement, substantially in the form of Exhibit I hereto (which shall be consented to by the landlord thereof) (the "Sublease Agreement").

                  (n) Consents and Approvals. The Investor shall have received duly executed copies of all consents and approvals, including those of the landlord party to the lease for 116 New Montgomery Street, San Francisco, in form and substance satisfactory to the Investor, that are (i) required of the Company or the Shareholder for consummation of the transactions contemplated hereby and under the Related Documents, or (ii) required in order to prevent a breach of or a default under or a termination of any Contract set forth in
Schedule 3.15.

                  (o) Government Consents, Authorizations, Etc. All consents, authorizations, Orders, Permits or approvals of, and filings or registrations with, any Governmental Entity which are required for or in connection with the execution and delivery by the Company and the Shareholder of this Agreement and the Related Documents and the consummation by the Company and the Shareholder of the transactions contemplated hereby and thereby shall have been obtained or made.

                  (p) Corporate Resolutions. The Investor shall have received certified copies of the resolutions of the Company's board of directors approving this Agreement, the Related Documents, all other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

                  (q) Absence of Material Adverse Change. Since the Latest Compiled Balance Sheet Date, there shall have been no Material Adverse Change with respect to the Company in the reasonable judgment of the Investor.

                  (r) Officer's Certificates. The Company shall have delivered an officer's certificate dated as of the Closing Date to the Investor certifying
(i) that attached thereto are true and complete copies of the Company's Charter Documents; (ii) as to the incumbency and genuineness of the signature of each officer of the Company executing this Agreement, the Related Documents or any of the other documents contemplated hereby; (iii) that the Company is not as of the Closing Date, nor has it ever been, a "U.S. real property holding corporation."

                  (s) Stock Certificates. The Shareholder or the Company shall have delivered the stock certificates for the Purchased Shares and the Redeemed Shares and the related stock powers specified in Sections 1.6 and 1.7 hereof.

                  (t) Charter Documents. The Shareholder or the Company shall have delivered a long form good standing certificate (or the equivalent) as to the Company, issued as of a recent date by the Secretary of State of the State of Connecticut and each jurisdiction where the Company is organized or qualified to do business.

                  (u) Directors and Officers of the Company. The directors and officers of the Company immediately prior to the consummation of the transactions contemplated hereby shall have resigned and the new directors and officers of the Company shall have been elected or appointed in accordance with the terms of the Shareholders Agreement.

                  (v) FIRPTA Certificate. The Investor shall have received a complete and correct certificate from the Shareholder complying with Treasury Regulation Section 1.1445-2(6)(2).

                  (w) Stock Option Agreement. The Stock Option Agreement between Joel Mesznik and the Company, substantially in the form of Exhibit J hereto (the "Mesznik Option"), shall have been duly executed by such parties.

                  (x) Amended Charter. The Shareholder shall have filed the Amended and Restated Certificate of Incorporation of the Company (the "Amended Charter") in the form attached hereto as Exhibit K with the Secretary of State of the State of Connecticut and the Amended Charter shall have been accepted for filing by the Secretary of State of the State of Connecticut.

                  (y) Employee Bonus Payments. The Company shall have satisfied in full the employee bonus obligations described in Section 1.9 (other than those payable to Rudy Nadilo) with the proceeds of a capital contribution by the Shareholder in respect of the Common Stock immediately prior to the Closing and each of the employees with whom the Company shall have settled such bonus obligations shall have executed an acknowledgment and release (each, an "Employee Acknowledgment and Release") in the form attached hereto as Exhibit L.

                  (z) Funded Indebtedness. The Company shall be released from all obligations in respect of Funded Indebtedness other than the Shareholder Note and the Funded Indebtedness referenced in Schedule 3.15(ix) and shall provide such release instruments and documents to the Investor as the Investor shall reasonably require (including UCC-3 financing statements).

7.3      Conditions to Obligations of the Company and the Shareholder.

         The obligation of the Company and the Shareholder to consummate the transactions contemplated by this Agreement (including the Purchase, the Redemption and the Reclassification, as applicable) is subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Company and the Shareholder:

                  (a) Representations and Warranties. The representations and warranties of the Investor set forth in Article V shall be true and correct in all material respects as of the Closing Date, as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (provided that the Investor shall be entitled to update the Schedules relating thereto (solely with respect to events occurring during the Transition Period) except to the extent that any such updates relate to an event that has had or could reasonably be expected to have a Material Adverse Change), and the Company shall have received a certificate signed by an authorized officer of the Investor to such effect.

                  (b) Performance of Obligations of the Investor. The Investor shall have performed in all respects its obligations and covenants required to be performed by it under this Agreement and the Related Documents prior to or as of the Closing Date, and the Company and the Shareholder shall have received a certificate signed by an authorized officer of the Investor to such effect.

                  (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents to which the Investor is a party and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Investor and the Investor shall have full power and authority to consummate the transactions contemplated hereby on the terms provided herein.

                  (d) Government Consents, Authorizations, Etc. All consents, authorizations, Orders, Permits or approvals of, and filings or registrations with, any Governmental Entity which are required for or in connection with the execution and delivery of this Agreement and the Related Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby or thereby shall have been obtained or made.

                  (e) Consents and Approvals. The Company and the Shareholder shall have received duly executed copies of all consents and approvals, in form and substance reasonably satisfactory to the Company and the Shareholder and its counsel, that are required of the Investor, for consummation of the transactions contemplated hereby.

                  (f) Related Documents. The Investor shall have entered into the Related Documents to which it is a party.

                  (g) Purchase Price for Purchased Shares and Redeemed Shares. The Investor shall have delivered the Purchased Shares Consideration and Redeemed Shares Consideration in accordance with Sections 1.2 and 1.4 hereof, respectively.

                  (h) Funding of the Note. The Investor shall have made a loan in an amount equal to the Redeemed Shares Consideration under the Note.

                                  ARTICLE VIII

                                 INDEMNIFICATION

8.1      Indemnification Generally; Etc.

         From and after the Closing Date:

                  (a) By the Shareholder in Favor of the Company. The Shareholder hereby agrees to indemnify and hold harmless the Company for any and all Losses it may suffer, sustain or incur as a result of:

                           (i) the untruth, inaccuracy or breach of any representation or warranty of the Shareholder or the Company contained in this Agreement (other than under Sections 3.1, 3.5, 3.24 and under Article IV of this Agreement), any Related Document, any Schedule or Exhibit thereto or any certificate delivered in connection therewith at or before the Closing; or

                           (ii) the breach of any agreement or covenant contained in this Agreement or any Related Document by (a) the Shareholder to be performed by him at any time or (b) the Company to be performed by it on or prior to the Closing Date.

                  (b) By the Investor in Favor of the Company. The Investor hereby agrees to indemnify and hold harmless the Company, for any and all Losses it may suffer, sustain or incur has a result of the untruth, inaccuracy or breach of the representation set forth in Section 5.4 hereof or the breach of any agreement or covenant of the Investor contained in this Agreement or any Related Document.

                  (c) By the Shareholder in Favor of the Investor. The Shareholder hereby agrees to indemnify and hold harmless the Investor for any and all Losses it may suffer, sustain or incur as a result of the untruth, inaccuracy or breach of any representation or warranty of the Shareholder or the Company contained in Sections 3.1, 3.5, 3.24 and Article IV of this Agreement.

                  (d) By the Investor in Favor of the Shareholder. The Investor hereby agrees to indemnify and hold harmless the Shareholder for any and all Losses he may suffer, sustain or incur as a result of the untruth, inaccuracy or breach of any representation or warranty of the Investor contained in Article V of this Agreement (other than under Section 5.4 hereof).

                  (e) Indemnity Baskets/Limitations for the Shareholder. The Company and the Investor shall not have the right to be indemnified pursuant to
Section 8.1(a) and Section 8.1(c) (other than for breaches of Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.10, 3.11, 3.24, 3.34 and Article IV (collectively, the
"Excluded Representations and Warranties")) unless and until the Company and the Investor shall have incurred on a cumulative basis since the Closing Date aggregate Losses otherwise entitled to indemnification hereunder in an amount exceeding $300,000, in which event the right to be indemnified shall apply to all such Losses in excess of $200,000. The sum of all Losses pursuant to which indemnification is payable by the Shareholder pursuant to Section 8.1 (other than for breaches of the Excluded Representations and Warranties) shall not exceed $3,400,000 in the aggregate provided, however, that the Shareholder shall not be obligated to make any such indemnification payments in excess of 80% of the first $2,200,000 of such Losses (it being agreed that the Shareholder shall be obligated to make indemnification payments in an amount equal to 100% of all Losses in excess thereof). The parties hereto acknowledge and agree that any Losses that are incurred in connection with the breach of the Excluded Representations and Warranties shall not be applied against or subject to either the threshold or limitation on liability set forth above in this Section 8.1(e).

                  (f) Indemnity Baskets/Limitations for the Investor. The Company and the Shareholder shall not have the right to be indemnified pursuant to Section 8.1(b) and Section 8.1(d) unless and until the Company and the Shareholder shall have incurred on a cumulative basis since the Closing Date aggregate Losses otherwise entitled to indemnification hereunder in an amount exceeding $300,000, in which event the right to be indemnified shall apply to all such Losses in excess of $200,000. The sum of all Losses pursuant to which indemnification is payable by the Investor pursuant to Section 8.1 shall not exceed $2,800,000 in the aggregate.

8.2      Assertion of Claims.

         No claim shall be brought under Section 8.1 unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 8.3 of any Third-Party Claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal Proceedings subsequent to the Survival Date for the enforcement of their rights under Section 8.1.

8.3      Notice and Defense of Third-Party Claims.

         The obligations and Liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of Liability by third parties (each, a "Third-Party Claim") shall be subject to the following terms and conditions:

                  (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third-Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third-Party Claim and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third-Party Claim, including, but not limited to, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

                  (b) If the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that the Indemnifying Persons shall be obligated under the terms of their indemnification obligations hereunder in connection with such Third-Party Claim, then the Indemnifying Persons shall have the right to assume the defense of any Third-Party Claim at their own expense and by their own counsel, which counsel shall be satisfactory to the Indemnified Persons; provided, however, that the Indemnifying Persons shall not have the right to assume the defense of any Third-Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons shall have one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and, in the opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons, (ii) such action or Proceeding is reasonably likely to have an effect on any other matter beyond the scope of the indemnification obligation of the Indemnifying Persons or (iii) the Indemnifying Persons shall not have assumed the defense of the Third-Party Claim within 30 days.

                  (c) If the Indemnifying Persons shall assume the defense of a Third-Party Claim (under circumstances in which the proviso to Section 8.3(b) is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third-Party Claim by giving the written acknowledgement referred to in Section 8.3(b), or are otherwise restricted from so assuming by the proviso to Section 8.3(b), the Indemnifying Persons shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense; and in any such case, the Indemnified Persons may assume the defense of the Third-Party Claim, with counsel which shall be satisfactory to the Indemnifying Persons, and shall act reasonably and in accordance with their good faith business judgment and shall not effect any settlement without the consent of the Indemnifying Persons, which consent shall not unreasonably be withheld or delayed.

                  (d) If the Indemnifying Persons exercise their right to assume the defense of a Third-Party Claim, they shall not make any settlement of any claims without obtaining in connection therewith a full release of the Indemnified Persons, in form and substance satisfactory to the Indemnified Persons.

8.4      Survival of Representations and Warranties.

         Subject to the further provisions of this Section 8.4, the representations and warranties of the Shareholder and the Company contained in this Agreement shall survive for a period of 18 months, commencing on the Closing Date provided, however, that (i) the representations and warranties of the Company set forth in Section 3.20 shall survive the Closing until the seventh anniversary of the Closing Date (ii) the representations and warranties of the Company set forth in Sections 3.10 and 3.11 shall survive the Closing until the expiration of all applicable statutes of limitations, and (iii) the representations and warranties of the Investor contained in Article V of this Agreement and the Excluded Representations and Warranties (other than under Sections 3.10 and 3.11) shall survive the Closing and remain in full force and effect indefinitely without time limit. The covenants and other agreements of the parties contained in this Agreement shall survive the Closing until they are otherwise terminated, whether by their terms or as a matter of applicable Law.

8.5      No Third Party Reliance.

         Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company, the Shareholder and the Investor contained in this Agreement and the Related Documents (a) are being given by such party as an inducement to the other parties to enter into this Agreement and the Related Documents to which they are a party (and each party acknowledges that the other parties have expressly relied thereon) and (b) are solely for the benefit of the parties hereto, as applicable. Accordingly, no third party or anyone acting on behalf of any thereof other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Investor, the Shareholder or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Article VIII, or otherwise.

8.6      Assignment of Indemnification Rights.

         The Shareholder and the Investor hereby waive any rights of contribution, reimbursement, or indemnification against the Company with respect to any of their indemnification obligations hereunder. The Shareholder and the Investor each acknowledge and agree that either of them may have both indemnification obligations and the indirect rights and benefits of indemnification by holding the shares of Class A Common or Class B Common, as the case may be. Notwithstanding such dual status, it is the intent of the parties hereto that any such Person shall not be relieved of any indemnification obligation as a Shareholder or Investor nor deprived of any indemnification benefit or right as a shareholder of the Company but shall be treated, as to any indemnification obligation, as any other shareholder.

8.7      General Release.

                  (a) The Shareholder does hereby release forever and discharge the Investor, the Company, and each of their respective Affiliates, officers, managers, directors, members and employees of and from any and all claims, demands, causes of action, damages or liabilities of any kind or nature whatsoever which relate to or arise out of any dealings, relationships or transactions by and between him and the Company or, any of its Affiliates or any of their respective officers, directors, managers and employees, in law or equity which against the Company, any of its Affiliates or any of their respective officers, directors, managers and employees he ever had, now has or which he hereafter can, shall or may have, whether or not now known, from the beginning of the world to the Closing Date. The Shareholder understands and agrees that he is expressly waiving all claims, even those he may not know or suspect to exist, which if known may have materially affected the decision to provide this release, and the Shareholder waives any rights under applicable Law that provide to the contrary.

                  (b) The release set forth in the immediately preceding paragraph shall not apply to any rights the Shareholder has pursuant to this Agreement or any of the Related Documents.

8.8      Remedies Exclusive.

         The remedies provided for in this Article VIII shall be the exclusive remedies (other than under Section 10.13) of the Indemnified Persons in connection with any claim, demand, Loss, Liability or obligation for any breach or alleged breach of any representations or warranties under this Agreement, the Related Documents or in connection with the transactions contemplated hereby or thereby; provided, however, that nothing in this Section 8.8 shall be construed to limit in any way the rights and benefits of, or the remedies available to, any party to this Agreement or the Related Documents as result of the fraudulent acts of another party.

                                   ARTICLE IX

                       TERMINATION; EFFECT OF TERMINATION

9.1      Termination.

         This Agreement may be terminated at any time prior to the Closing by:

                  (a) the mutual consent of the Investor, the Shareholder and the Company; or

                  (b) the Shareholder or the Company if the Closing shall not have been consummated by May 19, 1999, without liability to the terminating party on account of such termination; provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to a party whose breach or violation of any representation, warranty, agreement or covenant under this Agreement or failure to satisfy a condition precedent hereunder has been a cause of or has resulted in the failure of the Closing to occur on or before such date; or

                  (c) the Investor, if there has been a breach by the Company or the Shareholder of any representation, warranty, covenant or agreement set forth in this Agreement or any Related Document executed and delivered on the date hereof on the part of the Company or the Shareholder and which the Company or the Shareholder fails to cure by the date set forth in Section 9.1(b) after notice thereof is given by the Investor (except no cure period shall be provided for a breach by the Company or the Shareholder which by its nature cannot be cured); or

                  (d) the Company or the Shareholder, if there has been a breach of any representation, warranty, covenant or agreement set forth in this Agreement or any Related Document executed and delivered on the date hereof on the part of the Investor and which the Investor fails to cure by the date set forth in Section 9.1(b) after notice thereof is given by the Company or the Shareholder (except no cure period shall be provided for a breach by the Investor which by its nature cannot be cured); or

                  (e) any of the Company, the Shareholder or the Investor, if any permanent injunction or other Order of a court or other competent authority preventing the Closing shall have become final and nonappealable; provided, however, that none of the Company, the Shareholder or the Investor shall be entitled to terminate this Agreement if such party's intentional breach of this Agreement or any Related Document has prevented the satisfaction of a condition. Any termination pursuant to Section 9.1(a) shall be effected by a written instrument signed by the Investor, the Shareholder and the Company, and any termination pursuant to this Section 9.1 (other than a termination pursuant to Section 9.1(a)) shall be effected by written notice from the party or parties so terminating to the other parties hereto, which notice shall specify the Section hereof pursuant to which this Agreement is being terminated.

9.2      Effect of Termination.

         In the event of the termination of this Agreement as provided in
Section 9.1, this Agreement shall be of no further force or effect, except for
Section 6.6, this Section 9.2 and Article X, each of which shall survive the termination of this Agreement; provided, however, that the Liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement and, in addition, in the event of any action for breach of contract in the event of a termination of this Agreement, the prevailing party shall be reimbursed by the other party to the action for reasonable attorneys' fees and expenses relating to such action.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

10.1     Expenses.

         The Company shall bear the Transaction Related Expenses and the Shareholder shall bear the Shareholder Related Expenses.

10.2     Amendment.

         This Agreement may not be amended except by an instrument in writing signed by the Investor, the Company and the Shareholder.

10.3     Entire Agreement.

         This Agreement and the other agreements and documents referenced herein (including, but not limited to, the Schedules and the Exhibits (in their executed form) attached hereto) contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto (including, but not limited to, the letter of intent dated as of March 4, 1999, as amended, among InSight Capital Partners and the Company).

10.4     Severability.

         It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.5     No Third-Party Beneficiaries; Successors and Assigns.

         Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, representatives, heirs and estates, as the case may be. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; provided, however, that anything contained herein to the contrary notwithstanding, the Company or the Investor may collaterally assign this Agreement, without the prior consent of any other party, to a financial or lending institution providing financing to the Company or the Investor.

10.6     Headings.

         Descriptive headings are for convenience only and shall not control or affect in any way the meaning or construction of any provision of this Agreement.

10.7     Notices.

         All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to the Company, to:

                           Greenfield Online, Inc.
                           274 Riverside Avenue
                           Westport, Connecticut  06880
                           Attention:   Chief Executive Officer
                           Telecopier:  (203) 221-0791;

                     with a copy to:

                           Preston Gates & Ellis LLP
                           701 Fifth Avenue
                           Suite 5000
                           Seattle, Washington  98104
                           Attention:   Robert S. Jaffe, Esq.
                           Telecopier:  (206) 623-7022;

                     and

                           O'Sullivan Graev & Karabell, LLP
                           30 Rockefeller Plaza
                           New York, New York  10112
                           Attention:   Ilan S. Nissan, Esq.
                           Telecopier:  (212) 408-2420.

                  (b) if to the Shareholder, to him:

                           c/o Greenfield Consulting Group, Inc.
                           274 Riverside Avenue
                           Westport, Connecticut 06880
                           Telecopier:  (203)
                     with a copy to:

                           Morrison & Foerster LLP
                           1290 Avenue of the Americas
                           New York, New York  10104
                           Attention:   Joseph W. Bartlett, Esq.
                           Telecopier:  (212) 468-7900;

                  (c) if to the Investor:

                           Greenfield Holdings, LLC
                           c/o InSight Capital Partners III, L.P.
                           122 East 42nd Street
                           Suite 2300
                           New York, New York 10168
                           Attention:   Jeffrey Horing
                           Telecopier:  (212) 681-0972;

                     with a copy to:

                           O'Sullivan Graev & Karabell, LLP
                           30 Rockefeller Plaza
                           New York, New York  10112
                           Attention:   Ilan S. Nissan, Esq.
                           Telecopier:  (212) 408-2420.

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by nationally-recognized overnight courier, on the Business Day following dispatch, and (iv) in the case of mailing, on the third Business Day following such mailing.

10.8     Counterparts.

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

10.9     Governing Law.

         This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

10.10    Incorporation of Exhibits and Schedules.

         The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

10.11    Construction.

         Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

10.12    Non-Merger of Representations and Warranties.

         Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the Closing in accordance with the express terms of this Agreement, notwithstanding the Closing or any investigation made by or on behalf of any party, and shall continue in full force and effect. The Closing shall not prejudice any right of one party against any other party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

10.13    Remedies.

         Subject to the provisions of Section 8.8, the parties shall each have and retain all other rights and remedies existing in their favor at Law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement.

10.14    Jurisdiction, Etc.

                  (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Related Document or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this

Agreement or any Related Document in any New York State or federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.15    Waiver of Jury Trial.

         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                                      * * *

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Stock Purchase and Redemption Agreement as of the date first written above.

                                       GREENFIELD ONLINE, INC.


                                       By: /s/ Andrew Greenfield
                                           -------------------------------
                                           Name:  Andrew Greenfield
                                           Title:  Executive Vice President


                                       GREENFIELD HOLDINGS, LLC


                                       By: /s/ Jeffrey Horing
                                           -----------------------------
                                           Name:  Jeffrey Horing
                                           Title:  President


                                       SHAREHOLDER:

                                       /s/ Andrew Greenfield
                                       ------------------------------------
                                       Andrew Greenfield

                                                                         Annex I

                                   DEFINITIONS

                  The following terms used in the Stock Purchase and Redemption Agreement shall have the following respective meanings:

                  "Accounting Firm" has the meaning set forth in Section l.8(e).

                  "Affiliate" means, with respect to any Person, (i) a director, officer or shareholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), or (iii) any other Person that, directly or indirectly through one or more intermediaries, controls, or is Controlled by, or is under common Control with, such Person.

                  "Agreement" has the meaning set forth in the caption.

                  "Amended Charter" shall have the meaning set forth in Section 7.2(x).

                  "Books and Records" means all books of account, tax records, sales and purchase records, customer and supplier lists, computer software, formulae, business reports, plans and projections and all other documents, files, correspondence and other information of the Company (whether in written, printed, electronic or computer printout form).

                  "Buildings and Fixtures" means all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on any of the Real Property.

                  "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act.

                  "Charter Documents" means, (i) as to any corporation, the articles, certificate or memorandum of incorporation or association of such corporation, the by-laws of such corporation, and each other instrument or other document governing such corporation's existence and internal affairs, in each case as amended and restated and in effect at the time in question, and (ii) as to any limited partnership, the certificate of limited partnership of such partnership, the agreement of limited partnership of such partnership, and each other instrument or other document governing such partnership's existence and internal affairs, in each case as amended and restated and in effect at the time in question.

                  "Class A Common" has the meaning set forth in Section 1.1.

                  "Class B Common" has the meaning set forth in Section 1.1.

                  "Client" means any division, business unit or individual which is responsible for the expenditure of funds pursuant to a separate budget with respect to any product line or group of related product lines or a business development or strategic alliance which gives rise to Referral Revenue, the determination of which shall be in the reasonable discretion of the Board.

                  "Closing" has the meaning set forth in Article II.

                  "Closing Date" has the meaning set forth in Article II.

                  "COBRA" has the meaning set forth in Section 3.11(b).

                  "Code" has the meaning set forth in Section 3.10(a).

                  "Common Stock" means the common stock, no par value per share, of the Company.

                  "Company" has the meaning set forth in the caption.

                  "Company Intellectual Property" has the meaning set forth in
Section 3.14(a).

                  "Company Licensed Intellectual Property" has the meaning set forth in Section 3.14(a).

                  "Company Owned Intellectual Property" has the meaning set forth in Section 3.14(a).

                  "Competitor" has the meaning set forth in Section 6.10(a).

                  "Consulting" means Greenfield Consulting Group, Inc., a Connecticut corporation.

                  "Contingent Shares" means 1096 shares of Class A Common that are held by the Shareholder as of the Closing and which are subject to forfeiture to the Company pursuant to Section 1.8.

                  "Contingent Shares Component Determination Date" means the earlier of (x) the second anniversary of the Closing Date, (y) the date that the aggregate amount of Referral Revenue shall equal or exceed $2,500,000 during the Referral Period and (z) the date of the consummation of a Sale of the Company.

                  "Contract" means any loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other agreement, instrument, permit, concession, franchise or license.

                  "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Debt Contribution Agreement" has the meaning set forth in
Section 7.2(k).

                  "Earned Shares" means those Contingent Shares that, on the Contingent Shares Component Determination Date, are not subject to forfeiture pursuant to Section 1.8(a).

                  "Employee Plan" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) as well as any other plan, program or arrangement involving direct and indirect compensation, under which the Company or any ERISA Affiliate of the Company has any present or future obligations or liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries.

                  "Employment Agreements" has the meaning set forth in Section 7.2(d).

                  "Encumbrances" means and includes security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

                  "Environmental and Safety Requirements" means all Laws, Orders, contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all of the foregoing relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including, but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C.ss.ss.6901, et seq., the Clean Air Act, as amended, 42 U.S.C.ss.ss.7401 et -- --- -- seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss.ss.1251 et seq., the Emergency Planning and -- --- Community Right-to-Know Act, 42 U.S.C.ss.ss.11001 et seq., CERCLA, the Hazardous Materials Transportation Uniform -- --- Safety Act, as amended, 49 U.S.C.ss.1804 et seq., the Occupational Safety and Health Act of 1970, and the -- --- regulations promulgated hereunder and the Occupational Health and Safety Act, R.S.O. 1990, c.O.1, as amended, and the regulations promulgated under the foregoing.

                  "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means, with respect to any Person, any entity that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Section 414(b), 414(c) or 414(m) of the Code.

                  "Escrow Account" has the meaning set forth in Section 1.5(c).

                  "Escrow Agent" means SunTrust Bank, Atlanta.

                  "Escrow Agreement" means the Escrow Agreement to be dated as of the Closing Date, among the Investor, the Company, the Shareholder and the Escrow Agent, substantially in the form of Exhibit A attached hereto.

                  "Escrow Fund" has the meaning set forth in Section 1.5(c).

                  "Excluded Representations and Warranties" has the meaning set forth in Section 8.1(e).

                  "Existing Clients" means any Client from which the Company has derived revenue at any time prior to the Closing Date.

                  "Financial Statements" has the meaning set forth in Section 3.6(b).

                  "Funded Indebtedness" means, without duplication, the aggregate amount (including the current portions thereof) of all (i) indebtedness for money borrowed from others and purchase money indebtedness (other than accounts payable in the ordinary course and capital lease obligations) of the Company; (ii) indebtedness of the type described in clause
(i) above guaranteed, directly or indirectly, in any manner by the Company or any of its subsidiaries, through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the relevant debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling such debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss (any such arrangement being hereinafter referred to as a "Guaranty"), but excluding endorsements of checks and other instruments in the ordinary course; (iii) indebtedness of the type described in clause (i) above secured by any Encumbrances upon property owned by the Company, even though such Person has not in any manner become liable for the payment of such indebtedness;
(iv) interest expense accrued but unpaid, and all prepayment premiums, on or relating to any of such indebtedness; and (v) all obligations under capital leases of the Company (other than those capital leases of the Company referenced on Schedule 3.15(ix)(a)) which are required to be reflected as liabilities on the balance sheet of such Person by GAAP. The term Funded Indebtedness shall specifically exclude any indebtedness incurred in connection with the financing for the transactions contemplated hereunder.

                  "GAAP" means with respect to any Person, generally accepted accounting principles. For purposes of Section 3.6(b), any deviations from GAAP which result in a change in the timing of recognition of revenue or expenses between any year and the year immediately preceding or following that year will not be considered a deviation from GAAP. In the case of a liability, if such timing difference is the result of the Company's failure to adequately record liabilities which should have been accrued under GAAP, the amount of an under accrual of a liability shall be considered a deviation from GAAP only if it exceeds $25,000. A deviation from GAAP shall mean an application of an accounting policy which differs from GAAP, or which is inconsistent with, or constitutes an incorrect application of, a GAAP policy.

                  "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state, provincial or local.

                  "Guaranty" has the meaning set forth in the definition for Funded Indebtedness.

                  "HIPAA" has the meaning set forth in Section 3.11(b)(vi).

                  "Household" shall mean a Person or group of related Persons living in the same home for which the Company has in excess of 25 data fields.

                  "Indemnified Persons" means the Persons entitled to indemnification under Article VIII.

                  "Indemnifying Persons" means the Persons obligated to indemnify an Indemnified Person under Article VIII.

                  "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, individually and with its Affiliates, does not own in excess of 5% of the capital stock of the Company of a fully-diluted basis.

                  "Investor" has the meaning set forth in the caption.

                  "Investor's Accountants" means Ernst & Young LLP.

                  "Latest Balance Sheet" has the meaning set forth in Section 3.6(a)(ii).

                  "Latest Balance Sheet Date" has the meaning set forth in
Section 3.6(a)(ii).

                  "Latest Compiled Balance Sheet" has the meaning set forth in
                  Section 3.6(a)(i). "Latest Compiled Balance Sheet Date" has the meaning set forth in Section 3.6(a)(i).

                  "Law" means all international, national, federal, state or local laws (both common and statute law and civil and criminal law) and all legislation and regulatory codes of practice (including without limitation, statutory instruments, guidance notes, circulars, directives, decisions, rules, regulations, treaties and conventions) or Orders or Permits of any Governmental Entity, in each case whether foreign or of the United States of America.

                  "Leased Property" has the meaning set forth in Section 3.13.

                  "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

                  "Losses" means any and all losses, claims, shortages, damages, liabilities, expenses (including reasonable attorneys' and accountants' and other professionals' fees), assessments, Tax deficiencies and Taxes (including interest or penalties thereon) arising from or in connection with any such matter that is the subject of indemnification under Article VIII, as reduced by
(i) the amount actually recovered under insurance policies (net of deductibles and incidental expenses resulting therefrom) and (ii) Tax benefits actually realized under Tax Laws in respect of such Losses, in each case net of all reasonable costs and expenses of recovering any such insurance or tax benefits. For purposes of this definition, Tax benefits realized shall mean the sum of all reductions in federal, state, local and foreign Taxes payable by the Indemnified Person solely as a result of the Losses for which the indemnification payments are being made.

All calculations shall be made using reasonable assumptions agreed upon by the parties hereto including the timing of the utilization of any such Tax benefits, and any such Tax benefits shall be assumed to be utilized in a given Tax year only after all other Tax benefits available in such year have first been taken into account. Future Tax benefits, if any, shall be discounted to present value using a discount rate of 10%. If a Tax benefit that has been taken into account for purposes of calculating Losses hereunder is wholly or partially disallowed by a taxing authority, the Indemnifying Person shall pay the Indemnified Person the amount that would have been paid originally with respect to such Losses had such disallowed Tax benefit not been taken into account. The parties acknowledge that in certain events a representation, warranty or covenant of the Company or the Shareholder may be breached that may not entail an actual "Loss" (as defined in the previous sentence) suffered by the Company. Accordingly, for further certainty, notwithstanding anything in this Agreement to the contrary, the determination of "Losses" shall assume that the Indemnified Person is the Investor in the case of Section 8.1(a) and the Shareholder in the case of
Section 8.1(b). The term "Loss" shall specifically exclude any losses resulting from the acceleration of the Company's obligations under the Note arising as a result of the breach of representations and warranties hereunder.

                  "Material Adverse Change" means, with respect to any Person, any material adverse change in the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, liabilities, employee relations or prospects of such Person or any material casualty loss or damage to the assets of such Person, whether or not covered by insurance.

                  "Material Adverse Effect" on any Person means a material adverse effect on the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, liabilities, employee relations or prospects of such Person.

                  "Mesznik Option" has the meaning set forth in Section 7.2(w).

                  "New Client Referral Revenue" means 100% of the revenue derived from New Client Referrals.

                  "New Client Referrals" means any New Clients of the Company referred to the Company by Consulting during the Referral Period.

                  "New Clients" means any Client which is not an Existing
Client.

                  "Non-Compete Period" has the meaning set forth in Section 6.10(a).

                  "Note" has the meaning set forth in Section 7.2(j).

                  "Notice of Disagreement" has the meaning set forth in Section 1.8(e).

                  "Orders" means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

                  "Permits" has the meaning set forth in Section 3.16.

                  "Permitted Encumbrances" means (i) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation liens arising in the ordinary course of business, and
(iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent.

                  "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

                  "Post-Signing Returns" has the meaning set forth in Section
6.8.

                  "Potential Transaction" has the meaning set forth in Section 6.7.

                  "Proceedings" means actions, suits, claims, investigations or legal or administrative or arbitration proceedings.

                  "Purchase" has the meaning set forth in Section 1.1.

                  "Purchased Shares" has the meaning set forth in Section 1.1.

                  "Purchased Shares Consideration" has the meaning set forth in
Section 1.2.

                  "Real Property" has the meaning set forth in Section 3.13.

                  "Reclassification" has the meaning set forth in Section 1.1.

                  "Redeemed Shares" has the meaning set forth in Section 1.3.

                  "Redeemed Shares Consideration" has the meaning set forth in
Section 1.4.

                  "Redemption" has the meaning set forth in Section 1.3.

                  "Referral Period" means the period commencing on April 20, 1999 and ending on the Contingent Shares Component Determination Date.

                  "Referral Revenue" means the sum of (i) revenue derived solely from the first project which the Company delivers to an Existing Client referred to the Company by Consulting plus (ii) New Client Referral Revenue, as finally determined on the Contingent Shares Component Determination Date. For purposes of this Agreement, business shall be deemed to be "referred" to the Company when such business is referred to the Company in a written or electronic instrument delivered to the Company.

                  "Referral Revenue Certificate" has the meaning set forth in
Section 1.8(d).

                  "Registration Rights Agreement" has the meaning set forth in
Section 7.2(i).

                  "Related Documents" means the Shareholders Agreement, the Escrow Agreement, the Employment Agreements, the Registration Rights Agreement, the Note, the Transition Services Agreement, the Mesznik Option, the Debt Contribution Agreement, the Sublease Agreement the Stock Option Plan and the Acknowledgment and Release Agreements.

                  "Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties that are Affiliates pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or issuance, sale or transfer of the Company's capital stock (other than in connection with an initial public offering)) or
(ii) all or substantially all of the Company's assets determined on a consolidated basis.

                  "Shared Property" has the meaning set forth in Section
3.13(a).

                  "Shareholder" has the meaning set forth in the caption.

                  "Shareholder Related Expenses" means all fees and expenses incurred or charged by the Shareholder's advisors, including the fees and expenses of Morrison & Foerster LLP and Deloitte & Touche LLP, in each case relating to the transactions contemplated by this Agreement and the Related Documents (including the financing of such transactions).

                  "Shareholders' Agreement" has the meaning set forth in Section 7.2(e).

                  "Shareholder Note" has the meaning set forth in Section 3.34.

                  "Stock Option Plan" has the meaning set forth in Section
7.2(f).

                  "Subject Business" has the meaning set forth in the preamble.

                  "Sublease Agreement" has the meaning set forth in Section 7.2(m).

                  "Subsidiary" of any Person means any other Person (i) whose securities having a majority of the general voting power in electing the board of directors or equivalent governing body of such other Person (excluding securities entitled to vote only upon the failure to pay dividends thereon or the occurrence of other contingencies) are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting subsidiaries or (ii) more than a 50% interest in the profits or capital of whom is, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting subsidiaries.

                  "Survival Date" means the date, if any, upon which any representation, warranty, covenant or other agreement contained herein shall terminate in accordance with the terms hereof.

                  "Tax" means any of the Taxes.

                  "Tax Affiliate" has the meaning set forth in Section 3.10(a).

                  "Tax Returns" means Federal, state, provincial, local and foreign tax returns, reports, statements, declarations of elections, notices, filings and information return in respect of Taxes.

                  "Taxes" means, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, capital and transfer, transfer, franchise, license, tax related withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, tax related fees, tax assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax, surtaxes and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity (if any) and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another Person, (B) or a member of an affiliated or combined group or (C) a contractual arrangement or otherwise.

                  "Territory" has the meaning set forth in Section 6.10(a).

                  "Third-Party Claim" has the meaning set forth in Section 8.3.

                  "Transaction Related Expenses" means all fees and expenses incurred or charged by (i) the Investor and each of its advisors, including the fees and expenses of O'Sullivan Graev & Karabell, LLP, and the Investor's Accountants, (ii) advisors to Rudy Nadilo and/or Hugh Davis, including Preston Gates & Ellis, LLP, in each case, relating to the transactions contemplated by this Agreement and the Related Documents (including the financing of such transactions)and (iii) the documented fees and expenses of the advisors to the Shareholder which relate solely to the Investor's proposed election under 338(H)(10) of the Code, not to exceed $10,000 in the aggregate.

                  "Transition Services Agreement" has the meaning set forth in
Section 7.2(l).

                  "Transition Period" has the meaning set forth in Section 6.1.

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I PURCHASE AND REDEMPTION..............................................2

   1.1    PURCHASE OF PURCHASED SHARES.........................................2
   1.2    PURCHASE PRICE FOR PURCHASED SHARES..................................3
   1.3    REDEMPTION OF REDEEMED SHARES........................................3
   1.4    PURCHASE PRICE FOR REDEEMED SHARES...................................3
   1.5    CONSIDERATION........................................................3
   1.6    DELIVERY OF PURCHASED SHARES.........................................4
   1.7    DELIVERY OF REDEEMED SHARES..........................................4
   1.8    CONTINGENT SHARES COMPONENT..........................................4
   1.9    SATISFACTION OF BONUS OBLIGATIONS....................................6

ARTICLE II CLOSING.............................................................6


ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................7

   3.1    ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.................7
   3.2    SUBSIDIARIES; INVESTMENTS............................................7
   3.3    CAPITAL STOCK........................................................7
   3.4    APPROVALS............................................................8
   3.5    AUTHORITY; NONCONTRAVENTION; CONSENTS................................8
   3.6    FINANCIAL STATEMENTS.................................................9
   3.7    ABSENCE OF UNDISCLOSED LIABILITIES...................................9
   3.8    ABSENCE OF CHANGES..................................................10
   3.9    EMPLOYMENT AGREEMENTS...............................................11
   3.10   TAX MATTERS.........................................................11
   3.11   ERISA COMPLIANCE....................................................13
   3.12   TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS..........15
   3.13   REAL PROPERTY-SHARED OR LEASED......................................15
   3.14   INTELLECTUAL PROPERTY...............................................16
   3.15   AGREEMENTS, NO DEFAULTS, ETC........................................19
   3.16   COMPLIANCE WITH LAWS................................................20
   3.17   LITIGATION, ETC.....................................................21
   3.18   [INTENTIONALLY OMITTED.]............................................21
   3.19   LABOR RELATIONS; EMPLOYEES..........................................21
   3.20   ENVIRONMENTAL MATTERS...............................................22
   3.21   CHANGE IN CONTROL...................................................22
   3.22   STATE TAKEOVER STATUTES.............................................22
   3.23   CONFLICTS OF INTEREST...............................................22
   3.24   BROKERS.............................................................22
   3.25   RELATED TRANSACTIONS................................................23
   3.26   [INTENTIONALLY OMITTED.]............................................23
   3.27   ACCOUNTS AND NOTES RECEIVABLE.......................................23
   3.28   ACCOUNTS AND NOTES PAYABLE..........................................23
   3.29   BANK ACCOUNTS; POWER OF ATTORNEY....................................23
   3.30   SUPPLIERS AND VENDORS...............................................24
   3.31   CUSTOMER RELATIONS, PROFITABILITY...................................24
   3.32   YEAR 2000...........................................................24
   3.33   [INTENTIONALLY OMITTED].............................................24
   3.34   FUNDED INDEBTEDNESS.................................................24
   3.35   HART-SCOTT-RODINO...................................................24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER..................25

   4.1    TITLE TO SHARES.....................................................25

   4.2    AUTHORITY...........................................................25
   4.3    NONCONTRAVENTION....................................................25
   4.4    CONSENTS............................................................25
   4.5    LITIGATION..........................................................26

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE INVESTOR......................26

   5.1    AUTHORITY...........................................................26
   5.2    NONCONTRAVENTION; CONSENTS..........................................26
   5.3    BROKERS.............................................................27
   5.4    HART-SCOTT-RODINO...................................................27

ARTICLE VI CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING; ADDITIONAL
AGREEMENTS....................................................................27

   6.1    AFFIRMATIVE COVENANTS OF THE COMPANY................................27
   6.2    NEGATIVE COVENANTS OF THE COMPANY...................................28
   6.3    REASONABLE EFFORTS..................................................29
   6.4    REPRESENTATIONS AND WARRANTIES......................................29
   6.5    CONSENTS............................................................30
   6.6    PUBLIC ANNOUNCEMENTS................................................30
   6.7    NEGOTIATION WITH OTHERS.............................................30
   6.8    CERTAIN TAX MATTERS.................................................30
   6.9    NOTICE OF PROSPECTIVE BREACH........................................31
   6.10   NON-COMPETE, NON-SOLICITATION, NON-DISPARAGEMENT....................31
   6.11   FURTHER ASSURANCES..................................................32
   6.12   GUARANTY............................................................33

ARTICLE VII CONDITIONS........................................................33

   7.1    CONDITIONS TO EACH PARTY'S OBLIGATIONS..............................33
   7.2    CONDITIONS TO OBLIGATIONS OF THE INVESTOR...........................33
   7.3    CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDER........36

ARTICLE VIII INDEMNIFICATION..................................................37

   8.1    INDEMNIFICATION GENERALLY; ETC......................................37
   8.2    ASSERTION OF CLAIMS.................................................39
   8.3    NOTICE AND DEFENSE OF THIRD-PARTY CLAIMS............................39
   8.4    SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................40
   8.5    NO THIRD PARTY RELIANCE.............................................40
   8.6    ASSIGNMENT OF INDEMNIFICATION RIGHTS................................41
   8.7    GENERAL RELEASE.....................................................41
   8.8    REMEDIES EXCLUSIVE..................................................41

ARTICLE IX TERMINATION; EFFECT OF TERMINATION.................................41

   9.1    TERMINATION.........................................................41
   9.2    EFFECT OF TERMINATION...............................................42

ARTICLE X MISCELLANEOUS PROVISIONS............................................43

   10.1   EXPENSES............................................................43
   10.2   AMENDMENT...........................................................43
   10.3   ENTIRE AGREEMENT....................................................43
   10.4   SEVERABILITY........................................................43
   10.5   NO THIRD-PARTY BENEFICIARIES; SUCCESSORS AND ASSIGNS................43
   10.6   HEADINGS............................................................44
   10.7   NOTICES.............................................................44
   10.8   COUNTERPARTS........................................................45
   10.9   GOVERNING LAW.......................................................45
   10.10     INCORPORATION OF EXHIBITS AND SCHEDULES..........................46

   10.11     CONSTRUCTION.....................................................46
   10.12     NON-MERGER OF REPRESENTATIONS AND WARRANTIES.....................46
   10.13     REMEDIES.........................................................46
   10.14     JURISDICTION, ETC................................................46
   10.15     WAIVER OF JURY TRIAL.............................................47

                               List of Attachments
                               -------------------

Schedules
---------
Schedule 3.1                     -   Qualifications; Foreign Corporations
Schedule 3.2                     -   Subsidiaries; Investments
Schedule 3.3                     -   Capital Stock
Schedule 3.5(b)                  -   Non contravention
Schedule 3.5(d)                  -   Consents
Schedule 3.6(b)                  -   Financial Statements
Schedule 3.7                     -   Liabilities
Schedule 3.8                     -   Absence of Change
Schedule 3.9                     -   Employment Agreements
Schedule 3.10                    -   Tax Matters
Schedule 3.11                    -   ERISA Compliance
Schedule 3.12                    -   Intellectual Property Rights
Schedule 3.13                    -   Real Property - Shared or Leased
Schedule 3.14                    -   Intellectual Property
Schedule 3.15                    -   Agreements, No Defaults, Etc.
Schedule 3.16                    -   Compliance with Laws
Schedule 3.17                    -   Litigation
Schedule 3.19                    -   Labor Relations; Employees
Schedule 3.21                    -   Change in Control
Schedule 3.24                    -   Brokers
Schedule 3.25                    -   Related Transactions
Schedule 3.27                    -   Accounts and Notes Receivables
Schedule 3.29                    -   Bank Accounts; Powers of Attorney
Schedule 4.1                     -   Title to Shares
Schedule 4.4                     -   Consents

Exhibits
--------
Exhibit A                        -   Form of Escrow Agreement
Exhibit B-1                      -   Form of Nadilo Employment Agreement
Exhibit B-2                      -   Form of Davis Employment Agreement
Exhibit C                        -   Form of Shareholders' Agreement
Exhibit D                        -   Form of Stock Option Plan
Exhibit E                        -   Form of Registration Rights Agreement
Exhibit F                        -   Form of Promissory Note
Exhibit G                        -   Form of Debt Contribution Agreement
Exhibit H                        -   Form of Transition Services Agreement
Exhibit I                        -   Form of Sublease Agreement
Exhibit J-1                      -   Form of Mesznik Option Agreement
Exhibit K                        -   Form of Amended Charter
Exhibit L                        -   Form of Employee Acknowledgment and Release

Schedule 1.8- Referral Revenue
------------------------------

         None.

Schedule 3.1 - Organization; Good Standing; Qualification and Power.
-------------------------------------------------------------------

         The Company is qualified to do business in California, Illinois and Missouri.

Schedule 3.2 - Subsidiaries; Investments.
----------------------------------------

         Not applicable.

Schedule 3.3 -Capital Stock.
---------------------------

         None, except as contemplated by the Stock Purchase and Redemption Agreement and the Related Documents.

Schedule 3.5 - Authority; Noncontravention; Consents.
----------------------------------------------------

(b) Consent to the transactions contemplated by the Stock Purchase and Redemption Agreement and Related Documents by the lessor under the Company's San Francisco office lease is required, including delivery of 30 days' notice of a proposed assignment.

(d) 1. In order for the Company's assets to be free of Encumbrances upon completion of the transactions contemplated by this Agreement and the Related Documents, the lien of Fleet Bank Securing the Company's guaranty of Consulting's indebtedness to Fleet Bank must be removed at Closing and the Company must be released from the guaranty.

     2. Consent to the transactions contemplated by the Stock Purchase and Redemption Agreement and Related Documents by the lessor under the Company's San Francisco office lease is required, including delivery of 30 days' notice of a proposed assignment.

Schedule 3.6(b)- Financial Statements.
-------------------------------------

         (i) Set forth below are instances in which the Company's financial statements have not been prepared in a manner which is consistent with past practice:

         1997
         ----

         1. Certain of the Company's operating expenses were paid by Consulting. Such expenses were recorded as "due from the Company" in Consulting's general ledger and "due to Consulting" in general ledger of the Company. Certain of these expenses reflect allocations of shared services and facilities, including, but not limited to rent, insurance, supplies, overhead and general expenses;

         2. Certain employees/departments of Consulting performed services on behalf of the Company for part or all of year. These expenses were recorded as expenses of Consulting with no corresponding entry in the general ledger of the Company;

         3. Certain Consulting assets were utilized by the Company with no expense recorded on the general ledger of the Company;

         4. No general ledger entries made for accrued wages and accrued vacation;

         5.   Insurance coverage provided under Consulting umbrella;

         6. No interest expense recorded for officer loans, advances from Consulting or other mounts paid by Consulting to fund the Company's operations;

         7.   No bad debt reserve recorded; and

         8. No state sales, use, income or corporate tax expenses recorded except for Connecticut.

         1998
         ----

         1. Certain of the Company's operating expenses were paid by Consulting. Such expenses were recorded as "due from the Company" in Consulting's general ledger and "due to Consulting" in the Company's general ledger. Certain of these expenses reflect allocations of shared services and facilities, including, but not limited to rent, insurance, supplies, overhead and general expenses;

         2. Certain employees/departments of Consulting performed services on behalf of the Company for part or all of the year. These expenses were recorded as expenses of Consulting with no corresponding entry in the Company's general ledger;

         3. Certain Consulting assets were utilized by the Company with no expense recorded on the general ledger of the Company;

         4. No general ledger entries made for accrued vacation, commissions, or amounts due iGain;

         5.   Insurance coverage provided under Consulting umbrella;

         6. No interest expense recorded for advance from Consulting or other amounts paid by Consulting to fund the Company's operations;

         7. No bad debt reserve recorded due to historical collection experience;

         8.   No foreign sales or corporate tax liability recorded; and

         9. In June 1998, the Company entered into a one year mainframe contract which was recorded as a fixed asset rather than being expensed. The book value of the asset as of March 31, 1999 was $5,686.20.

         Three-month period ended March 31, 1999
         ---------------------------------------

         1. Certain departments of Consulting performed services on behalf of the Company. These expenses were recorded as expenses of Consulting with no corresponding entry in the general ledger of the Company. Certain of these expenses reflect allocations of shared services, including, but not limited to rent, insurance, supplies, overhead and general expenses;

         2. Certain Consulting assets were utilized by the Company with no expense recorded on the general ledger of the Company;

         3. No general ledger entries were made for accrued vacation and commissions;

         4.   Insurance coverage was provided under Consulting umbrella;

         5. No interest expense was recorded for officer loan, advance from Consulting or other amounts paid by Consulting to fund the Company's operations;

         6.   No bad debt reserve recorded;

         7.   No foreign sales or corporate tax liability recorded;

         8.   Amount due to iGain reflected in accounts payable;

         9. No accounts for bonus payments to be made in connections with the transactions contemplated by this Agreement or the Related Documents; and

         10. Amounts due to Consulting and to officer loans have been reclassified to additional paid in capital.

         11. The Company typically has capitalized a portion of data base costs as of December 31st in connection with preparation of compiled financial statements. Accordingly, the balance sheet as of March 31, 1999 does not reflect certain of such capitalized costs.

       (iii) The following are potential departures from GAAP methods or compliance therewith:

              The Company's depreciation expense has been computed on the Tax basis.

              The Company uses the Direct Write-off method for recognizing Bad Debts.

              The Company's revenue recognition policy is:

              For Syndicated Contracts - 50% of the contract revenue is
                  recognized at signing, and 50% of the revenue is recognized monthly over the life of the contract.

              For Custom projects - 20% of the contract revenue is recognized at signing, with the balance recognized ratably over the number of months remaining in the contract. For contracts which are 2 months in duration or less, 70% of the contract revenue is recognized in the first month, and 30% in the second month of the contract.

              The Company accounts for database and internet programming costs in accordance with SOP 98-1 Accounting for the Costs of Computer Software Developed or Obtained for Internal Use as issued by the AICPA.

Schedule 3.7 - Absence of Undisclosed Liabilities.
-------------------------------------------------

              The Company has incurred the following Liabilities since either the Latest Balance Sheet or the Latest Compiled Balance Sheet:

              Vacation accruals

              Sales commission arrears (1 month)

              401K payment accruals

              State sales Taxes (See Schedule 3.10)

              Bonus accruals for Rudy Nadilo, Hugh Davis, Steve Cook, Paul
                  Jacobson and Tom Kruger.

              No  reserves of any type have been established

              CyberGold claim (See Schedules 3.14 and 3.17)

              Invoice to I-Gain in the amount of $46,913.50 which was paid on
                  April 1,1999

Schedule 3.8 - Absence of Changes.
---------------------------------

              Sincethe Latest Compiled Balance Sheet Date the following items represent deviations from the Company's ordinary course of business operations (each subsection corresponds to the subsection of Section 3.8 of the Agreement):

         (h) The Shareholder has verbally agreed to make bonus payments to Rudy Nadilo, Hugh Davis, Steve Cook, Paul Jacobson and Tom Kruger upon completion of transactions contemplated by the Agreement. These payments will be satisfied by the Company at Closing and shall not exceed as $3,260,000 in the aggregate, $1,010,000 of which shall be satisfied prior to Closing.

         (i) The Shareholder has verbally agreed to make bonus payments to Rudy Nadilo, Hugh Davis, Steve Cook, Paul Jacobson and Tom Kruger upon completion of transactions contemplated by the Agreement. These payments will be satisfied by the Company at Closing and shall not exceed as $3,260,000 in the aggregate, $1,010,000 of which shall be satisfied prior to Closing.

         (j) The Shareholder has verbally agreed to make bonus payments to Rudy Nadilo, Hugh Davis, Steve Cook, Paul Jacobson and Tom Kruger upon completion of transactions contemplated by the Agreement. These payments will be satisfied by the Company at Closing and shall not exceed as $3,260,000 in the aggregate, $1,010,000 of which shall be satisfied prior to Closing.

              Contribution of capital by the Shareholder to the Company to fund bonus payments.

              Amounts due to Consulting and to officer loans have been reclassified to additional paid in capital.

              Issuance of Demand Note payable to the Shareholder in the principal amount of $10,000.

              Contribution to capital by the Shareholder on April 15, 1999 to fund the Company's working capital requirements.

         (k) The Company typically has capitalized a portion of data base costs as of December 31st in connection with preparation of compiled financial statements. Accordingly, the balance sheet as of March 31, 1999 does not reflect certain of such capitalized costs.

         (n) The employment of Sue Hines by the Company, director of syndicated production, has ceased.

Schedule 3.9 - Employment Agreements.
------------------------------------

         The Company has entered into employment agreements with the following persons:

              Rudy Nadilo (written)

              Hugh Davis (verbal)

         The Company has a verbal consulting agreement with the following person:

              R. Stuart Gross

         The Company will pay bonuses to the following persons upon Closing:

              Rudy Nadilo
              Hugh Davis
              Steve Cook
              Paul Jacobsen
              Tom Kruger

         The Company has offer letters embodying employment terms with:

              Alistair Bruce
              Chris Hlavatovic
              Diane Gerold
              Tim Menzia
              Michael Cox
              Clint Klein

         Belowis a list of the bonuses payable to each person who will receive monies in connection with the completion of the transactions contemplated by the Agreement:

         Rudy Nadilo -              $2,250,000

         Hugh Davis -               $750,000

         Steve Cook -               $125,000

         Paul Jacobson -  $125,000

         Tom Kruger -               $10,000

Schedule 3.10 - Tax Matters.
---------------------------

(a)(i) & (ii)     (1) The Company has engaged in certain new activities in 1998 which would require the filing of an income tax return in Illinois. This return was not extended and is in the process of being prepared.

                  (2) The Company has engaged in certain new activities in 1998 which may require the filing of an income tax return in Virginia. The determination as to whether a filing requirement exists has not yet been made. This return was not extended.

                  (3) The Company has engaged in certain new activities in 1999 which may require the filing of an income tax return in Missouri. The determination as to whether a filing requirement exists has not yet been made.

                  (4) In accordance with industry standards, the Company has historically not collected or remitted sales tax in any state tax jurisdiction. Accordingly, no state sales tax returns have been filed.

                  (5) As a result of the conversion to a new payroll service provider in the second quarter of 1998, the Company did not meet its quarterly payroll filing requirement with the Internal Revenue Service. The Company is in the process of filing the required form(s). The related withholding taxes were remitted.

(c)(ii)(A)        (1) No provision for deferred federal Income Taxes has been made on the Latest Balance sheet and the Latest Compiled Balance Sheet, and the Books and Records of the Company. Due to the flow-through nature of the S Corporation, no entity level tax is imposed for federal purposes. The tax related to the net income of the S Corporation is born by the shareholder.

                  (2) There is an entity level tax imposed on S corporations by
                      California, Connecticut and Illinois. No provision for deferred state Income Taxes has been made on the Latest Balance sheet and the Latest Compiled Balance Sheet, and the Books and Records of the Company.

(c)(ii)(B)        (1) NO provision for deferred federal Income Taxes has been made on the Books and Records of the Company for periods beginning on or after the Latest Balance Sheet Date and the Latest Compiled Balance Sheet, including for Taxes incurred as a result of or in connection with the transactions contemplated hereby. Due to the flow-through nature of the S Corporation, no entity level tax is imposed for federal purposes. The tax related to the net income of the S Corporation is born by the shareholder.

                  (2) There is an entity level tax imposed on S corporations by
                      California, Connecticut and Illinois. No provision for deferred state Income Taxes has been made on the Books and Records of the Company for periods beginning on or after the Latest Balance Sheet Date and the Latest Compiled Balance Sheet, including for Taxes incurred as a result of or in connection with the transactions contemplated hereby.

(c)(v)            (1) See disclosure for Section (a)(ii)(5) above.

Schedule 3.11 (a) - ERISA Compliance.
------------------------------------

         The Company has the following employee plans:

401(k) plan: non-matching. This is a prototype plan which is administered by Kissel, Kneale and Tobin.

Comprehensive group medical and dental insurance (including short term disability). The policy is held by Consulting, and the Company's employees will not be covered as of Closing.

Workers' and unemployment compensation. The policy is underwritten by Traveler's for Consulting, and the Company's employees will not be covered as of Closing.

Life and accidental death and dismemberment insurance. The policy is held by Consulting, and the Company's employees will not be covered as of Closing.

Section 125 Plan.  This is a prototype plan administered by the Company.

Schedule 3.12 - Title to Assets, Properties and Rights and Related Matters.
--------------------------------------------------------------------------

         All of the Company's assets are covered by a lien in favor of Fleet
              Bank pursuant to a Line of Credit. (See Schedule 3.5)

         The Company leases computer network infrastructure from Equilease
              Financial Service pursuant to a lease dated July 29, 1998, and has granted a security interest in such infrastructure to the lessor. The lessor requires maintenance of certain levels of insurance, which Consulting fulfilled by naming lessor as an additional insured on its general liability policy.

         The Company leases computer network infrastructure from Colonial
              Pacific Corporation pursuant to a lease dated June 21, 1998, and has granted a security interest in such infrastructure to the lessor. The lessor requires maintenance of certain levels of insurance, which Consulting fulfilled by naming lessor as an additional insured on its general liability policy.

Schedule 3.13 - Real Property Owned or Leased.
---------------------------------------------

         (a) The Company leases 803 square feet of office space at 116 New Montgomery Street, Suite 220, San Francisco, CA 94105, from 116 New Montgomery Associates, LLC ("Landlord"). Such lease requires that the Company provide Landlord with 30 days written notice prior to a change of control (as defined therein) of the tenant, and also requires the Company to qualify to do business in the State of California within 60 days of lease execution; the Company is seeking a waiver of these requirements.

         The Company shares office space with Consulting at 274 Riverside Avenue, Westport, Connecticut ("Westport Premises") which is leased from 274 Riverside Associates, L.L.C.

         (b) (v) Strategic Focus, Inc ("SFI") uses conference room space at the Westport Premises.

              (vi) Strategic Focus, Inc ("SFI") uses conference room space at the Westport Premises.

Schedule 3.14 - Intellectual Property.
-------------------------------------

(b)  PATENTS

FocusChat (patent pending)
Mindstorm (patent pending)
NetTap (patent in development for filing)

TRADEMARKS

Digital Consumer
Digital Voter
FieldSource
FocusChat
Interactive Insights
Mindstorm
NetReach
NetTap
Research Revolution
Vets & Pets Syndicated Services
What They're Thinking Online
Dragon
Goose
NetCatch
Tradeshow Tracker

Domain Names

greenfieldonline.com
greenfieldcentral.com
surveycenter.com
tradeshowtracker.com
iquestion.com

Custom Software

FocusChat
Mindstorm
NetTap

Survey Wizard
iQuestion

SOFTWARE LICENSE AGREEMENT

The Company licenses eShare Technologies' expression chat engine to run the FocusChat product (2-year license).

(b) The following Persons have been granted rights to use the Company's Intellectual Property Rights:

Strategic Focus, Inc. licenses rights to Focus Chat software.

(d) The Company's users of Microsoft software may exceed the permitted number of users under the Company's seat license.

(e) The Company has received the following infringement claims:

CyberGold claim

The Company has received letters dated December 5, 1998 and February 8, 1999, from CyberGold, Inc. and its attorneys, respectively, alleging that Company's process of rewarding computer users for paying attention to "negatively priced" information distributed over a computer network infringes on United States Patent No. 5,794,210, titled "Attention Brokerage" issued to CyberGold, Inc.

(g) All custom software/patents or patents pending are inventions of Hugh Davis, an employee of the Company, and all rights have been transferred to the Company.

Schedule 3.15 -Agreements, No Defaults, Etc.

         (a)  The Company is a party to the following agreements:

         (i)  See Contracts set forth in Schedule 3.9

         (ii) Agreements with iGain, Strategic Focus, Inc. ("SFI") and
              Consulting

              Officer loans payable to Andrew Greenfield and amounts due to Consulting.

              Issuance of a Demand Note payable to the Shareholder in the principal amount of $10,000.

         (iv) Fleet Bank - Line of Credit: The Company is a guarantor.

         (viii) The Company is working pursuant to an unexecuted contract with Forrester Research, Inc. which prevents the Company from: supplying custom quantitative research data or services to, or entering into a research partnership with, the parties named therein; and competing, either singly or with a partner, against certain Forrester studies described therein. The Company will also consult with Forrester as to the potential conflict with any studies proposed by Consulting that could compete with the Forrester studies named therein.

              The Company, pursuant to an executed term sheet with Network Event Theatre, Inc. ("NET"), may not use NET's Pulsefinder market research service or website to directly aid a competitor of NET, nor solicit the employees of NET.

              The Company, pursuant to a pending contract with FSA International, Inc. ("FSA"), may not use any aspect of the relationship created thereby to aid a competitor of FSA, nor solicit the employees of FSA.

              The Company, pursuant to an executed contract with Value Added Interaction, Inc. ("VAI"), may not use any aspect of the relationship created thereby to aid a competitor of VAI, nor solicit the employees of VAI.

              The Company, pursuant to a pending contract with A.C. Nielsen International, Inc. ("ACN"), may not use any aspect of the relationship created thereby to aid a competitor of ACN, nor solicit the employees of ACN.

              The Company, pursuant to a pending contract with Survey Sampling, Inc. ("SSI"), may not use any aspect of the relationship created thereby to aid a competitor of SSI, nor solicit the employees of SSI.

              In addition, the Company has entered into non-disclosure agreements with the foregoing parties and others.

         (ix) (a) The Company leases computer network infrastructure from Equilease Financial Service pursuant to a lease dated July 29, 1998. The lessor requires maintenance of certain levels of insurance, which Consulting fulfilled by naming lessor as an additional insured on its general liability policy.

              The Company leases computer network infrastructure from Colonial Pacific Corporation pursuant to a lease dated June 21, 1998. The lessor requires maintenance of certain levels of insurance, which Consulting fulfilled by naming lessor as an additional insured on its general liability policy.

              (b) The Company leases two Minolta copiers from Fidelity Leasing at a rate of $742 per month for a term of 30 months commencing September 1998.

              The Company leases two Dell computers from Sanwa Leasing Corporation at a rate of $1,393 per month for a term of 36 months commencing June 1997. The lease incorrectly identifies Consulting as the Lessee.

         (x) The following is a list of all work in process as of March 31, 1999:

--------------------------------------------------------------------------------
Job ID                        Amount                    Job Description
--------------------------------------------------------------------------------
00199XRXD                     -22,500.00                Xerox
00299CWPD                     -16,364.00                Carter Products
01699BRID                     -3,668.00                 Brittain Assoc
02099LIZSD                    -21,150.00                Liz Claiborne
02599QUAD                     -9,750.00                 Quaker
--------------------------------------------------------------------------------
02899DSCD                     -4,500.00                 Novus Services
--------------------------------------------------------------------------------
04399P&GD                     -6,000.00                 Proctor & Gamble
--------------------------------------------------------------------------------
04499COMD                     8,000.00                  Columbia House
--------------------------------------------------------------------------------
04799UNMD                     -7,000.00                 Unimark
--------------------------------------------------------------------------------
04899CUPD                     -4,000.00                 Cliff Freeman
--------------------------------------------------------------------------------
05099LIND                     -2,700.00                 Lincoln Snacks
--------------------------------------------------------------------------------
05299MESD                     -3,000.00                 MES Consulting
--------------------------------------------------------------------------------
05499ASID                     -3,300.00                 ASI
--------------------------------------------------------------------------------
05999AMXD                     -11,000.00                American Express
--------------------------------------------------------------------------------
06199FIDD                     -6,950.00                 Fidelity
--------------------------------------------------------------------------------
06299TCID                     -29,200.00                Ted Chin
--------------------------------------------------------------------------------
06799CPQD                     -5,00.00                  Compaq
--------------------------------------------------------------------------------
06999EASD                     -5,500.00                 Easter Seals
--------------------------------------------------------------------------------
07099AMXD                     -3,000.00                 American Express
--------------------------------------------------------------------------------
07199AMXD                     -16,500.00                American Express
--------------------------------------------------------------------------------
07499SRSD                     -4,500.00                 Sears
--------------------------------------------------------------------------------
07599CHSD                     -3,500.00                 Chase Manhattan
--------------------------------------------------------------------------------
07699BOZD                     -7,000.00                 Bozell
--------------------------------------------------------------------------------
07799SHID                     -27,000.00                Citibank
--------------------------------------------------------------------------------
07999SHID                     -5,000.00                 Shandwick
--------------------------------------------------------------------------------
08099SPRD                     -2,500.00                 Sprint PCS
--------------------------------------------------------------------------------
08229CRRD                     -10,000.00                Cooper Roberts
--------------------------------------------------------------------------------
08399DDCD                     -25,000.00                Data Development
--------------------------------------------------------------------------------
08499MULD                     -3,500.00                 Mullen AD
--------------------------------------------------------------------------------
08599AIRD                     -17,500.00                Airtouch Cellular
--------------------------------------------------------------------------------
08699LEVD                     -5,500.00                 Unilever
--------------------------------------------------------------------------------
08798YARD                     -19,800.00                Young & Rubicam
--------------------------------------------------------------------------------
08899EHPD                     -4,500.00                 West Hill
--------------------------------------------------------------------------------
08999WHPD                     -10,000.00                Data Development
--------------------------------------------------------------------------------
19098XEXD                     -8,000.00                 Xerox
--------------------------------------------------------------------------------
26898RALD                     -78,695.00                Ralston Purina
--------------------------------------------------------------------------------
28598RALD                     -200.00                   Intel
--------------------------------------------------------------------------------
29798ABBO                     -19,091.19                Abbott Labs
--------------------------------------------------------------------------------
30798SPRD                     -13,500.00                Sprint
--------------------------------------------------------------------------------
31198BFBD                     -10,000.00                Brown Forman Bev
--------------------------------------------------------------------------------
32598SPRD                     -15,002.00                Sprint
--------------------------------------------------------------------------------
32698MRLD                     -22,500.00                Merial
--------------------------------------------------------------------------------

              The Company has committed to host a conference in San Diego in September 1999 which is expected to cost $225,000. To date the Company has paid $15,000.

              See Schedule 3.13 for a description of the Company's real property leases.

         (b) Pursuant to the terms of its San Francisco office lease, the Company was required to be qualified to conduct business in the State of California within 60 days of execution of such lease. The Company did not fulfill this requirement.

Schedule 3.16 - Compliance with Laws.

         No state sales, use, income or corporate tax expenses have been recorded except for Connecticut. (See Schedule 3.10(a)(i)and(ii) which is incorporated into this Schedule 3.16 by reference as if stated herein in its entirety.)

Schedule 3.17 - Litigation, Etc.

         The following claim has been threatened against the Company:

         The Company has received letters dated December 5, 1998 and February
             8, 1999, from CyberGold, Inc. and its attorneys, respectively, alleging that the Company's process of rewarding computer users for paying attention to "negatively priced" information distributed over a computer network infringes on United States Patent No. 5,794,210, titled "Attention Brokerage" issued to CyberGold, Inc.

         Schedule 3.19 - Labor Relations; Employees.
         ------------------------------------------

         (a)(vi) The Company's Books and Records do not reflect the following accruals:

              The Company has not accrued bonus payments contingent upon Closing, bonus vacation, sales commissions or 401k payments payable to date.

         (b) The following is a list of each employee, along with their current base salaries and wage rates.

                                 Name                      Current Base Salary
                                 ----                      -------------------

Rudy Nadilo                                                       $200,000
Stephen Cook                                                       120,000
Susan Rosovsky                                                      95,000
Leigh-Brindeland Bell                                               90,000
Hugh Davis                                                          90,000
Alastair Bruce                                                      90,000
Diane Gerold                                                       100,000
Susan Hines                                                         88,000
Margot Turk                                                         90,000
Ellen Guion                                                         85,000

         The transactions contemplated under the Agreement will result in bonus payments to Rudy Nadilo, Hugh Davis, Steve Cook, Paul Jacobson and Tom Kruger. See Schedule 3.9.

         (c) The transactions contemplated under the Agreement will result in bonus payments to Rudy Nadilo, Hugh Davis, Steve Cook, Patti Jacobson and Tom Kruger. See Schedule 3.9.

Schedule 3.21 - Change in Control.
---------------------------------

         Upon the completion of the transactions contemplated by the Stock
              Purchase and Redemption Agreement and the Related Documents, Rudy Nadilo, Hugh Davis, Steve Cook, Paul Jacobson and Tom Kruger will receive certain bonus payments. See Schedule 3.9.

Schedule 3.24 - Brokers.
-----------------------

         The following brokers have been employed in connection with the
Agreement:

         Deloitte & Touche LLP

Schedule 3.25 - Related Transactions
------------------------------------

         The Company has Contracts with the following affiliates:

         1997 and 1998 loans from Shareholder and Consulting to the Company.

         Issuance of Demand Note payable to the Shareholder in the principal amount of $10,000.

         Hugh Davis' interest in iGain, Inc. ("iGain").

         The Company maintains service and trade relationships with four related parties as set forth below. Three of these parties are related by common ownership positions held by the Shareholder, with the fourth controlled by a related party business partner of the Shareholder.

         1.   Consulting

         Consulting provides qualitative marketing research services and is entirely owned by the Shareholder. Consulting and the Company are headquartered within the same leased building in Westport, Connecticut, and share certain overhead personnel in IT, finance and administrative positions.

         2.   SFI

         SFI is entirely owned by the Shareholder and leases specialized facility space used to host focus groups primarily employing Consulting moderators. The Company utilizes SFI's facilities in connection with its FocusChatTM product line.

         3.   iGain

         iGain, which is 50 percent owned by the Shareholder, provides fulfillment services relating to online payments, iGain provides services to the Company on an exclusive basis in connection with the payment of survey incentive awards.

         4.   Imperium Solutions ("Imperium")

         Imperium provides software programming and development services to the Company, and is one of the Company's largest vendors as measured by invoiced billings. Imperium is controlled by the Shareholder's partner in iGain.

         The Company is a guarantor on a line of credit issued by Fleet Bank for Consulting.

Schedule 3.27- Accounts and Notes Receivable.



         Attached hereto is a complete aging schedule of all of the Company's accounts receivable as of the date of the Agreement

Greenfield Online Aged Receivables As
of Mar 31, 1999

                          Invoice
Customer ID                 No.         0-30          31-60        61-90       Over 90 days    Amount Due       Date           Age
ABBOTT LABORATORIES         1491       12,550.00                                                12,550.00     3/29/1999          2

ABBOTT LABORATORIES                    12,550.00                                                12,550.00

AC NIELSEN                  1312                                    1,500.00                     1,500.00                       90

                            1330                                    4,002.00                     4,002.00                       90

                            1374                                   10,000.00                    10,000.00     1/19/1999         71

                            1383                                    1,993.00                     1,993.00     1/21/1999         69

AC NIELSEN                                                         17,500.00                    17,500.00

AIRTOUCH CELLULAR           1502       15,000.00                                                15,000.00     3/31/1999

AIRTOUCH CELLULAR                      15,000.00                                                15,000.00

AMERICAN EXPRESS            1456       18,700.00                                                18,700.00     3/10/1999         21

                            1475       13,000.00                                                13,000.00     3/22/1999          9

                            1474        9,340.00                                                 9,340.00     3/22/1999          9

AMERICAN EXPRESS                       41,040.00                                                41,040.00

BOZELL                      1305                                                   11,673.00    11,673.00                    121

                            1417                       5,827.00                                  5,827.00     2/22/1999         37

                            1489       15,300.00                                                15,300.00     3/29/1999          2

BOZELL                                 15,300.00       5,827.00                    11,673.00    32,800.00

Greenfield Online Aged Receivables As
of Mar 31, 1999

                          Invoice
Customer ID                 No.         0-30          31-60        61-90       Over 90 days    Amount Due       Date           Age
BRITTAIN ASSOCIATES         1421                      11,000.00                                 11,000.00     2/19/1999         40

BRITTAIN ASSOCIATES                                   11,000.00                                 11,000.00

CAMPOS                      1481       14,750.00                                                14,750.00     3/24/1999          7

CAMPOS                                 14,750.00                                                14,750.00

CHASE MANHATTAN MORT        1490        6,700.00                                                 6,700.00     3/31/1999

CHASE MANHATTAN MORT                    6,700.00                                                 6,700.00

CITIBANK                    1395                                    5,003.00                     5,003.00     1/28/1999         62

                            1444       69,300.00                                                69,300.00     3/4/1999          27

                            1486       36,000.00                                                36,000.00     3/26/1999          5

CITIBANK                              105,300.00                    3,003.00                   110,303.00

CLIFF FREEMAN               1423                       8,450.00                                  8,450.00     2/16/1999         43

CLIFF FREEMAN                                          8,450.00                                  8,450.00

COMPAQ COMPUTER CORP        1487       13,300.00                                                13,300.00     3/26/1999          5

COMPAQ COMPUTER CORP                   13,300.00                                                13,300.00

COOPER-ROBERTS RESEA       1409-R       6,670.00                                                 6,670.00     3/3/1999          28

                            1479        3,330.00                                                 3,330.00     3/24/1999          7

                            1496       12,000.00                                                12,000.00     3/30/1999          1

Greenfield Online Aged Receivables As
of Mar 31, 1999

                          Invoice
Customer ID                 No.         0-30          31-60        61-90       Over 90 days    Amount Due       Date           Age
COOPER-ROBERTS RESEA                   22,000.00                                                22,000.00

CRYPTOLOGIC                 1374                                                    2,380.00     2,380.00                     91

                            1382                                      105                          105        1/20/1999         70

CRYPTOLOGIC                                                           105           2,380.00     2,485.00

DATA DEVELOPMENT COR        1495       26,700.00                                                26,700.00     3/30/1999          1

                            1501       11,700.00                                                11,700.00     3/31/1999

DATA DEVELOPMENT COR                   38,400.00                                                38,400.00

DATAMONITOR                 1361                                   25,013.00                    25,013.00     1/8/1999          82

                                                                   25,013.00                    25,013.00

DOUBLEDAY DIRECT            1472       20,000.00                                                20,000.00     3/18/1999         13

                            1476        9,250.00                                                 9,250.00     3/24/1999          7

                            1494        8,000.00                                                 8,000.00     3/30/1999          1

DOUBLEDAY DIRECT                       37,250.00                                                37,250.00

DYG, INC.                   1379                                    9,672.00                     9,672.00     1/19/1999         71

                            1448        4,828.00                                                 4,828.00     3/3/1999          28

DYG, INC.                               4,828.00                    9,672.00                    14,500.00

EASTER SEALS                1473       11,670.00                                                11,670.00     3/18/1999         13

Greenfield Online Aged Receivables As
of Mar 31, 1999

                          Invoice
Customer ID                 No.         0-30          31-60        61-90       Over 90 days    Amount Due       Date           Age
EASTER SEALS                           11,670.00                                                11,670.00

EGUARD                      1432                       7,244.00                                  7,244.00     2/22/1999         37

                            1500        5,000.00                                                 5,000.00     3/31/1999

EGUARD                                  5,000.00       7,244.00                                 12,244.00

FIDELITY INVESTMENTS        1485       18,000.00                                                18,000.00     3/29/1999          2

FIDELITY INVESTMENTS                   18,000.00                                                18,000.00

FORRESTER RESEARCH          1397                                   40,000.00                    40,000.00     1/29/1999         61

                            1424                       3,335.00                                  3,335.00     2/22/1999         37

                            1418                         750                                       750        2/22/1999         37

                            1464        2,600.00                                                 2,600.00     3/12/1999         19

                            1467        1,665.00                                                 1,665.00     3/16/1999         15

                            1478        1,300.00                                                 1,300.00     3/24/1999          7

FORRESTER RESEARCH                      5,565.00       4,085.00    40,000.00                    49,650.00

GREY ADVERTISING          1483-RV       2,800.00                                                 2,800.00     3/30/1999          1

GREY ADVERTISING                        2,800.00                                                 2,800.00

HEWLETT PACKARD             1440                       7,070.00                                  7,070.00     2/26/1999         33

HEWLETT PACKARD                                        7,070.00                                  7,070.00

Greenfield Online Aged Receivables As
of Mar 31, 1999

                          Invoice
Customer ID                 No.         0-30          31-60        61-90       Over 90 days    Amount Due       Date           Age
INTERBRAND                  1404                       8,338.00                                  8,338.00     2/5/1999          54

                            1468        5,162.00                                                 5,162.00     3/16/1999         15

INTERBRAND                              5,162.00       8,338.00                                 13,500.00

JD POWER & ASSOCIATE        1453        2,500.00                                                 2,500.00     3/8/1999          23

JD POWER & ASSOCIATE                    2,500.00                                                 2,500.00

JOTTER TECHNOLOGIES         1435                       7,850.59                                  7,850.59     2/26/1999         33

JOTTER TECHNOLOGIES                                    7,850.59                                  7,850.59

LINCOLN SNACKS CO.          1443        8,470.00                                                 8,470.00     3/2/1999          29

LINCOLN SNACKS CO.                      8,470.00                                                 8,470.00

LIZ CLAIBORNE               1406                      10,575.00                                 10,575.00     2/18/1999         41

LIZ CLAIBORNE                                         10,575.00                                 10,575.00

MARKETING CORPORATION       1384                                    4,400.00                     4,400.00     1/22/1999         68

                            1480        2,200.00                                                 2,200.00     3/24/1999          7

MARKETING CORPORATION                   2,200.00                    4,400.00                     6,600.00

MES CONSULTING              1445       13,340.00                                                13,340.00     3/2/1999          29

MES CONSULTING                         13,340.00                                                13,340.00

MICRON ELECTRONICS I        1482        1,500.00                                                 1,500.00     3/24/1999          7

Greenfield Online Aged Receivables As
of Mar 31, 1999

                          Invoice
Customer ID                 No.         0-30          31-60        61-90       Over 90 days    Amount Due       Date           Age
MICRON ELECTRONICS I                    1,500.00                                                 1,500.00

MICROSOFT                   1465        9,590.00                                                 9,590.00     3/16/1999         15

MICROSOFT                               9,590.00                                                 9,590.00     3/30/1999          1

MULLEN ADVERTISING          1497        9,000.00                                                 9,000.00     3/30/1999          1

MULLEN ADVERTISING                      9,000.00                                                 9,000.00

ORLANDO                     1399                                    7,816.00                     7,816.00     1/29/1999         61

ORLANDO                                                             7,816.00                     7,816.00

RALSTON PURINA
314/982-3440                1446        7,250.00                                                 7,250.00     3/3/1999          28

                            1484        9,375.00                                                 9,375.00     3/24/1999          7

RALSTON PURINA                         16,625.00                                                16,625.00

RESEARCH SPECTRUM           1243                                                    5,000.00     5,000.00                      154

RESEARCH SPECTRUM                                                                   5,000.00     5,000.00

SEARS ROEBUCK & CO.         1488       13,000.00                                                13,000.00     3/29/1999          2

SEARS ROEBUCK & CO.                    13,000.00                                                13,000.00

SHANDWICK INTERNATIONAL     1439                       4,000.00                                  4,000.00     2/26/1999         33

                            1469        6,000.00                                                 6,000.00     3/18/1999         13

                            1492       10,000.00                                                10,000.00     3/30/1999          1

Greenfield Online Aged Receivables As
of Mar 31, 1999

                          Invoice
Customer ID                 No.         0-30          31-60        61-90       Over 90 days    Amount Due       Date           Age
SHANDWICK INTERNATIONAL                16,000.00       4,000.00                                 20,000.00

SNET                        1299                                                      500          500                         126

                            1437                       6,670.00                                  6,670.00     2/26/1999         33

SNET                                                   6,670.00                       500        7,170.00

SPRINT                      1461        3,600.00                                                 3,600.00     3/12/1999         19

SPRINT                                  3,600.00                                                 3,600.00

SPRINT SPECTRUM PCS         1493        8,300.00                                                 8,300.00     3/30/1999          1

SPRINT SPECTRUM PCS                     8,300.00                                                 8,300.00

STARBUCKS                   1415                       9,333.00                                  9,333.00     2/16/1999         43

STARBUCKS                                              9,333.00                                  9,333.00

STRATEGIC FOCUS INC.        1462          500                                                      500        3/11/1999         20

                            1463          500                                                      500        3/11/1999         20

STRATEGIC FOCUS INC.                    1,000.00                                                 1,000.00

TBWA-CHIAT-DAY, INC.        1427                       7,160.00                                  7,160.00     2/16/1999         43

TBWA-CHIAT-DAY, INC.                                   7,160.00                                  7,160.00

TD BANK                     1301                                                    5,525.73     5,525.73                      121

TD BANK                                                                             5,525.73     5,525.73

Greenfield Online Aged Receivables As
of Mar 31, 1999

                          Invoice
Customer ID                 No.         0-30          31-60        61-90       Over 90 days    Amount Due       Date           Age
TED CHIN & CO.              1460       20,000.00                                                20,000.00     3/11/1999         20

TED CHIN & CO.                         20,000.00                                                20,000.001

U S WEST                    1295                                                   15,341.00    15,341.00                      127

                            1329                                                    3,200.00     3,200.00                      105

                            1403                       8,724.60                                  8,724.60     2/5/1999          54

U S WEST                                               8,724.60                    18,541.00    27,265.60

UNILEVER HBC                1498        5,700.00                                                 5,700.00     3/30/1999          1

UNILEVER HBC                            5,700.00                                                 5,700.00

UNIMARK                     1441                      10,340.00                                 10,340.00     2/26/1999         33

UNIMARK                                               10,340.00                                 10,340.00

UNITED DISTILLERS-NA        1433                      11,400.00                                 11,400.00     2/23/1999         36

                            1451        8,670.00                                                 8,670.00     3/4/1999          27

                            1471        4,330.00                                                 4,330.00     3/16/1999         15

UNITED DISTILLERS-NA                   13,000.00      11,400.00                                 24,400.00

US WEST MEDIA GRP           1455        8,000.00                                                 8,000.00     3/8/1999          23

                            1477        4,000.00                                                 4,000.00     3/24/1999          7

US WEST MEDIA GRP                      12,000.00                                                12,000.00

Greenfield Online Aged Receivables As
of Mar 31, 1999

                          Invoice
Customer ID                 No.         0-30          31-60        61-90       Over 90 days    Amount Due       Date           Age
VANTAGE INTERNATIONAL
415-732-1743                1377                                    6,000.00                     6,000.00     1/19/1999         71

VANTAGE INTERNATIONAL                                               6,000.00                     6,000.00

WEST HILL PARTNERS          1459        8,670.00                                                 8,670.00     3/11/1999         20

                            1499        7,700.00                                                 7,700.00     3/31/1999

WEST HILL PARTNERS                     16,370.00                                                16,370.00

REPORT TOTAL                          546,810.00     128,067.19   115,509.00       43,619.73   834,005.92

         The following account is in jeopardy of non-payment:

         Research Spectrum 10/28/98                  $5,000

         The Company has made no reserve for bad debts recorded.

Schedule 3.29 - Bank Accounts; Power of Attorney.
------------------------------------------------

         The following is a complete list of the Company's bank accounts and signatories thereunder:

         Fleet Bank; Account No. 9402887901; Authorized signatories - Andrew
            Greenfield, Rudy Nadilo, Hugh Davis and Ron Bergami.

4.1 Title to Shares
-------------------

         N/A

4.4 Consents; Permits
---------------------

         None.

                                                                  EXECUTION COPY


                                                      ESCROW AGREEMENT (this
                                              "Agreement") dated as of May 17,
                                              1999, by and among GREENFIELD
                                              HOLDINGS, LLC, a Delaware limited
                                              liability company (the
                                              "Investor"), ANDREW GREENFIELD, an
                                              individual (the "Shareholder"),
                                              GREENFIELD ONLINE, INC., a
                                              Connecticut corporation (the
                                              "Company"), and SunTrust BANK,
                                              Atlanta (the "Escrow Agent").

                  The Investor, the Shareholder, and the Company are parties to a Stock Purchase and Redemption Agreement, dated as of May 12, 1999 (as amended, the "Purchase Agreement"). This Agreement is being executed and delivered in connection with the transactions contemplated by the Purchase Agreement. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given such terms in the Purchase Agreement as in effect on the date of this Agreement.

                  ACCORDINGLY, the parties hereto hereby agree as follows:

1.                Certain Defined Terms.

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Claim" means any claim for indemnification of Losses asserted by the Investor on its own behalf or on behalf of the Company against the Escrow Account (as defined below) in accordance with and subject to the limitations set forth in Article VIII of the Purchase Agreement and pursuant to this Agreement.

                  "Direction Letter" means a joint letter of direction executed by the Investor and the Shareholder and delivered to the Escrow Agent. A Direction Letter shall (i) clearly identify itself as a Direction Letter delivered pursuant to this Agreement, and (ii) may direct the Escrow Agent to pay all or a specified portion of the Escrow Funds (as defined below) (and, if less than all of the Escrow Funds, the Direction Letter shall clearly state the "net amount payable") to a specified Person or Persons at a specified time or times and in a specified manner or manners, and (iii) may contain such other directions to the Escrow Agent as may be required by this Agreement, reasonably requested by the Escrow Agent or mutually agreeable to the Investor and the Shareholder.

                  "Release Date" means the first anniversary of the Closing
Date.

2. Appointment of Escrow Agent. The Company, the Shareholder and the Investor hereby designate and appoint the Escrow Agent to serve in accordance with the terms and conditions of this Agreement, and the Escrow Agent hereby agrees to act as such, upon the terms and conditions provided in this Agreement.

3.                 Escrow Funds.

                   (a) Deposit of Escrow Funds. Concurrently with the execution and delivery of this Agreement, the Company shall deliver or cause to be delivered to the Escrow Agent, in accordance with the terms of the Purchase Agreement, $1,600,000 in cash into an escrow account to be known as the "Escrow Account." The amount deposited into the Escrow Account, together with any proceeds of investments thereof (including any Escrow Income (as defined in Section 3(e)), that may be held in the Escrow Account from time to time are hereinafter referred to collectively as "Escrow Funds." The Escrow Agent shall keep appropriate records to reflect the current value from time to time of the Escrow Funds, including appropriate adjustments for disbursements and income earned or losses in respect thereof, if any. Subject to the Escrow Agent's right to resign pursuant to Section 6 hereof, all Escrow Funds shall be held by the Escrow Agent pursuant to this Agreement as a source of recourse for certain indemnity obligations under the Purchase Agreement. Without limiting the foregoing, the Escrow Agent will not make any payment or distribution of Escrow Funds except as and in the manner expressly provided by this Agreement.

                  (b) Rights to Escrow Funds. Except as expressly provided herein, no Person shall have any right, title or interest in or possession of any of the Escrow Funds. Therefore, except as otherwise provided in Section 3(f) hereof, (i) neither the Company, the Investor nor the Shareholder shall have the ability to pledge, convey, hypothecate or grant a security interest in any portion of the Escrow Funds unless and until such assets have been disbursed to such party in accordance with Section 4 or Section 5 below and (ii) until disbursed pursuant to Section 4 or Section 5 below, the Escrow Agent shall be in sole possession of the Escrow Funds and will not act or be deemed to act as custodian for any party for purposes of perfecting a security interest therein. Accordingly, except as provided in Section 3(f) hereof, no Person shall have any right to have or to hold any of the Escrow Funds as collateral for any obligation or be able to obtain a security interest in any assets (tangible or intangible) contained in or relating to the Escrow Funds.

                  (c) Payments from Escrow Funds. Any payment to be made by the Escrow Agent pursuant to this Agreement shall be made by check or wire transfer (upon receipt of written wire transfer instructions of the recipient) out of the Escrow Account and the Escrow Agent shall make such payment out of and to the extent of any cash on hand from the Escrow Account before liquidating prematurely any Permitted Investments to obtain cash to make such payment.

                  (d) Investment of Escrow Funds. From time to time and in the same manner used to make investments for its own account or for the account of others for which it holds funds in escrow, the Escrow Agent will invest any cash in the Escrow Funds in Permitted Investments. As used in this Agreement, "Permitted Investments" means (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (ii) above (a "Qualified Financial Institution"),
(iv) repurchase agreements with a Qualified Financial Institution, or (v) the Federated Treasury Money Market Obligation Fund; provided that, in each case, any investment referred to in clauses (i) through (iv) above matures within ninety (90) days or less from the date of acquisition thereof by the Escrow Agent.

                  (e) Escrow Income. The Escrow Agent shall retain as part of the Escrow Funds all income, interest, increments and gains of all kinds earned on funds in the Escrow Account (collectively referred to herein as "Escrow Income").

                  (f) Security Interests in Escrow Funds. It is the intent of the parties hereto that the Investor and the Shareholder shall have no interest in the Escrow Funds (other any rights to be enforced solely on behalf of the Company in accordance with this Agreement) and that neither a voluntary or involuntary case under any applicable bankruptcy, insolvency or similar law nor the appointment of a receiver, trustee, custodian or similar official in respect of the Investor or the Shareholder (any of which is referred to herein as a "Bankruptcy Event") shall give rise to any other interest in the Escrow Funds or affect, modify, convert or otherwise change such interest. Accordingly, in order to assure the foregoing result even if it is determined by a court of competent jurisdiction (whether or not in connection with a Bankruptcy Event) that any such Person has an interest in the Escrow Funds that is greater than such interest, the parties hereto agree as follows:

                           (i)the Investor hereby grants (effective as of the date hereof) to the Company a first priority security interest in, and hereby pledges and assigns to the Company, all of its right, title and interest in the Escrow Funds, if any, to secure the Investor's obligations hereunder. The Escrow Agent hereby agrees to act as bailee and possessory agent on behalf of the Company in respect of the Company's security interest in the Escrow Funds. The Escrow Agent shall, upon receipt of indemnification satisfactory to it from the Company for its fees and expenses incurred in connection with taking such actions, take all actions as may be reasonably requested in writing of it by the Company to further perfect or maintain the security interest created by the Investor hereunder in the Escrow Funds. Such security interest shall automatically be released with respect to any funds properly distributed from the Escrow Funds pursuant to the terms of this Agreement;

                           (ii)the Shareholder hereby grants (effective as of the date hereof) to the Company a first priority security interest in, and hereby pledges and assigns to the Company, all of his right, title and interest in the Escrow Funds, if any, to secure the Shareholder's obligations hereunder. The Escrow Agent hereby agrees to act as bailee and possessory agent on behalf of the Company in respect of the Company's security interest in the Escrow Funds. The Escrow Agent shall, upon receipt of indemnification satisfactory to it from the Company for its fees and expenses incurred in connection with taking such actions, take all actions as may be reasonably requested in writing of it by the Company to further perfect or maintain the security interest created by the Shareholder hereunder in the Escrow Funds. Such security interest shall automatically be released with respect to any funds properly distributed from the Escrow Funds pursuant to the terms of this Agreement.

                  The parties hereto agree and acknowledge that the establishment and maintenance of the Escrow Funds hereunder is intended to constitute possession of the Escrow Funds for the purposes of perfecting the security interests therein created by this Section 3(f).

                  (g) Waiver of Liens, Etc. Notwithstanding anything to the contrary contained herein or under applicable law, the Escrow Agent hereby waives all liens, rights of set off, security interests or any other encumbrances whatsoever in respect of the Escrow Funds, as such may relate to any obligation of the Shareholder or the Investor to the Escrow Agent.

4. Claims, Procedures and Payment from Indemnification Escrow Account. The Escrow Funds in the Escrow Account shall be held and disposed of by the Escrow Agent for the benefit of the Company, the Investor or the Shareholder, as follows:

                  (a) General.

                           (i) The Investor shall notify the Escrow Agent, the Company, and the Shareholder in writing of the details of any Claim in respect of any Losses for which the Investor claims it or the Company is entitled to indemnification from the Shareholder under the Purchase Agreement. The Investor and the Shareholder agree to use good faith efforts to resolve amicably all Claims, to respond to requests made by the other as promptly as is reasonably practicable under the circumstances and to provide each other with all information reasonably requested by the other to enable the other to assess the basis for any Claim (or any objection to the assertion of such a Claim), or the magnitude of any Claim, asserted. Without limiting the foregoing, the Shareholder shall respond in writing to any Claim asserted by the Investor on behalf of the Company as promptly as is reasonably practicable under the circumstances, but in all events within 30 days after receipt by the Shareholder of a notice of Claim, specifying either that (and the extent to which) the Shareholder consents to the payment of such Claim asserted by the Investor on behalf of the Company or that the Shareholder objects to the payment of such Claim and stating its reasons therefor. The Shareholder will provide the Escrow Agent with a copy of its written response to the Claim.

                           (ii) If (and to the extent that) the Shareholder consents to the payment of a Claim, the Investor and the Shareholder shall deliver, as promptly as is reasonably practicable under the circumstances, but in all events within 30 days after receipt by the Shareholder of notice of such Claim, to the Escrow Agent a Direction Letter specifying the amount that the Shareholder has consented to be paid to the Company or the Investor with respect to such Claim (to the extent of such consent, an "Allowed Claim") and the date such payment is due to be made to the Company from the Escrow Account. The Escrow Agent shall pay the Allowed Claim out of the Escrow Account in accordance with the Direction Letter. With respect to Allowed Claims that constitute Third Party Claims, at the time when payment of such Allowed Claim becomes due pursuant to the Purchase Agreement, the Investor and the Shareholder will deliver a Direction Letter to the Escrow Agent, and the Escrow Agent will make payment of such amount from the

         Escrow Account pursuant to the Direction Letter.

                           (iii) If the Shareholder objects to the payment of a Claim (or any portion thereof) and refuses to sign the Direction Letter submitted to him by the Investor in connection with such Claim (or such portion thereof) as provided in Section 4(a)(ii) above (each such Claim or portion thereof being a "Disputed Claim"), then (A) the Investor and the Shareholder will deliver a Direction Letter pursuant to Section 4(a)(ii) above with respect to the payment of the undisputed portion (if any) of such Claim and (B) the Investor and the Shareholder shall use their best efforts to resolve such Disputed Claim. If the parties are unable to resolve the Disputed Claim within 15 days after the date the Shareholder objects to the payment of the Disputed Claim, then such Disputed Claim shall be settled in accordance with the dispute resolution mechanisms provided for in Article VIII of the Purchase Agreement (the mechanism provided for in Article VIII being referred to as a "Proceeding"), provided that the prevailing party or parties (as determined by the mediator or the court adjudicating an action brought hereunder upon the failure of mediation) shall be entitled to receive from the non-prevailing party or parties, and the non-prevailing party or parties shall pay, all reasonable costs and expenses incurred by the prevailing party or parties in connection with the resolution of the Disputed Claim, including reasonable attorneys' fees and the fees and expenses of the Escrow Agent to the extent that they relate solely thereto (collectively, "Litigation Expenses"). Notwithstanding anything to the contrary contained in this Agreement, Litigation Expenses shall be governed in all respects by, and borne by the parties as set forth in, this Section 4(a)(iii).

                           (iv) No later than two business days following the final resolution of the Disputed Claim (whether by judgment, decree, settlement or otherwise), the Investor and the Shareholder shall deliver a Direction Letter to the Escrow Agent regarding payment of such Disputed Claim and the Escrow Agent shall make payment out of the Escrow Account in accordance with that Direction Letter.

                           (v) If the Shareholder fails to respond to the notice of a Claim pursuant to Section 4(a)(i) within 30 days of the receipt of such notice, the Investor shall redeliver such notice to the Escrow Agent, the Company and the Shareholder accompanied by instructions for the method and place of payment of such Claim in the event the Shareholder again fails to respond. The Escrow Agent shall also promptly deliver a copy of such second notice to the Shareholder upon the Escrow Agent's receipt of same. If the Shareholder fails to respond to such second notice within 15 days after being delivered by the Escrow Agent, the Shareholder shall be deemed to have agreed to the validity of the Claim for the full amount thereof and to have consented to the payment thereof. The Escrow Agent shall make payment of such amount from the Escrow Account pursuant to the instructions accompanying the second notice from the Investor.

                  (b) Other. In addition to the foregoing procedure, the Escrow Agent may make payments from the Escrow Account at any time, pursuant to and (i) upon receipt by the Escrow Agent of any Direction Letter, or (ii) 30 days after receipt by the Escrow Agent of any order, judgment or decree ordering the release of all or a specified portion of the Escrow Account, accompanied by an opinion of counsel of the recipient to the effect that such order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been noticed, filed or perfected (a "Final Order").

                  (c) Limitation on Recourse to Escrow Account. Notwithstanding anything to the contrary in this Agreement, the Company shall have recourse to the Escrow Account only in respect of Claims; provided, however, that the amounts available for payment of any Claim shall be limited as funds are released from the Escrow Account in accordance with Section 5 below; and, provided further, however, that the Company shall not have any recourse to the Escrow Account in respect of any Claim which arises or is asserted after the Release Date (whether or not any funds remain in escrow after the Release Date). If the amount of any payment to be made with respect to any Claim or any Disputed Claim resolved in the Investor's favor (on behalf of the Company) exceeds the amount that is available therefor pursuant to this Section 4(c), the Escrow Agent is hereby authorized to make payment to the Company upon receipt of a Direction Letter or Final Order of the total amount available therefor out of the Escrow Account and upon such payment, this Agreement shall terminate and the Escrow Agent shall be released from any further duty or obligation hereunder.

5.                Release of Escrow Funds.

                  (a) Release from Escrow Account. Not more than two business days after the Release Date, the Investor shall deliver to the Shareholder a schedule (the "Schedule of Claims") of outstanding Claims asserted by the Investor on behalf of the Company on or before the Release Date, and the amount with respect to each such Claim to be held in escrow until such Claim is resolved. Such amount shall not exceed the greatest amount the Investor asserts (on behalf of itself or on behalf of the Company in its reasonable good faith discretion) is owing or, in the case of a then unliquidated Claim, could reasonably expect to become owing, with respect to such Claim. Promptly (but in any event within three (3) business days) after the Schedule of Claims is produced, the Escrow Agent shall release from the Escrow Account and promptly pay to the Shareholder the amount (if positive) by which the balance in the Escrow Account exceeds the aggregate amount of all amounts payable with respect to Claims listed on the Schedule of Claims. If the Investor fails to deliver a Schedule of Claims within two days after the Release Date, the Escrow Agent shall within three business days after the Release Date, release to the Shareholder the balance in the Escrow Account which is not subject to any Claims.

                  (b) Final Release from Escrow Account. Upon (i) the final resolution of each Disputed Claim (if any), the Escrow Agent shall make payment with respect to such Disputed Claim to the Company or the Investor, as the case may be (unless such Disputed Claim is resolved in favor of the Shareholder, in which case it shall remain as part of the Escrow Funds), and (ii) the final resolution of all Claims that have been asserted by the Investor (on behalf of itself or on behalf of the Company) on or before the Release Date, all amounts remaining in the Escrow Account shall be paid over and distributed to the Shareholder, this Agreement shall terminate, and the Escrow Agent shall be released from any further duty or obligation hereunder.

                  (c) Payments. At any time the Escrow Agent is required to distribute or pay over any amounts held by or received by it under any of the provisions of this Agreement, such distribution and payment shall be effected by either (i) issuance of the Escrow Agent's check in the appropriate amount payable to the appropriate Person or (ii) by wire transfer to the appropriate person in immediately available funds.

6.                Escrow Agent.

                   (a) Protection of Escrow Agent. In consideration of this escrow by the Escrow Agent, the parties hereto agree that:

                           (i) the Company, the Shareholder and the Investor may examine the Escrow Funds at any time during regular business hours and upon prior written notice at the office of the Escrow Agent and the Escrow Agent shall periodically provide a written accounting of the Escrow Funds to the Company, the Shareholder and the Investor in accordance with the Escrow Agent's standard practices, but in no event less often than monthly;

                           (ii) the Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement, and the Escrow Agent shall not be subject to, nor obliged to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto even though reference thereto may be made herein; provided, however, that this Agreement may be amended at any time or times in accordance with Section 8(g) below;

                           (iii) subject to Sections 3(f) and 7(e) hereof, no assignment of the interest of any of the parties or their successors shall be binding upon the Escrow Agent unless and until written evidence of such assignment shall be filed with and accepted by the Escrow Agent;

                           (iv) the Escrow Agent shall exercise the same degree of care toward the Escrow Funds as it exercises toward its own similar property or similar property held in escrow for the account of others (whichever degree of care is higher), and shall not be held to any higher standard of care under this Agreement;

                           (v) the Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any security or other document or instrument held by or delivered to it;

                           (vi) the Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder;

                           (vii) provided that it is not grossly negligent in doing so, the Escrow Agent shall be entitled to rely upon any order, judgment, Direction Letter, certification, instruction, notice or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or service thereof; the Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; the Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice;

                           (viii) notwithstanding anything herein to the contrary, the Escrow Agent shall be under no duty to monitor or enforce compliance by any Person with any term or provision of the Purchase Agreement;

                           (ix) if the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to any property held by it in escrow pursuant to this Agreement which, in the opinion of the Escrow Agent, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise by a Direction Letter or Final Order;

                           (x) if the Escrow Agent becomes involved in litigation in connection with this Agreement, it shall have the right to retain counsel, and shall be reimbursed for all reasonable costs and expenses, including its reasonable attorneys' fees and expenses, incurred in connection therewith; subject to the provisions of Section 4(a)(iii) hereof, such costs and expenses shall be paid by the Company, provided that the Escrow Agent shall not be entitled to any reimbursement for its fees and expenses incurred as a result of its gross negligence or willful misconduct;

                           (xi) the Escrow Agent shall not be liable hereunder for, and, subject to the provisions of Section 4(a)(iii) hereof, the Company agrees to indemnify the Escrow Agent for and hold it harmless as to, any loss, liability or expense, including attorneys' fees and expenses, paid or incurred by the Escrow Agent in connection with the Escrow Agent's duties under this Agreement, unless such loss, liability or expense was paid or incurred in violation of Section 6(b)(ii) or as a result of the Escrow Agent's gross negligence or willful misconduct;

                           (xii) the Escrow Agent may, in its sole and absolute discretion, resign in a manner consistent with Section 6(c) hereof; and

                           (xiii) the Company, the Investor and the Shareholder may jointly remove and replace the Escrow Agent at any time, subject to the provisions of Section 6(c).

                  (b) Fees and Expenses. In consideration for performance of its duties hereunder, the Escrow Agent shall be entitled to receive the following compensation:

                           (i) an annual fee of $3,500 payable in advance by the Company (so long as the Escrow Agent continues to serve as such under this Agreement at the time of payment) at the Closing and on the first anniversay of the Closing Date; and

                           (ii) reimbursement, payable semi-annually in arrears upon submission to the Company of a reasonably detailed accounting therefor, of all reasonable expenses, disbursements or advances made or incurred by the Escrow Agent in implementing any of the provisions of this Agreement, including its attorneys' fees and expenses, except any such expense, disbursement or advance as may arise from the Escrow Agent's gross negligence or willful misconduct (provided that the Company shall not be obligated to reimburse the Escrow Agent for such expenses to the extent they exceed $1,000 in the aggregate in any calendar year unless the Company shall have consented previously in writing to such additional expenditures). Reasonable expenses for extraordinary services will be determined based on time and scope of duties.

                  (c) New Escrow Agent. If the Escrow Agent shall be removed as escrow agent by the Company, the Investor and the Shareholder or shall resign or otherwise cease to act as escrow agent, the Investor and the Shareholder shall mutually agree upon a successor which successor shall be deemed to be the Escrow Agent for all purposes of this Agreement. If a successor escrow agent has not been appointed and accepted such appointment by the end of the 30-day period following such removal, resignation or cessation, the Escrow Agent may apply to any court in which it is permitted to commence litigation pursuant to Section 7(c) hereof for the appointment of a successor Escrow Agent and deposit the Escrow Funds with the then chief or presiding judge of such court (and upon so depositing such property and filing its complaint in interpleader, it shall be relieved of all responsibility under the terms hereof as to the property so deposited), and the costs, expenses and reasonable attorneys' fees which the Escrow Agent incurs in connection with such a proceeding shall be borne by the Company. The removal, resignation or other ceasing to act as escrow agent by the Escrow Agent or any successor thereto shall have no effect on this Agreement or any of the rights of the parties hereunder, all of which shall remain in full force and effect.

                  (d) Survival of Obligations. The agreements contained in
Section 6(a) and, with respect to amounts accrued prior to termination, withdrawal or removal, Section 6(b) shall survive termination of this Agreement and, with respect to any Escrow Agent, the withdrawal or removal of such Escrow Agent.

                  (e) Taxes. Each party hereto to whom the Escrow Funds shall be distributed in accordance with the terms hereof shall be responsible for the payment of all income taxes on the income generated by the Escrow Funds in the proportion by which the amount of the Escrow Funds distributed to such party bears to $1,600,000.

7.                Miscellaneous.

                  (a) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered (including by Federal Express or other reputable courier service) or sent by facsimile transmission (with confirmed receipt). Notices, demands and communication to the Company, the Shareholder, the Investor or the Escrow Agent will, unless another address is specified in writing, be sent to the respective address indicated below:

                           (i)   if to the Escrow Agent to:

                                    SunTrust Bank, Atlanta
                                    Corporate Trust Division
                                    25 Park Place, 24th Floor
                                    Atlanta, Georgia 30303-2900
                                    Attention:  Rebecca Fischer
                                    Facsimile:  (404) 588-7335
                                    Telephone: (404) 588-7262


                           (ii)  if to the Company to:

                                    Greenfield Online, Inc.
                                    274 Riverside Avenue
                                    Westport, Connecticut  06880
                                    Attention:  Chief Executive Officer
                                    Facsimile:  (203) 221-0791
                                    Telephone: (203) 221-0411
                                    Tax ID Number: 06-1440369

                           (iii) if to the Investor to:

                                    Greenfield Holdings, LLC
                                    c/o InSight Capital Partners III, L.P.
                                    122 East 42nd Street
                                    Suite 2300
                                    New York, NY  10168
                                    Attention:  Jeffrey Horing
                                    Facsimile:  (212) 681-0972
                                    Telephone: (212) 681-8181
                                    Tax ID Number: 13-4059889

                                                with a copy to:

                                    O'Sullivan Graev & Karabell, LLP
                                    30 Rockefeller Plaza
                                    New York, NY  10112
                                    Attention:  Ilan S. Nissan, Esq.
                                    Facsimile:  (212) 408-2420
                                    Telephone: (212) 408-2443;

                           (iv) if to the Shareholder to:

                                    Andrew Greenfield
                                    c/o Greenfield Consulting, Inc.
                                    274 Riverside Avenue
                                    Westport, CT  06880
                                    Facsimile:  (203) 221-0791
                                    Telephone: (203) 855-1282
                                    Tax ID Number: ###-##-####

                                                with a copy to:

                                    Morrison & Foerster, LLP
                                    1290 Avenue of the Americas
                                    New York, New York 10104
                                    Attention:  Joseph W. Bartlett, Esq.
                                    Facsimile:  (212) 468-7900
                                    Telephone: (212) 468-8240


                  (b) Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IT IS THE INTENTION OF THE PARTIES HERETO THAT THE SITUS OF THE ESCROW ACCOUNT BE, AND IT SHALL BE ADMINISTERED IN, THE STATE IN WHICH THE PRINCIPAL OFFICE OF THE ESCROW AGENT FROM TIME TO TIME ACTING HEREUNDER IS LOCATED.

                  (c) Jurisdiction and Venue. The parties to this Agreement agree that any and all actions arising under or in respect of this Agreement (including, without limitation, the resolution of any Disputed Claims) shall be litigated exclusively in any federal or state court of competent jurisdiction located in the State of New York. By execution and delivery of this Agreement, each party to this Agreement irrevocably submits to the personal and exclusive jurisdiction of such courts for itself, himself or herself and in respect of its, his or her property with respect to such action. Each party to this Agreement agrees that venue would be proper in any of such courts, and hereby waives any objection that any such court is an improper or inconvenient forum for the resolution of any such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, to the addresses specified for notice in this Agreement, of any process or summons required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.

                  (d) Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

                  (e) Successors and Assigns. None of the parties hereto shall assign or agree to assign or grant to any other party any rights under this Agreement, including without limitation any rights in or to the Escrow Funds, without the prior written consent of the other parties hereto, and this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

                  (f) Specific Performance. The obligations of the parties hereto (including the Escrow Agent) are unique in that time is of the essence, and any delay in performance hereunder by any party will result in irreparable harm to the other parties hereto. Accordingly, any party may seek specific performance and/or injunctive relief before any court of competent jurisdiction, in order to enforce this Agreement or to prevent violations of the provisions hereof, and no party shall object to specific performance or injunctive relief as an appropriate remedy. The Escrow Agent acknowledges that its obligations, as well as the obligations of the other parties hereto are subject to the equitable remedy of specific performance and/or injunctive relief.

                  (g) Amendment, Waiver, etc. This Agreement may only be amended, modified, altered or revoked by a written instrument, signed by the parties hereto; provided that no amendment or modification will be made to
Section 6 hereof without the written consent of the Escrow Agent. The Investor and the Shareholder agree to give the Escrow Agent advance written notice of any amendment or modification to this Agreement and to provide the Escrow Agent promptly with copies of any such amendment or modification.

                  (h) Captions. The paragraph captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

                  (i) Effectiveness. This Agreement shall be effective upon the consummation of the transactions contemplated by the Purchase Agreement.

                                    * * * * *

                                                                  EXECUTION COPY



                  IN WITNESS WHEREOF, the parties hereunto have duly caused this Escrow Agreement to be executed as of the day first above written.

                                         SUNTRUST BANK, ATLANTA



                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:


                                         GREENFIELD ONLINE, INC.



                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:


                                         GREENFIELD HOLDINGS, LLC



                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:




                                         ----------------------------------
                                         Andrew Greenfield

                                                                     EXHIBIT B-1


================================================================================







                              EMPLOYMENT AGREEMENT

                                     BETWEEN


                             GREENFIELD ONLINE, INC.

                                       AND

                                   RUDY NADILO




                                  MAY 12, 1999






================================================================================

                                                      EMPLOYMENT AGREEMENT dated
                                              as of May 12, 1999, between
                                              GREENFIELD ONLINE, INC., a
                                              Connecticut corporation (the
                                              "Company"), and RUDY NADILO (the
                                              "Executive").

                  Reference is made to the Stock Purchase and Redemption Agreement dated as of May 12, 1999 (as the same may be amended from time to time, the "Purchase Agreement"; capitalized terms used herein but not defined shall have the meanings set forth in the Purchase Agreement), among the Company, Greenfield Holdings, LLC, a Delaware limited liability company (the "Investor"), and the other Persons party thereto.

                  The Company is engaged in the business (the "Subject Business") of providing customized and syndicated marketing research services over the Internet. The Executive is, and prior to the date hereof has been, an officer of the Company and as such has substantial experience that is valuable to the Subject Business and the Company.

                  As an inducement to the Investor to enter into the Purchase Agreement, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows

Section 1.        Employment.

                  The Company shall employ the Executive, and the Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date (as defined in Section 14(j)) and ending on the Termination Date determined pursuant to Section 4(a) (the "Employment Period"). After the initial four-year term has expired, this Agreement will automatically renew on such expiration date and on the anniversary date of each subsequent year thereafter for a one-year term. If either party desires not to renew this Agreement, such party shall provide the other party with written notice of their intent not to review the Agreement at least ninety (90) days prior to the expiration of the initial term hereunder or the next anniversary date, as applicable.

Section 2.        Base Salary, Bonus and Benefits.

         (a) During the Employment Period, the Executive's base salary shall be $250,000 per annum or such higher rate as the Compensation Committee of the Board (excluding the Executive if he should be a member of the Board or the Compensation Committee at the time of such determination) may designate from time to time (the "Base Salary"), which salary shall be reviewed by the Compensation Committee on an annual basis and payable in such installments as is customary for other senior executives of the Company. In addition, during the Employment Period, the Executive shall be entitled to (i) participate in all employee benefit programs for which other senior executives of the Company are generally eligible, (ii) be eligible to participate in all insurance plans available generally to other senior executives of the Company, (iii) reimbursement from the Company or its designee of up to $1,000 per full calendar month to be used by the Executive solely for expenditures relating to the leasing, maintenance and other related costs of an automobile to be used by the Executive solely in performing his duties under this Agreement, and (iv) take 4 weeks of paid vacation annually. In the case of any partial month during the Employment Period, reimbursements, payments and other entitlements pursuant to this Section 2 shall be made or provided to the Executive on a per diem basis.

         (b) In addition to the Base Salary and benefits set forth in paragraph
(a) above, during the Employment Period the Executive shall be entitled to receive a bonus, if any, with respect to each full calendar year occurring during the Employment Period, commencing with the calendar year ending December 31, 1999, such bonus, if any, to be paid in a lump sum following the end of the calendar year with respect to which such bonus is payable (such bonus to be paid at the same time bonuses are to be paid to other senior executives of the Company). The bonus for any calendar year of the Employment Period shall be in an amount not to exceed 35% of the Base Salary for such calendar year, subject to and based upon the achievement by the Company and the Executive of certain performance targets and/or criteria to be specified by the Board. The performance targets and/or criteria for 1999 shall be disclosed to the Executive within 30 days of the Effective Date, and for each succeeding year of this Agreement shall be disclosed during the first quarter of each such year. The amount of the bonus, if any, to be paid shall be reviewed by the Compensation Committee on an annual basis.

         (c) The Company shall reimburse the Executive for (i) all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses, (ii) any co-pay and/or deductible amounts paid by the Executive in connection with the insurance plans in which the Executive participates pursuant to paragraph (a) above and (iii) the cost of Executive's long term disability insurance coverage as in effect on the Effective Date, and any equivalent replacement thereof.

         (d) The Company shall deduct from any payments to be made by it to the Executive under this Agreement any amounts required to be withheld in respect of any Federal, state or local income or other taxes.

         (e) The Company will grant the Executive options (the "Options") to purchase such number of shares of Class A Common Stock, $.01 par value (the "Class A Common"), of the Company pursuant to the Company's 1999 Stock Option Plan (the "Option Plan") as shall be determined by the Board. The Options will be evidenced by a Stock Option Agreement between the Executive and the Company. The Option Plan and the Stock Option Agreement will contain all of the terms and conditions of the Executive's Options.

Section 3.        Position and Duties.

         (a) During the Employment Period, the Executive shall initially serve as President and Chief Executive Officer of the Company, and shall report to the Board. The Executive acknowledges and agrees that he owes a fiduciary duty of loyalty to the Company to discharge his duties and otherwise act in a manner consistent with the best interests of the Company and its Subsidiaries.

         (b) During the Employment Period, the Executive shall devote his best efforts and full working time, attention and energies to the performance of his duties and responsibilities under this Agreement (except for vacations to which he is entitled pursuant to Section 2(a) and except for illness or incapacity). During the Employment Period, the Executive shall not engage in any business activity which, in the reasonable judgment of the Board (excluding the Executive if he should be a member of the Board at the time of such determination), conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

         (c) During the Employment Period, the Company shall not reduce, diminish or take any action which would in any way materially adversely affect the Executive's position or duties as set forth herein.

Section 4.        Termination.

         (a) Termination Date. The Executive's employment under this Agreement shall terminate upon the earliest to occur (the date of such occurrence being the "Termination Date") of (i) the fourth anniversary of the Effective Date, (ii) the effective date of the Executive's resignation (a "Resignation"), (iii) the Executive's death or Disability (an "Involuntary Termination"), (iv) the effective date of a termination of the Executive's employment for Cause by the Board (a "Termination for Cause"), and (v) the effective date of a termination of the Executive's employment by the Board for reasons that do not constitute Cause or as a result of the Company's election not to renew this Agreement pursuant to Section 1 (a "Termination Without Cause"). The effective date of a Resignation shall be as determined under
Section 4(b); the effective date of an Involuntary Termination shall be the date of death or, in the event of a Disability, the date specified in a notice delivered to the Executive by the Company; and the effective date of a Termination for Cause or a Termination Without Cause shall be the date specified in a notice delivered to the Executive by the Company of such termination.

         (b) Resignation. The Executive shall give the Company and the Board at least 90 days' prior written notice of a Resignation, with the effective date of such Resignation specified therein. The Board may, in its discretion, accelerate the effective date of the Resignation.

Section 5.        Effect of Termination; Severance.

         (a) In the event of a Termination Without Cause, the Executive or his beneficiaries or estate shall have the right to receive the following:

                  (i) the unpaid portion of the Base Salary, computed on a pro rata basis to the Termination Date;

                  (ii) the unpaid portion of the Base Salary for the period beginning on the Termination Date and ending on the earlier of (A) the first anniversary of the Termination Date and (B) the date on which the Executive obtains subsequent employment (as an employee, consultant, independent contractor or otherwise), payable in the same amounts and at the same intervals as the Base Salary was paid immediately prior to the Termination Date; provided, however, that in the event of a breach by the Executive of Section 6, 7, 8, or 9 on or after the Termination Date, the provisions of Section 11 shall apply;

                  (iii) reimbursement for any expenses for which the Executive shall not have been previously reimbursed, as provided in Section 2(c); and

                  (iv) the portion of any bonus payable in accordance with
         Section 2(b) for the calendar year in which such termination occurs, pro rated through the date of such termination on a per diem basis.

         (b) In the event of a Termination for Cause, an Involuntary Termination or a Resignation, the Executive or his beneficiaries or estate shall have the right to receive the following:

                  (i) the unpaid portion of the Base Salary, computed on a pro rata basis to the Termination Date; and

                  (ii) reimbursement for any expenses for which the Executive shall not have been previously reimbursed, as provided in Section 2(c).

         (c) Upon any termination, neither the Executive nor his beneficiaries or estate shall have any further rights under this Agreement or any rights arising out of this Agreement other than as provided in Sections 5(a) and (b) above.

Section 6.        Nondisclosure and Nonuse of Confidential Information.

                  The Executive will not disclose or use at any time, either during the Employment Period and for a period of five years thereafter, any Confidential Information of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Executive's performance of duties assigned to the Executive by the Company.

Section 7.        Inventions and Patents.

                  The Executive agrees that all Work Product belongs to the Company. The Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product.

Section 8.        Non-Compete, Non-Solicitation, Non-Disparagement.

                  The Executive acknowledges and agrees with the Company that, during the course of the Executive's employment with the Company, the Executive has had and will continue to have the opportunity to develop relationships with existing employees, customers and other business associates of the Company and its Subsidiaries which relationships constitute goodwill of the Company, and the Company would be irreparably damaged if the Executive were to take actions that would damage or misappropriate such goodwill. Accordingly, the Executive agrees as follows:

                  (a) The Executive acknowledges that the Company currently conducts the Subject Business throughout the world (the "Territory"). Accordingly, during the term hereof and until the first anniversary of the Termination Date (the "Non-Compete Period"), the Executive shall not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business which competes or could, in the reasonable judgment of the Board, be deemed to be in competition with, at the time in question, the Company within the Territory, whether for or by himself or as an independent contractor, agent, stockholder, partner or joint venturer for any other Person. To the extent that the covenant provided for in this Section 8(a) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

                  (b) Notwithstanding the foregoing, the aggregate ownership by the Executive of no more than two percent (on a fully-diluted basis) of the outstanding equity securities of any Person, which securities are traded on a national or foreign securities exchange, quoted on the NASDAQ stock market or other automated quotation system, and which Person competes with the Company (or any part thereof) within the Territory, shall not be deemed to be a violation of
Section 8(a). In the event that any Person in which the Executive has any financial or other interest directly or indirectly enters into a business during the Non-Compete Period that competes with the Company within the Territory, the Executive shall divest all of his interest (other than as permitted to be held pursuant to the first sentence of this Section 8(b)) in such Person within 15 days after such Person enters into such business that competes with the Company within the Territory.

                  (c) The Executive covenants and agrees that, during the period commencing with the Effective Date and ending on the first anniversary of the date on which the Executive ceases to be employed by the Company for any reason whatsoever, the Executive will not, directly or indirectly, either for himself or for any other Person (A) solicit any employee of the Company or any of its Subsidiaries to terminate his or her employment with the Company or any of its Subsidiaries or employ any such individual during his or her employment with the Company or any of its Subsidiaries and for a period of one year after such individual terminates his or her employment with the Company or any of its Subsidiaries, (B) solicit any customer of the Company or any of its Subsidiaries to purchase or distribute information, products or services of or on behalf of the Executive or such other Person that are competitive with the information, products or services provided by the Company or any of its Subsidiaries, or (c) take any action that may cause injury to the relationships between the Company or any of its Subsidiaries or any of their employees and any lessor, lessee, vendor, supplier, customer, distributor, employee, consultant or other business associate of the Company or any of its Subsidiaries as such relationship relates to the Company's or any of its Subsidiaries' conduct of their business.

                  (d) The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business which is competitive with the business of the Company and any of its Subsidiaries, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder or as described in the recitals hereto to clearly justify such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from otherwise earning a living.

                  (e) The foregoing non-compete restrictions shall not apply in the event that the Executive is forced to terminate his employment with the Company as a result of a material breach by the Company of any of its obligations to the Executive under this Agreement, the Shareholders' Agreement between the Company, the Executive and the other shareholders of the Company, to be entered into in connection with the Closing under the Purchase Agreement, and Stock Option Agreements entered into between the Company and the Executive.

Section 9.        Delivery of Materials Upon Termination of Employment.

                  The Executive shall deliver to the Company at the termination of the Employment Period or at any time the Company may request all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product or the Subject Business which he may then possess or have under his control regardless of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.

Section 10.       Insurance.

                  The Company may, for its own benefit, maintain "keyman" life and disability insurance policies covering the Executive. The Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company obtaining and maintaining such policies.

Section 11.       Enforcement.

                  Because the Executive's services are unique and because the Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if the Executive violates any provision of the foregoing Sections 6, 7, 8 or 9, any payments then or thereafter due from the Company to the Executive pursuant to Section 5(a)(ii) shall be terminated forthwith and the Company's obligation to pay and the Executive's right to receive such payments shall terminate and be of no further force or effect, in each case without limiting or affecting the Executive's obligations under such Sections 6, 7, 8 and 9 or the Company's other rights and remedies available at law or equity.

Section 12.       Representations.

                  Each party hereby represents and warrants to the other party that (a) the execution, delivery and performance of this Agreement by such party does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which such party is a party or any judgment, order or decree to which such party is subject, and (b) upon the execution and delivery of this Agreement by such party, this Agreement will be a valid and binding obligation of such party, enforceable in accordance with its terms, except as enforcement hereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors rights generally or by general principles of equity. In addition, the Executive represents and warrants to the Company that the Executive is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other Person. The Company and the Executive hereby terminate all existing employment or consulting agreements between them, if any, to the extent such agreements may be in effect after the date hereof.

Section 13.       Definitions.

                  "Board" shall mean the board of directors of the Company.

                  "Business Day" shall mean any day that is not a Saturday, Sunday, or a day on which banking institutions in New York are not required to be open.

                  "Cause" shall mean (i) the Executive's material breach of any of the terms of this Agreement; (ii) the conviction of a crime involving fraud, theft or dishonesty by the Executive; (iii) the Executive's willful and continuing disregard of lawful instructions of the Board or superiors (if any);
(iv) the continued use of alcohol or drugs by the Executive to an extent that, in the good faith determination of the Board, such use interferes in any manner with the performance of the Executive's duties and responsibilities; or (v) the conviction of the Executive for violating any Law constituting a felony (including the Foreign Corrupt Practices Act of 1977).

                  "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company or any of its Subsidiaries in connection with the Subject Business, including, but not limited to, (i) information, observations, procedures and data obtained by the Executive while employed by the Company (including those obtained prior to the date of this Agreement) concerning the business or affairs of the Company or any of its Subsidiaries, (ii) products or services, (iii) costs and pricing structures,
(iv) analyses, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and customer lists, (xii) other copyrightable works,
(xiii) all production methods, processes, technology and trade secrets, and
(xiv) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Executive proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

                  "Disability" shall mean the physical or mental inability of the Executive (i) to substantially perform all of his duties under this Agreement for a period of 90 consecutive days or longer or for any 90 days in any period of 365 consecutive days, or (ii) that, in the opinion of a physician selected by the Board (excluding the Executive if the Executive is a member of the Board at such time) is likely to prevent the Executive from substantially performing all of his duties under this Agreement for more than 90 days in any period of 365 consecutive days.

                  "Subsidiary" of the Company means and includes (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Company or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which the Company directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

                  "Work Product" shall mean all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, tradenames, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive in connection with or relating to (whether or not during usual business hours and whether or not alone or in conjunction with any other Person) the Executive's position and duties while employed by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, tradename and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing.

Section 14.       General Provisions.

         (a) Severability. It is the desire and intent of the Parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         (b) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and sufficient if (i) delivered personally, (ii) delivered by certified United States Post Office mail, return receipt requested, (iii) telecopied or (iv) sent to the recipient by a nationally-recognized overnight courier service (charges prepaid) and addressed to the intended recipient as set forth below:

                                    (a)     if to the Executive, to:

                                    Rudy Nadilo
                                    c/o Greenfield Online, Inc.
                                    274 Riverside Avenue
                                    Westport, Connecticut  06880
                                     Telecopier:  (203) 221-0791

                                    with a copy to:
                                    Wake, See, Dimes & Bryncizka
                                    27 Imperial Avenue
                                    P.O. Box 777
                                    Westport, CT  06881
                                    Attention:  Jonathan A. Flatow
                                    Telecopier: (203) 226-1641

                                    (b)     if to the Company, to:

                                    Greenfield Online, Inc.
                                    274 Riverside Avenue
                                    Westport, Connecticut  06880
                                    Attention:  Chairman
                                    Telecopier:  (203) 221-0791
                                    with copies to:
                                    Greenfield Holdings, Inc.

                                    c/o InSight Capital Partners III, L.P.
                                    122 East 42nd Street
                                    Suite 2300
                                    New York, New York  10168
                                    Attention:  Jeffrey Horing
                                    Telecopier:  (212) 681-0972;

                                    O'Sullivan Graev & Karabell, LLP
                                    30 Rockefeller Plaza
                                    New York, New York  10112
                                    Attention:  Ilan S. Nissan, Esq.
                                    Telecopier:  (212) 408-2420; and

                                    Preston Gates & Ellis LLP
                                    701 Fifth Avenue
                                    Suite 5000
                                    Seattle, Washington  98104
                                    Attention:  Robert Jaffe, Esq.
                                    Telecopier:  (206) 623-7022;


or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by mail, on the third Business Day following such mailing, (c) if telecopied, on the date telecopied, and (d) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch.

         (c) Entire Agreement. This Agreement and the documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive and the Company and their respective successors, assigns, heirs, representatives and estate, as the case may be; provided, however, that the obligations of the Executive under this Agreement shall not be assigned without the prior written consent of the Company.

         (f) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

         (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

         (h) Descriptive Headings; Nouns and Pronouns. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

         (i) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         (j) Effectiveness. This Agreement shall not be deemed effective (the "Effective Date") until the consummation of the Closing under the Purchase Agreement.

                                   * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.


                                      GREENFIELD ONLINE, INC.



                                      By:
                                         -------------------------------
                                         Name:
                                         Title:



                                      EXECUTIVE



                                      ----------------------------------
                                      Rudy Nadilo

                                                                     EXHIBIT B-2
                                                                     -----------


================================================================================






                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                             GREENFIELD ONLINE, INC.

                                       AND

                                   HUGH DAVIS



                                  MAY 13, 1999






================================================================================

                                                      EMPLOYMENT AGREEMENT
                                               dated as of May 13, 1999,
                                               between GREENFIELD ONLINE,
                                               INC., a Connecticut corporation
                                               (the "Company"), and HUGH DAVIS
                                               (the "Executive").


                  Reference is made to the Stock Purchase and Redemption Agreement dated as of May 12, 1999 (as the same may be amended from time to time, the "Purchase Agreement"; capitalized terms used herein but not defined shall have the meanings set forth in the Purchase Agreement), among the Company, Greenfield Holdings, LLC, a Delaware limited liability company (the "Investor"), and the other Persons party thereto.

                  The Company is engaged in the business (the "Subject Business") of providing customized and syndicated marketing research services over the Internet. The Executive is, and prior to the date hereof has been, an officer of the Company and as such has substantial experience that is valuable to the Subject Business and the Company.

                  As an inducement to the Investor to enter into the Purchase Agreement, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.        Employment.

                  The Company shall employ the Executive, and the Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date (as defined in Section 14(j)) and ending on the Termination Date determined pursuant to Section 4(a) (the "Employment Period"). After the initial four-year term has expired, this Agreement will automatically renew on such expiration date and on the anniversary date of each subsequent year thereafter for a one-year term. If either party desires not to renew this Agreement, such party shall provide the other party with written notice of their intent not to review the Agreement at least ninety (90) days prior to the expiration of the initial term hereunder or the next anniversary date, as applicable.

Section 2.        Base Salary, Bonus and Benefits.

                  (a) During the Employment Period, the Executive's base salary shall be $120,000 per annum or such higher rate as the Compensation Committee of the Board (excluding the Executive if he should be a member of the Board or the Compensation Committee at the time of such determination) may designate from time to time (the "Base Salary"), which salary shall be reviewed by the Compensation Committee on an annual basis and be payable in such installments as is customary for other senior executives of the Company. In addition, during the Employment Period, the Executive shall be entitled to (i) participate in all employee benefit programs for which other senior executives of the Company are generally eligible (ii) be eligible to participate in all insurance plans available generally to other senior executives of the

Company, and (iii) take 4 weeks of paid vacation annually. In the case of any partial month during the Employment Period, any reimbursements, payments or entitlements pursuant to this Section 2 shall be made or provided to the Executive on a per diem basis.

                  (b) In addition to the Base Salary and the benefits set forth in paragraph (a) above, during the Employment Period, the Executive shall be entitled to participate in the Company's management bonus program upon the same terms and subject to the same conditions as are applicable generally to other senior executives of the Company.

                  (c) The Company shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

                  (d) The Company shall deduct from any payments to be made by it to the Executive under this Agreement any amounts required to be withheld in respect of any Federal, state or local income or other taxes.

                  (e) The Company will grant the Executive options (the "Options") to purchase such number of shares of Class A Common Stock, $.01 par value (the "Class A Common"), of the Company pursuant to the Company's 1999 Stock Option Plan (the "Option Plan") as shall be determined by the Board. The Options will be evidenced by a Stock Option Agreement between the Executive and the Company. The Option Plan and the Stock Option Agreement will contain all of the terms and conditions of the Executive's Options.

Section 3.        Position and Duties.

                  (a) During the Employment Period, the Executive shall initially serve as Director, Advanced Technology, of the Company, and shall report to the President and the Chief Executive Officer. The Executive acknowledges and agrees that he owes a fiduciary duty of loyalty to the Company to discharge his duties and otherwise act in a manner consistent with the best interests of the Company and its Subsidiaries.

                  (b) During the Employment Period, the Executive shall devote his best efforts and full working time, attention and energies to the performance of his duties and responsibilities under this Agreement (except for vacations to which he is entitled pursuant to Section 2(a) and except for illness or incapacity). During the Employment Period, the Executive shall not engage in any business activity which, in the reasonable judgment of the Board (excluding the Executive if he should be a member of the Board at the time of such determination), conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

                  (c) During the Employment Period, the Company shall not reduce, diminish or take any action which would in any way materially adversely affect the Executive's position or duties as set forth herein.

Section 4.        Termination.

                  (a) Termination Date. The Executive's employment under this Agreement shall terminate upon the earliest to occur (the date of such occurrence being the "Termination Date") of (i) the fourth anniversary of the Effective Date, (ii) the effective date of the Executive's resignation (a "Resignation"), (iii) the Executive's death or Disability (an "Involuntary Termination"), (iv) the effective date of a termination of the Executive's employment for Cause by the Board (a "Termination for Cause"), and (v) the effective date of a termination of the Executive's employment by the Board for reasons that do not constitute Cause or as a result of the Company's election not to renew this Agreement pursuant to Section 1 (a "Termination Without Cause"). The effective date of a Resignation shall be as determined under
Section 4(b); the effective date of an Involuntary Termination shall be the date of death or, in the event of a Disability, the date specified in a notice delivered to the Executive by the Company; and the effective date of a Termination for Cause or a Termination Without Cause shall be the date specified in a notice delivered to the Executive by the Company of such termination.

                  (b) Resignation. The Executive shall give the Company and the Board at least 90 days' prior written notice of a Resignation, with the effective date of such Resignation specified therein. The Board may, in its discretion, accelerate the effective date of the Resignation.

Section 5.        Effect of Termination; Severance.

                  (a) In the event of a Termination Without Cause, the Executive or his beneficiaries or estate shall have the right to receive the following:

                           (i) the unpaid portion of the Base Salary, computed on a pro rata basis to the Termination Date;

                           (ii) the unpaid portion of the Base Salary for the period beginning on the Termination Date and ending on the earlier of
         (A) 90 days from the Termination Date and (B) the date on which the Executive obtains subsequent employment (as an employee, consultant, independent contractor, or otherwise), payable in the same amounts and at the same intervals as the Base Salary was paid immediately prior to the Termination Date; provided, however, that in the event of a breach by the Executive of Section 6, 7, 8, or 9 on or after the Termination Date, the provisions of Section 11 shall apply; and

                           (iii) reimbursement for any expenses for which the Executive shall not have been previously reimbursed, as provided in
         Section 2(c); and

                           (iv) the portion of any bonus payable in accordance with Section 2(b) for the calendar year in which such termination occurs, pro rated through the date of such termination on a per diem basis.

                  (b) In the event of a Termination for Cause, an Involuntary Termination or a Resignation, the Executive or his beneficiaries or estate shall have the right to receive the following:

                           (i) the unpaid portion of the Base Salary, computed on a pro rata basis to the Termination Date; and

                           (ii) reimbursement for any expenses for which the Executive shall not have been previously reimbursed, as provided in
         Section 2(c).

                  (c) Upon any termination, neither the Executive nor his beneficiaries or estate shall have any further rights under this Agreement or any rights arising out of this Agreement other than as provided in Sections 5(a) and (b) above.

Section 6.        Nondisclosure and Nonuse of Confidential Information.

                  The Executive will not disclose or use at any time, either during the Employment Period and for a period of five years thereafter, any Confidential Information of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Executive's performance of duties assigned to the Executive by the Company.

Section 7.        Inventions and Patents.

                  The Executive agrees that all Work Product belongs to the Company. The Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product.

Section 8.        Non-Compete, Non-Solicitation, Non-Disparagement.

                  The Executive acknowledges and agrees with the Company that, during the course of the Executive's employment with the Company, the Executive has had and will continue to have the opportunity to develop relationships with existing employees, customers and other business associates of the Company and its Subsidiaries which relationships constitute goodwill of the Company, and the Company would be irreparably damaged if the Executive were to take actions that would damage or misappropriate such goodwill. Accordingly, the Executive agrees as follows:

                  (a) The Executive acknowledges that the Company currently conducts the Subject Business throughout the world (the "Territory"). Accordingly, during the term hereof and until the first anniversary of the Termination Date (the "Non-Compete Period"), the Executive shall not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business which competes or could, in the reasonable judgment of the Board, be deemed to be in competition with, at the time in question, the Company within the Territory, whether for or by himself or as an independent contractor, agent, stockholder, partner or joint venturer for any other Person. To the extent that the covenant provided for in this Section 8(a) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced. The Company acknowledges that the Executive holds a 10% membership interest in Igain, LLC, a Connecticut limited liability company which provides incentive services to the Company and to other customers which may be involved in on-line market research activities, and the Company agrees that Executive's relationship with Igain, LLC shall not be deemed to be a breach of this Section 8(a).

                  (b) Notwithstanding the foregoing, the aggregate ownership by the Executive of no more than two percent (on a fully-diluted basis) of the outstanding equity securities of any Person, which securities are traded on a national or foreign securities exchange, quoted on the NASDAQ stock market or other automated quotation system, and which Person competes with the Company (or any part thereof) within the Territory, shall not be deemed to be a violation of
Section 8(a). In the event that any Person in which the Executive has any financial or other interest directly or indirectly enters into a business during the Non-Compete Period that competes with the Company within the Territory, the Executive shall divest all of his interest (other than as permitted to be held pursuant to the first sentence of this Section 8(b)) in such Person within 15 days after such Person enters into such business that competes with the Company within the Territory.

                  (c) The Executive covenants and agrees that, during the period commencing with the Effective Date and ending on the first anniversary of the date on which the Executive ceases to be employed by the Company for any reason whatsoever, the Executive will not, directly or indirectly, either for himself or for any other Person (A) solicit any employee of the Company or any of its Subsidiaries to terminate his or her employment with the Company or any of its Subsidiaries or employ any such individual during his or her employment with the Company or any of its Subsidiaries and for a period of one year after such individual terminates his or her employment with the Company or any of its Subsidiaries, (B) solicit any customer of the Company or any of its Subsidiaries to purchase or distribute information, products or services of or on behalf of the Executive or such other Person that are competitive with the information, products or services provided by the Company or any of its Subsidiaries, or (c) take any action that may cause injury to the relationships between the Company or any of its Subsidiaries or any of their employees and any lessor, lessee, vendor, supplier, customer, distributor, employee, consultant or other business associate of the Company or any of its Subsidiaries as such relationship relates to the Company's or any of its Subsidiaries' conduct of their business.

                  (d) The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business which is competitive with the business of the Company and any of its Subsidiaries, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder or as described in the recitals hereto to clearly justify such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from otherwise earning a living.

                  (e) The foregoing non-compete restrictions shall not apply in the event that the Executive is forced to terminate his employment with the Company as a result of a material breach by the Company of any of its obligations to the Executive under this Agreement, the Shareholders' Agreement between the Company, the Executive and the other shareholders of the Company, to be entered into in connection with the Closing under the Purchase Agreement, and any Stock Option Agreement entered into between the Company and the Executive.

Section 9.        Delivery of Materials Upon Termination of Employment.

                  The Executive shall deliver to the Company at the termination of the Employment Period or at any time the Company may request all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product or the Subject Business which he may then possess or have under his control regardless of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.

Section 10.       Insurance.

                  The Company may, for its own benefit, maintain "keyman" life and disability insurance policies covering the Executive. The Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company obtaining and maintaining such policies.

Section 11.       Enforcement.

                  Because the Executive's services are unique and because the Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if the Executive violates any provision of the foregoing Sections 6, 7, 8 or 9, any payments then or thereafter due from the Company to the Executive pursuant to Section 5(a)(ii) shall be terminated forthwith and the Company's obligation to pay and the Executive's right to receive such payments shall terminate and be of no further force or effect, in each case without limiting or affecting the Executive's obligations under such Sections 6, 7, 8 and 9 or the Company's other rights and remedies available at law or equity.

Section 12.       Representations.

                  Each party hereby represents and warrants to the other party that (a) the execution, delivery and performance of this Agreement by such party does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which such party is a party or any judgment, order or decree to which such party is subject, and (b) upon the execution and delivery of this Agreement by such party, this Agreement will be a valid and binding obligation of such party, enforceable in accordance with its terms, except as enforcement hereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors rights generally or by general principles of equity. In addition, the Executive represents and warrants to the Company that the Executive is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other Person (other than the Executive's agreement with Igain, LLC referred to in Section 8(a)). The Company and the Executive hereby terminate all existing employment or consulting agreements between them, if any, to the extent such agreements may be in effect after the date hereof.

Section 13.       Definitions.

                  "Board" shall mean the board of directors of the Company.

                  "Business Day" shall mean any day that is not a Saturday, Sunday, or a day on which banking institutions in New York are not required to be open.

                  "Cause" shall mean (i) the Executive's material breach of any of the terms of this Agreement; (ii) the conviction of a crime involving fraud, theft or dishonesty by the Executive; (iii) the Executive's willful and continuing disregard of lawful instructions of the Board or superiors (if any);
(iv) the continued use of alcohol or drugs by the Executive to an extent that, in the good faith determination of the Board, such use interferes in any manner with the performance of the Executive's duties and responsibilities; or (v) the conviction of the Executive for violating any Law constituting a felony (including the Foreign Corrupt Practices Act of 1977).

                  "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company or any of its Subsidiaries in connection with the Subject Business, including, but not limited to, (i) information, observations, procedures and data obtained by the Executive while employed by the Company (including those obtained prior to the date of this Agreement) concerning the business or affairs of the Company or any of its Subsidiaries, (ii) products or services, (iii) costs and pricing structures, (iv) analyses, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and customer lists, (xii) other copyrightable works, (xiii) all production methods, processes, technology and trade secrets, and (xiv) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Executive proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

                  "Disability" shall mean the physical or mental inability of the Executive (i) to substantially perform all of his duties under this Agreement for a period of 90 consecutive days or longer or for any 90 days in any period of 365 consecutive days, or (ii) that, in the opinion of a physician selected by the Board (excluding the Executive if the Executive is a member of the Board at such time) is likely to prevent the Executive from substantially performing all of his duties under this Agreement for more than 90 days in any period of 365 consecutive days.

                  "Subsidiary" of the Company means and includes (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Company or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which the Company directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

                  "Work Product" shall mean all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, tradenames, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive in connection with or relating to (whether or not during usual business hours and whether or not alone or in conjunction with any other Person) the Executive's position and duties while employed by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, tradename and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing.

Section 14.       General Provisions.

                  (a) Severability. It is the desire and intent of the Parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (b) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and sufficient if (i) delivered personally, (ii) delivered by certified United States Post Office mail, return receipt requested, (iii) telecopied or (iv) sent to the recipient by a nationally-recognized overnight courier service (charges prepaid) and addressed to the intended recipient as set forth below:

                  (a)      if to the Executive, to:

                                    Hugh Davis
                                    c/o Greenfield Online, Inc.
                                    274 Riverside Avenue
                                    Westport, Connecticut  06880
                                    Telecopier:  (203) 221-0791

                           with a copy to:

                                    Levett, Rockwood & Sanders, P.C.
                                    33 Riverside Avenue
                                    Westport, Connecticut   06881
                                    Attention:  Suzanne B. Albani, Esq.
                                    Telecopier:  (203) 226-8025;

                  (b)      if to the Company, to:

                                    Greenfield Online, Inc.
                                    274 Riverside Avenue
                                    Westport, Connecticut  06880
                                    Attention:  President
                                    Telecopier:  (203) 221-0791

                           with copies to:

                                    Greenfield Holdings, Inc.
                                    c/o InSight Capital Partners III, L.P.
                                    122 East 42nd Street
                                    Suite 2300
                                    New York, New York  10168
                                    Attention:  Jeffrey Horing
                                    Telecopier:  (212) 681-0972;

                                    O'Sullivan Graev & Karabell, LLP
                                    30 Rockefeller Plaza
                                    New York, New York  10112
                                    Attention:  Ilan S. Nissan, Esq.
                                    Telecopier:  (212) 408-2420; and

                                    Preston Gates & Ellis LLP
                                    701 Fifth Avenue
                                    Suite 5000
                                    Seattle, Washington  98104
                                    Attention:  Robert Jaffe, Esq.
                                    Telecopier:  (206) 623-7022;

                  or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by mail, on the third Business Day following such mailing, (c) if telecopied, on the date telecopied, and (d) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch.

                  (c) Entire Agreement. This Agreement and the documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive and the Company and their respective successors, assigns, heirs, representatives and estate, as the case may be; provided, however, that the obligations of the Executive under this Agreement shall not be assigned without the prior written consent of the Company.

                  (f) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York .

                  (h) Descriptive Headings; Nouns and Pronouns. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

                  (i) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (j) Effectiveness. This Agreement shall not be deemed effective (the "Effective Date") until the consummation of the Closing under the Purchase Agreement.

                                    * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

                                     GREENFIELD ONLINE, INC.



                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:



                                    EXECUTIVE



                                    -------------------------------------
                                    Hugh Davis

                                                                       EXHIBIT C
                                                                       ---------

                                                                  EXECUTION COPY




================================================================================






                             SHAREHOLDERS' AGREEMENT

                                      AMONG

                             GREENFIELD ONLINE, INC.

                                       AND

                                THE SHAREHOLDERS

                               (AS DEFINED HEREIN)

                                  May 17, 1999






================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                  Page
                                                                                                                  ----

Section 1.        Restrictions on Transfer of Shareholder Shares; No Preemptive Rights.............................1


Section 2.        Repurchase of Retained Shareholder Shares from Management Retained Shareholders..................2


Section 3.        Permitted Transfers of Retained Shareholder Shares...............................................3


Section 4.        Closing of Transfers.............................................................................4


Section 5.        Additional Restrictions on Transfer of Shareholder Shares........................................4


Section 6.        Sale of theCompany...............................................................................5


Section 7.        Election of Directors; Voting....................................................................6


Section 8.        Board Approval; Power of Attorney................................................................6


Section 9.        Regulatory Matters...............................................................................7


Section 10.       Joinders; Additional Shares of Stock.............................................................8


Section 11.       No Conflicting Agreements........................................................................8


Section 12.       Termination......................................................................................9


Section 13.       Definitions......................................................................................9


Section 14.       General Provisions...............................................................................14


                             Schedules and Exhibits
                             ----------------------



Exhibit A - Form of Retained Shareholder Joinder
Exhibit B - Form of Investor Joinder
Exhibit C - Small Business Side Letter


Schedule I - Investor
Schedule II - Retained Shareholder

                                                      SHAREHOLDERS' AGREEMENT
                                              dated as of May 17, 1999, among
                                              GREENFIELD ONLINE, INC., a
                                              Connecticut corporation (the
                                              "Company"), the Investor listed on
                                              Schedule I hereto (together with
                                              each Person who becomes an
                                              Investor under this Agreement, the
                                              "Investors"), and the Retained
                                              Shareholder of the Company listed
                                              on Schedule II hereto (together
                                              with each Person who becomes a
                                              Retained Shareholder under this
                                              Agreement, the "Retained
                                              Shareholders").

                  The Investors and the Retained Shareholders are collectively referred to herein as the "Shareholders" and individually as a "Shareholder". Capitalized terms used herein are defined in Section 13.

                  The Company and the Shareholders desire to enter into this Agreement for the purposes, among others, of (i) assuring continuity in the management and ownership of the capital stock of the Company and (ii) limiting the manner and terms by which the Retained Shareholder Shares may be transferred.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         Section 1. Restrictions on Transfer of Shareholder Shares; No Preemptive Rights.

                  (a) No Retained Shareholder shall sell, transfer, assign or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law or otherwise) (a "Transfer") any interest in any Retained Shareholder Shares, except pursuant to (i) Sections 1(b) and (c) hereof, (ii) Sections 2 or 3 hereof, (iii) a Public Sale or (iv) a Sale of the Company effected in accordance with Section 6 hereof (the Transfers referred in clauses (ii), (iii) and (iv) being referenced herein as "Exempt Transfers"); provided, however that a Management Retained Shareholder may not Transfer any interest in any Retained Shareholder Shares until the fourth anniversary of the date hereof except pursuant to the provisions of Section 3. Notwithstanding anything in this Agreement to the contrary, no Retained Shareholder shall Transfer any Shareholder Shares to any Competitor. As used herein, the term "Competitor" means (i) any Person who is engaged in the Subject Business (as such term is defined in the Purchase Agreement) and (ii) any Affiliate of a Person identified in clause (i) above. Pursuant to Section 33-683(b)(2) of the Connecticut Business Corporation Act (the "CBCA"), the Shareholders hereby waive any and all preemptive rights to which they may otherwise be entitled pursuant to Section 33-683 of the CBCA.

                  (b) Procedure for Transfer of Retained Shareholder Shares by Retained Shareholders. Prior to making any Transfer other than pursuant to an Exempt Transfer, a Retained Shareholder shall give written notice (the "Sale Notice") to the Company and the Investors. The Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the number of Retained Shareholder Shares to be Transferred, the terms and conditions of the proposed Transfer and shall confirm that the offer to purchase such shares is irrevocable for at least 40 days. The Transferring Shareholder shall not consummate such Transfer until 40 days after the Sale Notice has been given to the Company and the Investors, unless the parties to the Transfer have been finally determined pursuant to this Section 1 prior to the expiration of such 40-day period (the date of the first to occur of such events is referred to herein as the "Sale Authorization Date").

                  (c) First Refusal Rights with Respect to Retained Shareholder Shares. The Company may elect to purchase all, or any portion, of the Retained Shareholder Shares to be Transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Transferring Shareholder and the Investors within 20 days after the Sale Notice has been given to the Company and the Investors. If the Company has not elected to purchase all of the Retained Shareholder Shares to be Transferred, the Company shall provide notice of such election to the Investors and the Investors may elect to purchase all (but not less than all) of their respective Proportionate Percentage of the Retained Shareholder Shares not purchased by the Company upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to the Transferring Shareholder within 30 days after the Sale Notice has been given. In any written notice of such acceptance, any Investor may offer to purchase any of such Retained Shareholder Shares not purchased by the other Investors, up to such Investor's ratable share of such unpurchased Retained Shareholder Shares actually purchased pursuant to this Section 1(c), in which case any such Retained Shareholder Shares not accepted by the Investors shall be deemed to have been offered to and accepted by the Investors that exercised his, her or its option under this sentence on the above-described terms and conditions. The Transferring Shareholder may Transfer the Retained Shareholder Shares not elected to be purchased by the Company and the Investors, at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 90-day period immediately following the Sale Authorization Date. Any Retained Shareholder Shares not Transferred within such 90-day period shall be subject to the provisions of Sections 1(b) and (c) upon subsequent Transfer.

         Section 2. Repurchase of Retained Shareholder Shares from Management Retained Shareholders.

                  (a) In the event of a Termination of Employment of any Management Retained Shareholder (a "Terminated Shareholder"), the Company or its designee shall have the right (but not the obligation) to repurchase from such Terminated Shareholder (and each member of the Group of such Terminated Shareholder) (x) all or any part of the Retained Shareholder Shares owned by such Terminated Shareholder or any member of such Terminated Shareholder's Group which constitute Non-Qualifying Retained Shareholder Shares, (y) if such Termination of Employment shall be a Termination for Cause, all or part of the Retained Shareholder Shares owned by such Terminated Shareholder or any member of such Terminated Shareholder's Group which constitute Qualifying Shareholder Shares and (z) if such Termination of Employment shall be a Termination for Cause all or part of any vested Shareholder Shares owned by such Terminated Shareholder or any member of such Terminated Shareholder's Group. The parties hereto acknowledge that, as of the date hereof, Andrew Greenfield is not a Management

Retained Shareholder.

                  (b) The repurchase right of the Company or its designee under this Section 2 may be exercised by written notice (a "Repurchase Notice"), specifying the number of Retained Shareholder Shares to be repurchased, and given to the Terminated Shareholder within 90 days of the Termination Date (or, if the Company shall not have assigned its rights under this Section 2 and shall be legally prevented (whether by contract, statute or otherwise) from making such repurchase during the foregoing 90-day period, then such Repurchase Notice may be delivered by the Company within 45 days after the date on which it shall be legally permitted to make such repurchase), but in no event shall the Company be permitted to make such election after the third anniversary of the Termination Date. Any such Retained Shareholder Shares which are not purchased by the Company or its designee during such period may be purchased by the Investors, such purchase right to be exercisable upon 10 days written notice (a "Purchase Notice") to the Terminated Shareholder after the date upon which the number of Shareholder Shares to be repurchased by the Company, if any, shall have been fully determined. Each such Investor may purchase up to his, her or its Investor Percentage of such Retained Shareholder Shares. In any such Purchase Notice, an Investor may offer to accept for purchase any of such Retained Shareholder Shares not accepted by other Investors up to such Investor's ratable share of such unaccepted Retained Shareholder Shares, determined by reference to the actual number of Shareholder Shares owned by each Investor actually purchasing Retained Shareholder Shares pursuant to this
Section 2(b). Upon the delivery of a Repurchase Notice or Purchase Notice to the Terminated Shareholder, the Terminated Shareholder shall be obligated to sell or cause to be sold to the Company, its designee or the Investors, as the case may be, the Retained Shareholder Shares specified in such Repurchase Notice or Purchase Notice, as the case may be.

                  (c) The price per Retained Shareholder Share to be paid under this Section 2 shall be determined as follows:

                           (i) in the case of a repurchase of either (A) any Non-Qualifying Retained Shareholder Shares or (B) any (1) Qualifying Retained Shareholder Shares or (2) vested Shareholder Shares issued pursuant to the exercise of an option or warrant, or options or warrants for such vested Shareholder Shares, in each case in this clause (B) following a Termination for Cause, the repurchase price to be paid for each Retained Shareholder Share shall be the original cost (subject to pro rata adjustment in the event of any stock split, stock dividend or other subdivision of the Common Shares or reverse stock split or other combination of the Common Shares or other similar pro rata recapitalization event affecting the Common Shares) paid for each such Retained Shareholder Share, provided that the original cost of an option or warrant to purchase Stock shall be $1.00 in the aggregate for all options or warrants which comprise a given option or warrant grant.

                  (d) The purchase price to be paid for any repurchase of Retained Shareholder Shares pursuant to this Section 2 shall be paid in cash.

         Section 3.   Permitted Transfers of Retained Shareholder Shares.

                  The restrictions contained in Section 1(a) hereof shall not apply with respect to any Transfer of Retained Shareholder Shares by (i) in the case of any Retained Shareholder who is an individual, pursuant to a gift, will or the applicable laws of descent and distribution, among such individual's Family Group or to a trust in which such Retained Shareholder is the settlor and such Retained Shareholder or any member of his or her Family Group is or are the beneficiaries thereof, (ii) in the case of any Retained Shareholder who is not an individual, to any member of the Group to which such Retained Shareholder belongs, (iii) repurchase or acquisition of any Retained Shareholder Shares by an Investor (in which case, such Retained Shareholder Shares shall be deemed to be Investor Shares) or by the Company pursuant to approval by the Board, or (iv) any Retained Shareholder to a financial institution in respect of the pledge of his or her Retained Shareholder Shares to any such financial institution providing financing to such Retained Shareholder; provided, however, that the restrictions contained herein shall continue to be applicable to the Retained Shareholder Shares after any such Transfer pursuant to clauses (i), (ii), (iii) and (iv) above and; provided further, however, that the transferees of such Retained Shareholder Shares shall have executed and delivered to the Company a Retained Shareholder Joinder pursuant to Section 10 hereof.

         Section 4.   Closing of Transfers.

                  Transfers of Retained Shareholder Shares by any Shareholder to the Company or any other Person under the terms of Section 2 or 3 hereof shall be made at the offices of the Company on a mutually satisfactory Business Day within 10 days after the expiration of the last applicable period described in the relevant Section. Delivery of certificates or other instruments evidencing such Shareholder Shares or shares of Stock, as the case may be, duly endorsed for transfer and free and clear of all encumbrances, shall be made on such date against payment of the purchase price therefor.

         Section 5.   Additional Restrictions on Transfer of Shareholder Shares.

                  (a) Legend. The certificates representing the Shareholder Shares shall bear the following legend:

                  "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS' AGREEMENT DATED AS OF MAY 17, 1999, AMONG GREENFIELD ONLINE, INC. AND THE HOLDERS OF OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF GREENFIELD ONLINE, INC."

                  (b) Opinion of Counsel. Unless waived by the Company, no holder of Shareholder Shares may Transfer any Shareholder Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such Transfer.

                  (c) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Shareholder Shares in violation of any provision of this Agreement shall be void ab initio, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shareholder Shares as the owner of such Shareholder Shares for any purpose.

         Section 6.   Sale of the Company.

                  (a) Approved Sale. If the Board or if the holders of a majority of the Investor Shares then outstanding approve a Sale of the Company (an "Approved Sale"), the holders of Retained Shareholder Shares shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as (i) a merger or consolidation of the Company or a sale of all or substantially all of the Company's assets, each holder of Retained Shareholder Shares hereby waives any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or
(ii) a sale of the Company's Stock, the holders of Retained Shareholder Shares hereby agree to sell their Retained Shareholder Shares on the terms and conditions approved by the Board or the holders of a majority of the then outstanding Investor Shares, as the case may be. The holders of Retained Shareholder Shares shall take all necessary and desirable actions in connection with the consummation of the Approved Sale, including, but not limited to, the execution of such agreements and such instruments and other actions reasonably necessary to provide the representations, warranties, indemnities, covenants, conditions, non-compete agreements, escrow agreements and other provisions and agreements relating to such Approved Sale. In the event that any holder of Retained Shareholder Shares fails for any reason to take any of the foregoing actions, he, she or it hereby grants an irrevocable power of attorney to any Shareholder, Board member or the Company to take all actions and execute and deliver all documents deemed by such Persons necessary to effectuate the terms of this Section 6. Any Retained Shareholder who shall Transfer Retained Shareholder Shares in connection with an Approved Sale shall receive the same type of consideration in respect of his Retained Shareholder Shares and upon the same terms and conditions as all other Shareholders participating in such Approved Sale.

                  (b) Purchaser Representative. If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Regulation D (or any similar rule or regulation thereunder) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each holder of Retained Shareholder Shares shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated under Regulation D) reasonably acceptable to the Company. If any holder of Retained Shareholder Shares appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative, but if any holder of Retained Shareholder Shares declines to appoint the purchaser representative designated by the Company such holder shall appoint another purchaser representative (reasonably acceptable to the

Company), and such holder shall be responsible for the fees of the purchaser representative so appointed.

         Section 7.   Election of Directors; Voting.

                  (a) The number of directors constituting the Board of the Company, as fixed from time to time by the Board in accordance with the Company's by-laws, shall initially be five (5). Notwithstanding any provision in the Company's by-laws, the number of directors constituting the Board shall not be changed without the consent of a majority of the Investor Shares. At each annual meeting of the holders of any class of Stock, and at each special meeting of the holders of any class of Stock called for the purpose of electing directors of the Company, and at any time at which holders of any class of Stock shall have the right to, or shall, vote for or consent in writing to the election of directors of the Company, then, and in each such event, the Shareholders shall vote all of the Shareholder Shares owned by them or their Affiliates, and their respective transferees shall so vote for, or consent in writing with respect to such shares in favor of, the election of a Board of the Company constituted as follows:

                           (i) two (2) directors who shall be designated and approved by the Management Retained Shareholders holding at least a majority of the then outstanding Retained Shareholder Shares held by Management Retained Shareholders; and

                           (ii) three (3) directors who shall be designated and approved by the holders of at least a majority of the then outstanding Investor Shares.

               The parties hereby designate and approve the following individuals to serve as the initial members of the Board effective as of the day after the Closing Date (i) the Management Retained Shareholders hereby designate and approve Joel Mesznik and Rudy Nadilo as directors pursuant to Section 8(a)(i) hereof, and (ii) the Investor hereby designates and approves Jeffrey Horing, Peter Sobiloff and Burt Manning as directors pursuant to Section 8(a)(ii) hereof. The directors designated under Section 8(a)(i) shall designate one of such directors to serve on the Board's compensation committee. The directors designated under Section 8(a)(ii) shall designate one of such directors to serve on the Board's compensation committee and on each other committee of the Board.

                  (b) The holders of Shareholder Shares shall vote their shares
(i) to remove any director whose removal is required by the party or parties with the power to designate such director and (ii) to fill any vacancy created by the removal, resignation or death of a director, in each case for the election of a new director designated and approved, if approval is required, in accordance with the provisions of this Section 7. Vacancies of the Board shall be filled within 30 days of the date such vacancy is created or immediately before the first action to be taken by the Board after the date such vacancy is created.

         Section 8.   Board Approval; Power of Attorney.

                  (a) Consistent with the requirements of applicable law, the Board shall act by a majority as constituted in a supervisory role with respect to the Company and shall be responsible for strategic decisions relating to the Company.

                  (b) The following transactions by the Company or any Subsidiary thereof shall require the specific approval of a majority of the Board (notwithstanding any law requiring the specific approval of a percentage higher than a majority of the Board) as constituted:

                           (i) the Company's annual budget and capital expenditures which shall exceed 15% of the annual budget theretofore approved by the Board;

                           (ii) the hiring or dismissal of any employee, agent, representative or consultant who or which is or will be paid an aggregate annual compensation or consideration in excess of $125,000;

                           (iii) the direct or indirect investment in, purchase or other acquisition of, in one or a series of transactions, any business, assets, securities or other property of another Person, other than in the ordinary course of business;

                           (iv) any transaction (other than in the ordinary course of business, consistent with past practices) involving aggregate consideration to or from the Company or any Subsidiary in excess of $250,000;

                           (v) any agreement or transaction between the Company and any Affiliate of the Company; provided, however, that the foregoing shall not restrict (A) transactions between the Company and any of its Subsidiaries, if any, or among any of such Subsidiaries, if any, (B) payments to employees of the Company in the ordinary course of business of the Company or any of its Subsidiaries, (C) transactions pursuant to any stock option or other incentive-based plan for employees of the Company that is approved by the Board, and (D) transactions contemplated by this Agreement;

                           (vi) any amendment or modification of the Company's articles of incorporation or by-laws; and

                           (vii) an Approved Sale, or any Public Offering of the Stock of the Company.

         Section 9.        Regulatory Matters.

                  (a) Each Shareholder agrees to cooperate with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement dated the date hereof among the Company, the Investor and certain other parties, a copy of which is attached hereto as Exhibit C, regarding small business matters (the "Small Business Sideletter"), including, without limitation, voting to approve amending the Company's articles or certificate of incorporation, the Company's bylaws or this Agreement in a manner reasonably acceptable to the Shareholders or any Regulated Holder (as defined in the Small Business Sideletter) entitled to make such request pursuant to the Small Business Sideletter in order to remedy a Regulatory Problem (as defined in the Small Business Sideletter). Anything contained in this Section 9 to the contrary notwithstanding, no Shareholder shall be required under this Section 9 to take any action that would adversely affect in any material respect such Shareholder's rights under this Agreement or as a shareholder of the Company.

                  (b) The Company and each Shareholder agree not to amend or waive the voting or other provisions of the Company's articles or certificate of incorporation, the Company's bylaws or this Agreement if such amendment or waiver would cause any Regulated Holder to have a Regulatory Problem (as defined in the Small Business Sideletter). The Investor agrees to notify the Company as to whether or not it or any of its Affiliates would have a Regulatory Problem promptly after the Investor has notice of such amendment or waiver.

         Section 10.  Joinders; Additional Shares of Stock.

                  (a) Any transferee of Stock of the Company from an Investor (other than the Company, a Retained Shareholder or a transferee in a Public
Sale) shall, as a condition to such Transfer, become an Investor for purposes of this Agreement, and if such transferee is not already bound hereby as an Investor, he, she or it shall execute and deliver to the Company an Investor Joinder. Any transferee of Stock of the Company from a Retained Shareholder (other than the Company, an Investor or a transferee in a Public Sale) shall, as a condition to such Transfer, become a Retained Shareholder for purposes of this Agreement, and if such transferee is not already bound hereby as a Retained Shareholder, he, she or it shall execute and deliver to the Company a Retained Shareholder Joinder. Any transferee of Stock from Andrew Greenfield shall, as a further condition to such Transfer, agree to bound by the terms and conditions of Section 1.8 (if applicable) of the Purchase Agreement with respect to such Stock.

                  (b) In the event additional shares of Stock are issued by the Company to a Shareholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares of Stock, such additional shares of Stock shall, as a condition to such issuance, become subject to the terms and provisions of this Agreement.

                  (c) In the event additional shares of Stock are issued by the Company to any Person that is (i) an employee, manager, officer, director or consultant of the Company or (ii) a third party investor which is not an Affiliate of the Company, such Person, as a condition to receiving such shares of Stock shall agree to execute and deliver to the Company a joinder in substantially the form of Exhibit A (in the case of clause (i)) or Exhibit B (in the case of clause (ii)), and to be deemed a Shareholder hereunder and agree that such additional shares will be subject to the terms and provisions of this Agreement provided that if such Person was a Retained Shareholder prior thereto, such Person shall be deemed to have continued such status and if such Person was an Investor prior thereto, such Person shall be deemed to have continued such status.

         Section 11.  No Conflicting Agreements.

                  No Shareholder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Stock on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Shareholders or with Persons that are not parties to this Agreement), including, but not limited to, agreements or arrangements with respect to the acquisition or disposition of Stock in a manner that is inconsistent with this Agreement.

         Section 12.       Termination.

                  (a) The provisions of this Agreement specified below shall terminate and, except as otherwise expressly provided herein, shall be of no further force or effect and shall not be binding upon any party hereto, at the times specified below:

                           (i) Sections 1, 2 (with respect to all Qualifying Retained Shareholder Shares) 5, 6, 7, 8 and 10 hereof shall terminate upon the first to occur of a Sale of the Company or a Qualified Public Offering;

                           (ii) Section 2 hereof shall terminate as to (x) those Non-Qualifying Retained Shareholder Shares that are registered in a Qualified Public Offering or sold pursuant to a Sale of the Company or
         (y) those Retained Shareholder Shares Transferred in compliance with this Agreement to any Person other than to a Retained Shareholder or other than to a member of any Retained Shareholder's Group;

                           (iii) all provisions of this Agreement shall terminate upon the first to occur of (A) the dissolution, liquidation or winding-up of the Company and (B) the approval of such termination by (1) the Company and (2) the holders of a majority of the then outstanding Investor Shares.

                  (b) As to any particular Shareholder, this Agreement shall no longer be binding or of further force or effect as to such Shareholder, except as noted below or otherwise expressly provided herein, as of the date such Shareholder has Transferred all such Shareholder's Shareholder Shares and the transferee(s) of such Shareholder Shares, if required by this Agreement, shall have become a party hereto; provided, however, that no such termination shall be effective if such Shareholder or such transferee(s) is/are in breach of this Agreement.

         Section 13.       Definitions.

                  "Affiliate" means, with respect to any Person, any of (a) a director, officer, partner or member of such Person, (b) a spouse, parent, sibling or descendant of such Person or a spouse, parent, sibling or descendant of a director, officer, or partner of such Person and (c) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Approved Sale" shall have the meaning set forth in Section 6.

                  "Board" means the board of directors of the Company.

                  "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

                  "Class A Common," means the Class A Common Stock, $0.01 par value per share, of the Company.

                  "Class B Common" means the Class B Common Stock, $0.01 par value per share, of the Company.

                  "Closing Date" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Common Shares" means the Class A Common and/or the Class B Common, as applicable.

                  "Company" shall have the meaning set forth in the Caption.

                  "Disability" shall have the meaning, in the case of any Retained Shareholder, set forth in the Employment Agreement, if any, of such Retained Shareholder, or in the absence of such an Employment Agreement, shall mean the physical or mental inability of the Retained Shareholder (i) to substantially perform all of his or her duties for a period of 90 consecutive days or longer or for any 90 days in any period of 365 consecutive days, or (ii) that, in the opinion of a physician selected by the Board (excluding the Retained Shareholder if the Retained Shareholder is a member of the Board at such time), is likely to prevent the Retained Shareholder from substantially performing all of his or her duties for more than 90 days in any period of 365 consecutive days.

                  "Employment Agreement" shall mean the employment agreement between the Company or any of its Subsidiaries and the appropriate Retained Shareholder.

                  "Exempt Transfers" shall have the meaning set forth in Section 1.

                  "Family Group" means an individual's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such individual and/or the individual's spouse or descendants.

                  "Group" means:

                  (i) in the case of any Shareholder which is a partnership or a limited liability company, (a) such partnership or limited liability company and any of its limited or general partners or members, (b) any corporation or other business organization to which such partnership or limited liability company shall sell all or substantially all of its assets or with which it shall be merged and (c) any Affiliate of such partnership or limited liability company;

                  (ii) in the case of any Shareholder which is a corporation,
(a) such corporation,

(b) any corporation or other business organization to which such corporation shall sell or transfer all or substantially all of its assets or with which it shall be merged and (c) any Affiliate or shareholder of such corporation; and

                  (iii) in the case of any Shareholder who is an individual, such Shareholder's Family Group.

                  "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, individually and with its Group does not own in excess of 5% of the Common Shares on a fully diluted basis.

                  "Investor Joinder" means a joinder agreement, substantially in the form of Exhibit B hereto, by which a Person becomes an Investor after the date hereof.

                  "Investor Shares" means any Shareholder Shares held by an Investor.

                  "Investor" shall have the meaning set forth in the Caption.

                  "Investor Percentage" means, as to each Investor, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Stock of the Company held by such Investor, and the denominator of which is the total number of shares of Stock of the Company held by all of the Investors.

                  "Management Retained Shareholder" means any Retained Shareholder who is an officer or employee of the Company or any Subsidiary, and includes such officer's or employee's Family Group.

                  "Non-Qualifying Retained Shareholder Shares" means all Retained Shareholder Shares constituting outstanding shares of Stock held by a Management Retained Shareholder that are not Qualifying Retained Shareholder Shares and which were not acquired upon the exercise of any option or warrant.

                  "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Proportionate Percentage" means the pro rata percentage of Stock being offered for sale that each Investor shall be entitled to purchase, which pro rata percentage, as to each such Investor, shall be the percentage figure which expresses the ratio between the number of Common Shares owned by such Investor and the aggregate number of Common Shares owned by all Shareholders (in each case calculated on a fully diluted basis) excluding, in the case of Sections 1(b) and (c) hereof, the Stock proposed to be Transferred by a Retained Shareholder.

                  "Public Offering" means the sale, in an underwritten public offering registered under the Securities Act, of the Common Shares, other than any offering made in connection with a business acquisition or an employee benefit plan.

                  "Public Sale" means any sale of Shareholder Shares to the public pursuant to an offering registered under the Securities Act or subsequent to the Company registering any offering Shareholder Shares under the Securities Act to the public through a broker, dealer or market maker (pursuant to the provisions of Rule 144 promulgated under the Securities Act or otherwise).

                  "Purchase Agreement" means the Stock Purchase and Redemption Agreement dated as of May 12, 1999, among the Company and the Shareholders, as amended, modified or supplemented from time to time.

                  "Purchase Notice" shall have the meaning set forth in Section
2.

                  "Qualified Public Offering" means the sale by one or more Persons in an underwritten Public Offering under the Securities Act of equity securities of the Company (or its successor) which results in the aggregate gross proceeds to the Company from such sales (before underwriters' discounts and selling commissions) greater than or equal to $30 million and following which such securities are listed or admitted for trading on a nationally-recognized securities exchange or on the Nasdaq National Market System.

                  "Qualifying Retained Shareholder Shares" means, in the case of Retained Shareholder Shares constituting outstanding shares of Stock held by a Management Retained Shareholder which were not acquired upon the exercise of any option or warrant, (i) on the first anniversary of the applicable Retained Shares Acquisition Date, 25% of the Retained Shareholder Shares so acquired on such Retained Shares Acquisition Date; and (ii) on each six-month anniversary thereafter, 12.5% of the Shareholder Shares acquired on such Retained Shares Acquisition Date, until 100% of the Shareholder Shares acquired on such Retained Shares Acquisition Date have become Qualifying Retained Shareholder Shares. Prior to the first anniversary of the applicable Retained Shares Acquisition Date, none of the Retained Shareholder Shares held by such Management Shareholder shall be Qualifying Retained Shareholder Shares. In the case of any Management Retained Shareholder, any Retained Shareholder Shares may be subject to such accelerated vesting as set forth in the Joinder executed by such Management Retained Shareholder.

                  "Repurchase Notice" shall have the meaning set forth in
Section 2.

                  "Retained Shareholder Joinder" means a joinder agreement, substantially in the form of Exhibit A hereto, by which a person becomes a Retained Shareholder after the date hereof.

                  "Retained Shareholder Shares" shall mean any Shareholder Shares held by a Retained Shareholder or the Retained Shareholder's Group.

                  "Retained Shares Acquisition Date" means, as to Shareholder Shares acquired by a Management Retained Shareholder as part of a single transaction, the date on which the Management Retained Shareholder acquired such Shareholder Shares.

                  "Sale Authorization Date" shall have the meaning set forth in
Section 1(b).

                  "Sale Notice" has the meaning set forth in Section 1(b).

                  "Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties that are Affiliates pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or issuance, sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Shareholder" shall have the meaning set forth in the Preamble.

                  "Shareholder Shares" means (i) any Common Shares purchased or otherwise acquired by any Shareholder (including, without limitation, any shares of Common Shares purchased upon exercise of an option or warrant to acquire Common Shares or a similar security or Shareholder Shares acquired upon the consummation of a merger), (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Shares referred to in clause
(i) above by way of stock dividend or stock split or in connection with a combination of shares, exchange of capital stock, recapitalization, merger, consolidation or other reorganization and (iii) any other shares of Stock of the Company held by a Shareholder.

                  "Small Business Side Letter" has the meaning set forth in
Section 9(a).

                  "Stock" means, with respect to any Person, such Person's capital stock or any options, warrants or other securities (including debt securities) that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock. Whenever a reference herein to Stock is referring to any derivative security, such term shall include such derivative security and all underlying Stock directly or indirectly issuable upon conversion, exchange or exercise of such derivative security.

                  "Subsidiary" means, with respect to any Person, any other Person of which the securities having a majority of the ordinary voting power in electing the board of directors (or other governing body) are, at the time as of which any determination is being made, owned by such first Person either directly or through one or more of its Subsidiaries.

                  "Terminated Shareholder" shall have the meaning set forth in
Section 2(a).

                  "Termination Date" shall mean as to such Retained Shareholder, the effective date of the Termination of Employment of such Retained Shareholder.

                  "Termination for Cause" shall have the meaning, in the case of any Management Retained Shareholder, set forth in the Employment Agreement, if any, of such Management Retained Shareholder, or in the absence of such an Employment Agreement, shall mean a Termination of Employment for Cause (as defined herein).

                  "Termination of Employment" shall mean, as to any Management Retained Shareholder, the termination of the employment with the Company or any of its Subsidiaries of such Management Retained Shareholder for any reason whatsoever, including, but not limited to, termination by Resignation, discharge (either pursuant to a Termination of Employment for Cause or otherwise), retirement, death, Disability or non-renewal of an Employment Agreement.

                  "Termination of Employment for Cause" shall mean (i) the Management Retained Shareholder's material breach of any of the terms of his Employment Agreement; (ii) the conviction of a crime involving fraud, theft or dishonesty by the Management Retained Shareholder; (iii) the Management Retained Shareholder's willful and continuing disregard of lawful instructions of the Board or superiors (if any); (iv) the continued use of alcohol or drugs by the Management Retained Shareholder to an extent that, in the good faith determination of the Board, such use interferes in any manner with the performance of the Management Retained Shareholder's duties and responsibilities as an employee of the Company; or (v) the conviction of the Management Retained Shareholder for violating any law constituting a felony (including the Foreign Corrupt Practices Act of 1977).

                  "Transfer" has the meaning set forth in Section 1(a).

                  "Voting Stock" means the capital stock, of any class, of the Company entitled to vote for the election of directors of the Company.


         Section 14.       General Provisions.

                  (a) Amendment; Waiver and Release. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by the Company and the holders of at least a majority of the Voting Stock held by the Shareholders; provided, however, that no such modification, amendment or waiver that would be adverse to the interests of any
(i) Retained Shareholder shall be made without the prior written consent of a majority in interest of the Retained Shareholders, and (ii) Investor shall be made without the prior written consent of a majority in interest of the Investors. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  (b) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (c) Entire Agreement. Except as otherwise expressly set forth herein, this document and the other documents referred to herein constitute the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders and any subsequent holders of Shareholder Shares and the respective successors and assigns of each of them, so long as they hold Shareholder Shares. The Investor may assign its rights under this Agreement to any of its members without the consent of any other party hereto. None of the provisions hereof shall create, or be construed or deemed to create, any right of employment in favor of any Person by the Company or any of its Subsidiaries. This Agreement is not intended to create any third party beneficiaries.

                  (e) Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  (f) Remedies. The Company and the Shareholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Shareholder may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                  (g) Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (i)      if to the Company, to:

                                        Greenfield Online, Inc.
                                        274 Riverside Avenue
                                        Westport, Connecticut 06880
                                        Attention: Chief Executive Officer
                                        Telecopier: (203) 221-0791;

                                    with copies to:

                                        Preston Gates & Ellis LLP
                                        701 Fifth Avenue
                                        Suite 5000
                                        Seattle, Washington 98014
                                        Attention:  Robert S. Jaffe, Esq.
                                        Telecopier: (206) 623-7022

                           (ii)     if to the Investor, to:

                                        Greenfield Holdings, LLC
                                        c/o InSight Capital Partners III, L.P.
                                        122 East 42nd Street, Suite 2300
                                        New York, New York 10168
                                        Attention:  Jeffrey Horing
                                        Telecopier:  (212) 681-0972;

                                     with a copy to:

                                        O'Sullivan Graev & Karabell, LLP
                                        30 Rockefeller Plaza
                                        41st Floor
                                        New York, New York  10112
                                        Attention:  Ilan S. Nissan, Esq.
                                        Telecopier:  (212) 408-2420; and


                           (iii) if to any Retained Shareholder or any other Investor, at the address set forth on the signature page hereto or in the applicable Retained Shareholder Joinder or Investor Joinder.

               All such notices and other communications shall be deemed to have been given and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of delivery by telecopy (if confirmed), on the date of such delivery, (C) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (D) in the case of mailing, on the third Business Day following such mailing.

                  (h) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

                  (i) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCEPT WITH RESPECT TO MATTERS RELATED SOLELY TO CORPORATE

GOVERNANCE IN WHICH CASE THIS AGREEMENT (SOLELY AS TO SUCH MATTERS) WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAWS OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICTS OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                  (j) WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

                  (k) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (l) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

                  (m) Effectiveness. This Agreement shall not be deemed effective until the consummation of the Closing (as defined in the Purchase Agreement) under the Purchase Agreement.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Shareholders' Agreement on the day and year first above written.

                                                 GREENFIELD ONLINE, INC.



                                                 By: --------------------
                                                     Name:
                                                     Title:


                                    Investor:

                                                 GREENFIELD HOLDINGS, LLC



                                                 By: --------------------
                                                     Name:
                                                     Title:


                                                 Retained Shareholder:






                                                 ------------------------
                                                 Andrew Greenfield
                                                 c/o Greenfield Consulting, Inc.
                                                 274 Riverside Avenue
                                                 Westport, CT  06880

                                                                       EXHIBIT A
                                                                       ---------


                        RETAINED SHAREHOLDER JOINDER


                  By execution of this Retained Shareholder Joinder, the undersigned agrees to become a party to that certain Shareholders' Agreement dated as of May __, 1999, among Greenfield Online, Inc., a Connecticut corporation, and its shareholders. The undersigned shall have all the rights, and shall observe all the obligations, applicable to a Retained Shareholder.


Name:
     -----------------------------

Address for                                  with copies
Notices:                                     to:

----------------------------------         ---------------------------------

----------------------------------         ---------------------------------

----------------------------------         ---------------------------------


                                           Signature:
                                                     -----------------------

                                           Date:
                                                ----------------------------

                                                                       EXHIBIT B
                                                                       ---------


                                INVESTOR JOINDER

                  By execution of this Investor Joinder, the undersigned agrees to become a party to that certain Shareholders' Agreement dated as of May __, 1999, among Greenfield Online, Inc., a Connecticut corporation, and its shareholders. The undersigned shall have all the rights, and shall observe all the obligations, applicable to an Investor.


Name:
     -----------------------------

Address for                                  with copies
Notices:                                     to:

----------------------------------         ---------------------------------

----------------------------------         ---------------------------------

----------------------------------         ---------------------------------


                                           Signature:
                                                     -----------------------

                                           Date:
                                                ----------------------------

                                                                      EXHIBIT C

                           SMALL BUSINESS SIDE LETTER

                                                              May 17, 1999



Greenfield Online, Inc.
274 Riverside Avenue
Westport, Connecticut 06880


Ladies and Gentlemen:

              Reference is made to that certain Stock Purchase and Redemption Agreement (the "Purchase Agreement"), dated as of May 12, 1999, among Greenfield Online, Inc. (the "Company"), Greenfield Holdings, LLC ("Investor") and the other parties identified therein, pursuant to which the Investor is acquiring certain of the Company's Class B Common Shares (the "Shares"). Imprimis SB, L.P. and UBS Capital II LLC are Small Business Investment Companies (the "SBICs") licensed by the United States Small Business Administration ("SBA") and are members of the Investor.

              In order for the SBICs to acquire and hold, indirectly through the Investor, the Shares, the SBICs and the Investor must obtain from the Company certain representations and rights as set forth below. As a material inducement to the Investor to enter into the Purchase Agreement and to acquire the Shares, the Company hereby makes the following representations and warranties and agrees to comply with the following covenants:

         1.       Small Business Matters.

              (a) The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, ss. 121.103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended ("SBIA"), and the regulations thereunder, including Title 13, Code of Federal Regulations, ss. 121.301(c), because it either:

Check One

              / / (i) including its affiliates, has a tangible net worth not in excess of $18 million, and average net income after Federal income taxes (excluding any carry-over losses) for the preceding 2 completed fiscal years not in excess of $6 million (after giving pro forma effect to the transactions contemplated by the Purchase Agreement (including the financing thereof) in the manner set forth in Title 13, Code of Federal Regulations, ss. 107.750); or

              / / (ii) does not exceed the size standard in number of employees or millions of dollars under the SIC (Standard Industrial Classification) System for the industry in which it combined with its affiliates is primarily engaged; and in which it alone is primarily engaged.

              The information set forth in the Small Business Administration Forms 480, 652 and Parts A and B of Form 1031 regarding the Company and its affiliates, when delivered to the SBICs and the Investor, will be accurate and complete and will be in form and substance acceptable to such Persons (as defined below). Copies of such forms shall be completed and executed by the Company and delivered at the closing under the Purchase Agreement (the "Closing").

              (b) Neither the Company's nor any of its Subsidiaries' (as defined below) primary business activity involves, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and neither the Company nor any of its Subsidiaries is classified under Major Group 65 (Real Estate) of the SIC Manual. The assets of the business of the Company and its Subsidiaries (the "Business") will not be reduced or consumed, generally without replacement, as the life of the Business progresses, and the nature of the Business does not require that a stream of cash payments be made to the Business's financing sources, on a basis associated with the continuing sale of assets (examples of such businesses would include real estate development projects and oil and gas wells). (See 13 CFR ss. 107.720)

              (c) At Closing or within one year thereafter, no more than 49 percent of the employees or tangible assets of the Company and its Subsidiaries will be located outside the United States. This subsection (c) does not prohibit such proceeds from being used to acquire foreign materials and equipment or foreign property rights for use or sale in the United States.

              (d) There are no other SBICs that own any Securities (as defined below) issued by the Company. Without the Investor's consent, the Company will not issue Securities to any SBICs in the future if such issuance would cause the SBICs or the Investor to be deemed to be a member of an "Investor Group" in "Control" of the Company (as such terms are defined in 13 CFR ss. 107.865).

         2.   Regulatory Compliance.

              (a)     Regulatory Compliance Cooperation.

                      (i) In the event that the Investor or any of the SBICs reasonably determines that it has a Regulatory Problem (as defined below), the Company agrees to take all such actions as are reasonably requested by such Person in order (A) to effectuate and facilitate any transfer by the Investor of any Securities of the Company then held by it to any Person designated by the Investor or the SBIC, (B) to permit the Investor (or any of its Affiliates) to exchange all or any portion of the voting Securities then held by such Person on a share-for-share basis for shares of a class of non-voting Securities of the Company, which non-voting Securities shall be identical in all respects to such voting

         Securities, except that such new Securities shall be non-voting and shall be convertible into voting Securities on such terms as are requested by the Investor and reasonably acceptable to the Company in light of regulatory considerations then prevailing, and (C) to continue and preserve the respective allocation of the voting interests with respect to the Company arising out of the Investor's ownership of voting Securities and/or provided for in the Shareholders' Agreement (as defined below) before the transfers and amendments referred to above (including entering into such additional agreements as are requested by the Investor to permit any Person(s) designated by the Investor to exercise any voting power which is relinquished by the Investor upon any exchange of voting Securities for non-voting Securities of the Company). If the Investor elects to transfer Securities of the Company to a Regulated Holder (as defined below) in order to avoid a Regulatory Problem, the Company and such Regulated Holder shall enter into such mutually acceptable agreements as such Regulated Holder may reasonably request in order to assist such Regulated Holder in complying with applicable laws and regulations to which it is subject. Such agreements may include restrictions on the redemption, repurchase or retirement of Securities of the Company that would result or be reasonably expected to result in such Regulated Holder holding more voting securities or total securities (equity and debt) than it is permitted to hold under such laws and regulations.

                      (ii) In the event the Investor has the right to acquire any of the Company's Securities from the Company or any other Person (as the result of a preemptive offer, pro rata offer or otherwise), and the Investor reasonably determines that it or any Affiliate has a Regulatory Problem, at the Investor's request the Company will offer to sell to the investor non-voting Securities (or, if the Company is not the proposed seller, will arrange for the exchange of any voting securities for non-voting securities immediately prior to or simultaneous with such sale) on the same terms as would have existed had the investor acquired the Securities so offered and immediately requested their exchange for non-voting Securities pursuant to subsection (i) above.

                      (iii) In the event that any Affiliate of the Company ever offers to issue any of its Securities to the Investor, then the Company will cause such Affiliate to enter into agreements with the Investor substantially similar to this Section 2(a) and Section 2(b) below.

              (b)     Information Rights and Related Covenants.

                      (i) The Company hereby agrees to provide to the Investor and the SBA access to its books and records for all purposes required by the SBA.

                      (ii) The Company hereby agrees to provide to the Investor and the SBA a certificate of its chief financial officer certifying compliance by the Company with the provisions of this Agreement (provided that such certificate may be truthfully given).

                      (iii) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), the Company shall provide to the Investor a written assessment, in form and substance reasonably satisfactory to the Investor, of the economic impact of the financing hereunder, specifying the full-time equivalent jobs created or retained, the impact of the financing on the consolidated revenues and profits of the Business and on taxes paid by the Business and its employees (See 13 CFR ss. 107.630(e)).

                      (iv) Upon the request of the Investor or any of its Affiliates, the Company will (A) provide to such Person such financial statements and other information as such Person may from time to time reasonably request for the purpose of assessing the Company's financial condition and (B) furnish to such Person all information reasonably requested by it in order for it to prepare and file SBA Form 468 and any other information reasonably requested or required by any governmental agency asserting jurisdiction over such Person.

                      (v) For a period of one year following the date hereof, neither the Company nor any of its Subsidiaries will change its business activity if such change would render the Company ineligible to receive financial assistance from an SBICs under the SBIA and the regulations thereunder (within the meanings of 13 CFR ss.ss. 107.720 and 107.760(b)).

                      (vi) The Company will at all times comply with the non-discrimination requirements of 13 C.F.R., Parts 112, 113 and 117.

                      (vii) The Company will notify the Investor from time to time when the number of its shareholders increases to or above or decreases below 50.

         3.       Definitions.

              "Affiliate" means, with respect to any Person, (i) a director, officer or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

              "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

              "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

              "Regulated Holder" means any holder of the Company's Securities that is (or that is a subsidiary of a bank holding company that is) subject to the various provisions of Regulation Y of the Board of Governors of the Federal Reserve Systems, 12 C.F.R., Part 225 (or any successor to Regulation Y).

              "Regulatory Problem" means (i) any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or the Investor believes that there is a significant risk of such assertion) that such Person (or any bank holding company that controls such Person) is not entitled to hold, or exercise any material right with respect to, all or any portion of the Securities of the Company which such Person holds or (ii) when such Person and its Affiliates would own, Control or have power (including voting rights) over a greater quantity of Securities of the Company than is permitted under any law or regulation or any requirement of any governmental authority applicable to such Person or to which such Person is subject.

              "Securities" means, with respect to any Person, such Person's capital stock or any options, warrants or other Securities which are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock (whether or not such derivative Securities are issued by the Company). Whenever a reference herein to Securities refers to any derivative Securities, the rights of the Investor shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative Securities.

              "Shareholders' Agreement" means the Shareholders' Agreement to be entered into on the date of the Closing among the Company and certain shareholders of the Company.

              "Subsidiary" means, with respect to any Person, any other Person of which the securities having a majority of the ordinary voting power in electing the board of directors (or other governing body), at the time as of which any determination is being made, are owned by such first Person either directly or through one or more of its Subsidiaries.

                                     * * * *

              Please indicate your acceptance of the terms of this letter agreement by returning a signed copy to the undersigned.

                                           IMPRIMIS SB, L.P.

                                           By:________________________
                                                 Name:
                                                 Title:

                                           UBS CAPITAL II LLC

                                           By:________________________
                                                 Name:
                                                 Title:


                                           By:________________________
                                                 Name:
                                                 Title:

          Agreed as of the date first set forth above:

          Greenfield Online, Inc.

          By:_________________________
                 Name:
                 Title:

          Greenfield Holdings, LLC

          By:_________________________
                 Name:
                 Title:

                                   SCHEDULE I
                                    Investor

                            Greenfield Holdings, LLC


                                   SCHEDULE II
                              Retained Shareholder

                                Andrew Greenfield

                                                                      EXHIBIT D
                                                                      ---------

                             GREENFIELD ONLINE, INC.

                             1999 Stock Option Plan
                             ----------------------

1.       PURPOSE OF THE PLAN

              The purpose of the Greenfield Online, Inc. 1999 Stock Option Plan (the "Plan") is (i) to further the growth and success of Greenfield Online, Inc. (together with its successors and assigns, the "Corporation") and its Subsidiaries (as defined below) by enabling directors, officers, managers or employees of, agents of, advisors to and independent consultants or contractors to, the Corporation or its Subsidiaries to acquire Class A Common Shares, $0.01 par value per share, in the capital of the Corporation (the "Class A Common Shares"), thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Corporation and its Subsidiaries. Options granted under this Plan (the "Options") may be, and shall be designated as, either "incentive stock options" ("ISOs") under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("NQOs"). For purposes of the Plan, the term "Subsidiary" shall mean "Subsidiary Corporation" as defined in Section 424(f) of the Code.

2.       ADMINISTRATION OF THE PLAN

              (a)     Option Committee

              The Plan shall be administered by the Board of Directors (the "Board") or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (the "Committee"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

              (b)     Procedures

              If the Plan is administered by the Committee, the Board shall from time to time select a Chairman from among the members of the Committee. The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the actions of the Committee.

              (c)     Interpretation

              Except as otherwise expressly provided in the Plan, the Committee shall have all powers with respect to the administration of the Plan, including, without limitation, full power and authority to interpret the provisions of the Plan and any Option Agreement (as defined in Section 5(b)), and to resolve all questions arising under the Plan. All decisions of the Board or the Committee, as the case may be, shall be conclusive and binding on all participants in the Plan.

3.       SHARES SUBJECT TO THE PLAN

              (a)     Maximum Number of Shares

              Subject to the provisions of Section 9 (relating to adjustments upon changes in capital structure and other corporate transactions), the maximum number of Class A Common Shares subject at any one time to Options, plus the number of Class A Common Shares theretofore issued and delivered pursuant to the exercise of Options granted under the Plan, shall not exceed 8,219 Class A Common Shares. If and to the extent that Options terminate, expire or are canceled without having been fully exercised, any unissued Class A Common Shares which have been reserved to be issued upon the exercise of such Options shall become available to be issued upon the exercise of Options subsequently granted.

              (b)     Character of Shares

              The Class A Common Shares issuable upon exercise of any Option granted under the Plan shall be (i) authorized but unissued shares, (ii) Class A Common Shares held in the Corporation's treasury, or (iii) a combination of the foregoing.

              (c)     Reservation of Shares

              The number of Class A Common Shares reserved for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding Options.

4.       ELIGIBILITY

              Options may be granted under the Plan only to (i) persons who are employees of, independent consultants or contractors to, agents of and/or advisors to the Corporation or any of its Subsidiaries and (ii) persons who are directors, officers or managers of the Corporation or any of its Subsidiaries. Only employees of the Corporation or any of its Subsidiaries are eligible for a grant of ISOs. Notwithstanding the foregoing, Options may be conditionally granted to persons who are prospective employees, directors, officers or managers of, or independent consultants or contractors to, the Corporation or any of its Subsidiaries.

5.       GRANT OF OPTIONS

              (a)     General

              Options may be granted under the Plan at any time and from time to time on or prior to the Expiration Date (as defined in Section 12). Subject to the provisions of the Plan, the Committee shall, in its discretion, determine:

                      (i) the persons (from among the class of persons eligible to receive Options under the Plan) to whom Options shall be granted (the "Participants");

                      (ii) the time or times at which Options shall be granted;

                      (iii) the number of Class A Common Shares subject to each Option;

                  and

                      (iv) the time or times when each Option shall become exercisable and the duration of the exercise period.

              (b)     Option Agreements

              Each Option granted under the Plan shall be evidenced by a written agreement (an "Option Agreement"), containing such terms and conditions and in such form, not inconsistent with the Plan, as the Committee shall, in its discretion, provide. Each Option Agreement shall be executed by the Corporation and the Participant.

              (c)     No Evidence of Employment or Service

              Nothing contained in the Plan or in any Option Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment by or service with the Corporation or any of its Subsidiaries or interfere in any way with the right of the Corporation or any such Subsidiary at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option.

              (c)     Date of Grant

              The date of grant of an Option under the Plan shall be the date as of which the Corporation and Participant execute and deliver an Option Agreement; provided, however, that the grant shall in no event be earlier than the date as of which the Participant becomes an employee, officer, director or manager of, or independent consultant to, the Corporation or one of its Subsidiaries.

6.       OPTION PRICE

              (a)     General

              The exercise price (the "Option Price") for each Common Share subject to an Option shall be determined by the Committee and set forth in the Option Agreement; provided however, that, in the case of an ISO, such Option Price shall in no event be less than 100% (or 110% if Section 6(b) hereof applies) of the fair value of the Class A Common Shares on the date of grant (the "Fair Market Value") as reasonably determined in good faith by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Class A Common Shares in private transactions negotiated at arm's length on or prior to the date of grant of such Option.

              (b)     Incentive Stock Options

              No ISO may be granted under the Plan to an employee who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), capital stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries, unless (i) the Option Price of the Class A Common Shares subject to such ISO is fixed at not less than 110% of the Fair Market Value on the date of grant of such ISO and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date it is granted.

7.       EXERCISABILITY OF OPTIONS

              (a)     Committee Determination

              Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, (the "Vesting Date") and for such number of Class A Common Shares subject to the Option, as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option. If an Option is not at the time of grant immediately exercisable, the Committee may (i) in the Option Agreement evidencing such Option, provide for the acceleration of the Vesting Dates of the subject Option upon the occurrence of specified events and/or (ii) at any time prior to the complete termination of an Option, accelerate the Vesting Dates of such Option.

              (b)     Automatic Termination of Options

              The unexercised portion of any Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following (the "Termination Date"):

                      (i) the tenth anniversary on which such Option is granted (or fifth anniversary if Section 6(b) hereof applies);

                      (ii) the expiration of 3 months from the date that the Participant ceases to be an officer, manager or employee of, or independent consultant or advisor to, the Corporation or any of its Subsidiaries other than as a result of a Termination for Cause (as hereinafter defined). As used herein, Termination for Cause shall mean (i) the Participant's breach of any of the terms (as set forth therein) of his or her employment agreement; (ii) the conviction of a crime involving fraud, theft or dishonesty by the Participant; (iii) the Participant's willful and continuing disregard of lawful instructions of the Board of the Corporation or superiors (if any); (iv) the continued use of alcohol or drugs by the Participant, to an extent that in the good faith determination of the Board of the Corporation, such use interferes in any manner with the performance of the Participant's duties and responsibilities as an employee; or (v) the conviction of the Participant for violating any law constituting a felony (including the Foreign Corrupt Practices Act of 1977).

                           (iii) the expiration of 30 days from the date that the Participant ceases to be an officer, manager or employee of, or independent consultant or advisor to, the Corporation or any of its Subsidiaries, if such termination is as a result of a Termination for Cause;

                      (iv) the expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide in the Option Agreement;

                      (v) on the effective date of a Material Transaction (as defined in Section 9(b)(i)) to which Section 9(b)(ii) (relating to assumptions and substitutions of Options) does not apply; and

                      (vi) except to the extent permitted by Section 9(b)(ii), the date on which an Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Participant.

              Anything contained in the Plan to the contrary notwithstanding,
(i) an ISO granted under the Plan shall not be considered an ISO to the extent that the aggregate Fair Market Value, determined on the date of grant of such ISO, of all stock with respect to which ISOs are exercisable for the first time by such Optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000 and (ii) unless otherwise provided in an Option Agreement, no Option granted under the Plan shall be affected by any change of duties or position of the Participant (including a transfer to or from the Corporation or one of its Subsidiaries), so long as such Participant continues to be an employee of the Corporation or one of its Subsidiaries.

8.       PROCEDURE FOR EXERCISE

              (a)     Payment

              Unless otherwise stated in the Option Agreement, the following forms of payment may be used by the Participant upon exercise of his or her
Option:

                      (i) cash or personal or certified check payable to the Corporation in an amount equal to the aggregate Option Price of the Class A Common Shares with respect to which the Option is being exercised;

                      (ii) stock certificates (in negotiable form) representing the Class A Common Shares that have a fair market value (as determined by the Board) on the date of exercise equal to the aggregate Option Price of the Class A Common Shares with respect to which the Option is being exercised;

                      (iii) vested Options to purchase Class A Common Shares, valued for such purposes at the fair market value per Common Share thereof (as determined by the Board) on the date of exercise, net of the exercise price for each such Common Share; or

                      (iv) a combination of the methods set forth in clauses
         (i), (ii) and (iii).

              (b)     Notice

              A Participant (or other person, as provided in Section 10(b)) may exercise an Option granted under the Plan in whole or in part (but for the purchase of whole Class A Common Shares only), as provided in the Option Agreement evidencing his Option, by delivering a written notice (the "Notice") to the Secretary of the Corporation. The Notice shall state, or be accompanied by a writing stating, as the case may be:

                      (i) that the Participant elects to exercise the Option;

                      (ii) the number of Class A Common Shares with respect to which the Option is being exercised (the "Optioned Shares");

                      (iii) the method of payment for the Optioned Shares;

                      (iv) the date upon which the Participant desires to consummate the purchase (which date must be prior to the termination of such Option);

                      (v) a copy of any election filed by the Participant pursuant to Section 83(b) of the Code;

                      (vi) payment for the Optioned Shares as provided in
         Section 8(a); and

                      (vii) such further provisions consistent with the Plan as the Committee may from time to time require.

              The exercise date of an Option shall be the date on which the Corporation receives the Notice from the Participant.

              (c)     Issuance of Certificates

              The Corporation shall issue a certificate in the name of the Participant (or such other person exercising the Option in accordance with the provisions of Section 10(b)) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such Class A Common Shares. Neither the Participant nor any person exercising an Option in accordance with the provisions of Section 10(b) shall have any privileges as a holder of Class A Common Shares with respect to any Class A Common Shares subject to an Option granted under the Plan until the date of payment for such Class A Common Shares pursuant to the Option and the issuance of the certificate to evidence such Class A Common Shares.

9.       ADJUSTMENTS

              (a)     Changes in Capital Structure

              Subject to Section 9(b), if the Class A Common Shares are changed by reason of a split, reverse split or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Committee shall make such adjustments in the number and class of Class A Common Shares with respect to which Options may be granted under the Plan as shall be equitable and appropriate in order to make such Options, as nearly as may be practicable, equivalent to such Options immediately prior to such change. A corresponding adjustment increasing or decreasing the number and, if applicable, changing the class, of Class A Common Shares allocated to, and the Option Price of, each Option or portion thereof outstanding at the time of such change shall likewise be made.

              (b)     Material Transactions

              The following rules shall apply in connection with the dissolution or liquidation of the Corporation, a reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or a sale of all or substantially all of the assets of the Corporation to another person or entity (each, a "Material Transaction"), unless otherwise provided in the Option Agreement or in the Shareholders' Agreement of even date herewith, among the Corporation and the Corporation's shareholders, as the same may be amended, supplemented or modified from time to time:

                      (i) each holder of an Option outstanding at such time shall be given (A) written notice of such Material Transaction at least 10 days prior to its proposed effective date (as specified in such notice) and (B) an opportunity, during the period commencing with delivery of such notice and ending 5 days prior to such proposed effective date, to exercise the Option to the full extent to which such Option would have been exercisable by the Participant at the expiration of such 10-day period; provided, however, that upon the occurrence of a Material Transaction, all Options granted under the Plan and not so exercised shall automatically terminate; and

                      (ii) notwithstanding anything contained in the Plan to the contrary, Section 9(b)(i) shall not be applicable if provision shall be made in connection with such Material Transaction for the assumption of outstanding Options by, or the substitution for such Options of new options for equity securities of the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind and option prices of shares subject to such Options.

              (c)     Special Rules

              The following rules shall apply in connection with Section 9(a) and (b) above:

                      (i) no fractional Class A Common Shares shall be issued as a result of any such adjustment, and any fractional Class A Common Shares resulting from the computations pursuant to Section 9(a) or (b) shall be eliminated and the Participant shall receive cash consideration for such fractional Common Share at the rate of the fair market value of such Common Share, determined in accordance with clause
         (iv) below;

                      (ii) no adjustment shall be made for cash dividends or the issuance of Class A Common Shares or other securities to holders of rights to subscribe for such additional Class A Common Shares or other securities;

                      (iii) any adjustments referred to in Section 9(a) or (b) shall be made by the Board or Committee (as the case may be) in good faith and shall be conclusive and binding on all persons holding Options granted under the Plan; and

                      (iv) the fair market value of a Common Share shall be deemed to be the price to be paid in such Material Transaction for a Common Share.

10.      RESTRICTIONS ON OPTIONS AND OPTIONED SHARES

              (a)     Compliance With Securities Laws

              No Options shall be granted, and no Class A Common Shares shall be issued and delivered upon the exercise of Options granted, unless and until the Corporation and/or the Participant shall have complied with all applicable laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such Class A Common Shares and to the listing of such Class A Common Shares on any stock exchange on which any of the shares of the capital stock of the Corporation may be listed. As a condition of participating in the Plan, each Participant agrees to comply with all such laws, rules and regulations and agrees to furnish to the Corporation all information and undertakings as may be required to permit compliance with such laws, rules and regulations. The Committee in its discretion may, as a condition to the exercise of any Option granted under the Plan, require a Participant (i) to represent in writing that the Class A Common Shares received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by the Corporation. Certificates representing Class A Common Shares acquired upon the exercise of Options that have not been registered under the Securities Act shall, if required by the Committee, bear the legend required by the Shareholders' Agreement (as defined herein).

              (b)     Nonassignability of Option Rights

              No Option granted under the Plan shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Participant only by the Participant. If a Participant dies, his or her Option shall thereafter be exercisable, during the period specified in Section 7(b)(iii) by his or her executors or administrators to the full extent to which such Option was exercisable by the Participant at the time of his or her death.

              (c)     Shareholders' Agreement.

              Each Participant, as a condition to the receipt of the grant of an Option, shall agree to be bound by the terms and conditions of the Shareholders' Agreement dated as of May __, 1999, among the Corporation, Greenfield Holdings, Inc., and the other parties from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the "Shareholders' Agreement") and shall execute such joinder or other agreement as is necessary to so bind such Participant. All Options granted to the Participant and any Class A Common Shares issued upon the exercise thereof shall be subject to the Shareholders' Agreement.

11.      EFFECTIVE DATE OF PLAN

              This Plan shall become effective on the date that this Plan is approved by the Board (the "Effective Date"); provided, however, that no Option shall be exercisable by an Optionee unless and until the Plan shall have been approved by the shareholders of the Corporation in accordance with the provisions of the Corporation's articles of incorporation and by-laws, which approval shall be obtained by a simple majority vote of the shareholders, voting either in person or by proxy, at a duly held shareholders' meeting, or by written consent, within 12 months after the adoption of the Plan by the Board.

12.      EXPIRATION AND TERMINATION OF THE PLAN

              No Options may be granted after the Expiration Date. The Plan shall expire on the first to occur of (i) the tenth anniversary of the Effective Date and (ii) the date as of which the Board, in its sole discretion, determines that the Plan shall terminate (the "Expiration Date"). Any Options outstanding as of the Expiration Date shall remain in effect until the earlier of the exercise thereof or the termination or the expiration of such Options in accordance with their respective terms.

13.      AMENDMENT OF PLAN

              The Board may at any time modify and amend the Plan in any respect; provided, however, that the approval of a simple majority vote of the shareholders of the Corporation entitled to vote shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended or Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder. No such amendment to the Plan shall affect the terms or provisions of any Option granted by the Corporation prior to the effectiveness of such amendment unless otherwise agreed to by the holder thereof.

14.      CAPTIONS

              The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

15.      ACCOUNTS AND STATEMENTS

              The Corporation shall maintain records of the Class A Common Shares held by each Participant and the details of each Option granted to the Participant, including (i) the number of Class A Common Shares held and their Option Price; (ii) the number Class A Common Shares subject to, and the Option Price of, each Option; (iii) the number of Class A Common Shares in respect of which the Option has been exercised; (iv) the dates of such exercise; and (v) the maximum number of Class A Common Shares which the Participant may still purchase under the Option. Upon request therefor from a Participant and at such other times as the Corporation shall determine, the Corporation shall furnish the Participant with a statement setting forth the details of his shareholding and his Options. Such statement shall be deemed to have been accepted by the Participant as correct unless written notice to the contrary is given to the Corporation within five (5) days after such statement is given to the Participant.

16.      WITHHOLDING TAXES

              Whenever under the Plan Class A Common Shares are to be delivered by a Participant upon exercise of an ISO or NQO, the Corporation shall be entitled to require as a condition of delivery that the Participant remit or, in appropriate cases, agree to remit if and when due, an amount sufficient to satisfy any and all current or estimated future Federal, state and local income tax withholding obligations and/or the employee's portion of any employment tax requirements relating thereto.

17.      OTHER PROVISIONS

              Each Option granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion. If Option Shares acquired by the exercise of an ISO granted under this Plan are disposed of within two years following the date of grant of the ISO or one year following the issuance of the Option Shares to the Optionee (a "Disqualifying Disposition"), the holder of the Option Shares shall, immediately prior to such Disqualifying Disposition, notify the Corporation in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Corporation may reasonably require.

18.      NUMBER AND GENDER

              With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires

19.      GOVERNING LAW

              The validity and construction of the Plan and the instruments evidencing the Options granted hereunder shall be governed by the laws of the State of New York.

              As adopted by the Board of Directors
              of Greenfield Online, Inc. on
              May 12, 1999.

                                                                      EXHIBIT E



===============================================================================









                          REGISTRATION RIGHTS AGREEMENT


                                      AMONG


                             GREENFIELD ONLINE, INC.

                                       AND

                                THE SHAREHOLDERS

                               (AS DEFINED HEREIN)

                                  May 17, 1999









===============================================================================

                                TABLE OF CONTENTS

                                                                           Page

Section 1.        Definitions.................................................1


Section 2.        Required Registration.......................................3


Section 3.        Piggyback Registration......................................4


Section 4.        Registrations on Form S-3...................................5


Section 5.        Holdback Agreement..........................................6


Section 6.        Preparation and Filing......................................6


Section 7.        Expenses....................................................9


Section 8.        Indemnification............................................10


Section 9.        Underwriting Agreement.....................................12


Section 10.       Information by Holder......................................12


Section 11.       Exchange Act Compliance....................................12


Section 12.       Mergers, Etc...............................................13


Section 13.       New Certificates...........................................13


Section 14.       No Conflict of Rights; Selection of Underwriter............13


Section 15.       Termination................................................13


Section 16.       Miscellaneous..............................................13

                                                              REGISTRATION
                                                     RIGHTS AGREEMENT dated as
                                                     of May 17, 1999 among
                                                     GREENFIELD ONLINE, INC., a
                                                     Connecticut corporation
                                                     (the "Company"), and the
                                                     Shareholders (as defined
                                                     below).

              The Shareholders own or have the right to purchase or otherwise acquire Common Shares (as defined below) of the Company. The Company and the Shareholders deem it to be in their respective best interests to enter into this Agreement to set forth the rights of the Shareholders in connection with public offerings and sales of Common Shares.

              NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Shareholders hereby agree as follows:

         Section 1.   Definitions.

              As used in this Agreement, the following terms have the following meanings:

              "Board" means the Board of Directors of the Company.

              "Class A Common" means the Class A Common Stock, $0.01 par value per share, of the Company.

              "Class B Common" means the Class B Common Stock, $0.01 par value per share, of the Company.

              "Commission" means the Securities and Exchange Commission or any other governmental body or agency succeeding to the functions thereof.

              "Common Shares" means the Class A Common and/or the Class B Common, as applicable.

              "Exchange Act" means the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

              "Holdings" means Greenfield Holdings, LLC, a Delaware limited liability company.

              "Holdings Shareholder Majority" means Holdings and those Shareholders to whom it shall have transferred Restricted Shares who, collectively, at the time in question own at least a majority of the Restricted Shares held by Holdings and such Shareholders.

              "Majority of Registering Shareholders" means, with respect to a registration that includes Registrable Shares, those Shareholders who at the time in question own at least a majority of the Restricted Shares held by Shareholders who initiated the registration.

              "Other Shares" means at any time those Common Shares that do not constitute Primary Shares or Registrable Shares.

              "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

              "Primary Shares" means at any time the authorized but unissued Common Shares and the Common Shares held by the Company in its treasury.

              "Prospectus" means the prospectus included in a Registration Statement, including any prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

              "Public Offering" means the closing of a public offering of Common Shares pursuant to a Registration Statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of securities to be issued as consideration in connection with a business acquisition or an offering of securities issuable pursuant to an employee benefit plan.

              "Purchase and Redemption Agreement" means the Stock Purchase and Redemption Agreement dated as of May 12, 1999, among the Company and the other parties thereto, as amended, modified or supplemented from time to time.

              "Registrable Shares" means Restricted Shares that constitute Common Shares.

              "Registration Date" means the date upon which a Registration Statement pursuant to which the Company shall have initially registered Common Shares under the Securities Act for sale in a Public Offering shall have been declared effective by the Commission.

              "Registration Statement" shall mean any registration statement of the Company which covers any of the Registrable Shares and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

              "Restricted Shares" means Common Shares, and includes (i) shares which may be issued as a dividend or distribution, (ii) any other securities which by their terms are exercisable or exchangeable for or convertible into Common Shares, and (iii) any securities received in respect of the foregoing (including securities described in Section 12), in each case in clauses (i) through (iii) which at any time are held by the Shareholders. As to any particular Restricted Shares, once issued, such Restricted Shares shall cease to be Restricted Shares when (A) they have been registered under the Securities Act, the Registration Statement in connection therewith has been declared effective and they have been disposed of pursuant to and in the manner described in such effective Registration Statement, (B) they are sold pursuant to Rule 144 or may be sold by the holder thereof pursuant to Rule 144(k), (C) they have been otherwise transferred and new certificates or other evidences of ownership for them not bearing a restrictive legend and not subject to any stop transfer order or other restriction on transfer have been delivered by the Company or the issuer of other securities issued in exchange for the Restricted Shares, or (D) they have ceased to be outstanding.

              "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto.

              "Securities Act" means the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

              "Shareholders" means the Persons which are shareholders of the Company on the date hereof, and includes any successor to, or assignee or transferee of, any such Person who or which agrees in writing to be treated as a Shareholder hereunder and to be bound by the terms and comply with all applicable provisions hereof.

              "Shareholders' Agreement" means the Shareholders' Agreement of even date herewith, among the Company and the other parties thereto, as the same may be amended, supplemented or modified from time to time.

              "Subsidiary" means, with respect to any Person, any other Person of which the securities having a majority of the ordinary voting power in electing the board of directors (or other governing body), at the time as of which any determination is being made, are owned by such first Person either directly or through one or more of its Subsidiaries.

         Section 2.   Required Registration.

              (a) Subject to Section 2(b), if the Company shall be requested by a Holdings Shareholder Majority at any time to effect the registration under the Securities Act of Registrable Shares, the Company shall use its best efforts to promptly effect the registration under the Securities Act of the Registrable Shares which the Company has been so requested to register (as well as any other Registrable Shares requested to be registered by any other Shareholder who was previously a member of Holdings, following notice of such request by a Holdings Shareholder Majority). The number of requests permitted pursuant to this Section 2(a) shall be unlimited.

              (b) Anything contained in Section 2(a) to the contrary notwithstanding, the Company shall not be obligated to effect any registration under the Securities Act pursuant to Section 2(a) except in accordance with the following provisions:

                      (i) with respect to any registration pursuant to this
         Section 2, the Company may include in such registration any Primary Shares or Other Shares; provided, however, that, if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration would materially interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:

                            (A) first, all Registrable Shares requested to be included in such registration by the Shareholders who requested such registration pursuant to Section 2(a), pro rata among such requesting Shareholders based on the number of Registrable Shares requested by each such requesting Shareholder to be so registered;

                            (B) second, all Registrable Shares requested to be included in such registration by the other Shareholders who requested the inclusion of their Registrable Shares in such registration pursuant to Section 3, pro rata among all such Shareholders based on the number of Registrable Shares requested by each such Shareholder to be so registered;

                            (C) third, the Primary Shares; and

                            (D) fourth, the Other Shares;

                      (ii) at any time before the Registration Statement covering Registrable Shares becomes effective, the Shareholder or group of Shareholders which requested such registration pursuant to Section 2(a) may request that the Company withdraw or not file the Registration Statement; and

                      (iii) the Company may, at its sole option, elect to satisfy a request for a Registration pursuant to Section 2(a) on Form S-2 or Form S-3 promulgated under the Securities Act (or any successor forms thereto), if use of any such forms are then available to the Company; provided that, if the proposed registration pursuant to
         Section 2(a) involves an underwritten public offering, the Company shall include in such registration statement such additional information as reasonably requested by the requesting Shareholders and/or such underwriter (whether or not such information is required by Form S-2 or S-3, as applicable).

         Section 3.   Piggyback Registration.

              If the Company at any time proposes for any reason to register Common Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto or in connection with any acquisition), it shall promptly give written notice to the Shareholders of its intention to so register such Common Shares and, upon the written request, delivered to the Company within 30 days after delivery of any such notice by the Company, of any Shareholder to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the Common Shares otherwise being sold in such registration; provided, however, that, if the managing underwriter advises the Company that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

              (a) in a primary registration on behalf of the Company:

                      (i) first, the Primary Shares proposed to be registered by the Company;

                      (ii) second, the Registrable Shares requested to be included in such registration pursuant to this Section 3, pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder; and

                      (iii) third, the Other Shares.

              (b) in a secondary registration on behalf of holders of Registrable Shares (other than pursuant to Section 2(b)):

                      (i) first, the Registrable Shares requested to be included in such registration pursuant to this Section 3, pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder; and

                      (ii) second, the Other Shares.

         Section 4.   Registrations on Form S-3.

              Anything contained in Section 2 to the contrary notwithstanding, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, a Holdings Shareholder Majority shall have the right to request in writing an unlimited number of registrations of Registrable Shares on Form S-3 or such successor form, which request or requests shall (i) specify the number of Registrable Shares intended to be sold or disposed of and the holders thereof, (ii) state the intended method of disposition of such Registrable Shares and (iii) relate to Registrable Shares having an anticipated aggregate gross offering price (before underwriting discounts and commissions) of at least $5,000,000, and upon receipt of any such request, the Company shall use its best efforts promptly to effect the registration under the Securities Act of the Registrable Shares so requested to be registered.

         Section 5.   Holdback Agreement.

              (a) If the Company at any time shall register Common Shares under the Securities Act (including any registration pursuant to Sections 2, 3 or 4) for sale to the public pursuant to an underwritten offering, the Shareholders shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Registrable Shares (other than those Common Shares included in such registration pursuant to Sections 2, 3 or 4) without the prior written consent of the Company, for such period as shall be determined by the relevant managing underwriters. The Company shall obtain the agreement of any Person permitted to sell shares of stock in a registration and each of its directors and executive officers to be bound by and to comply with this Section 5 with respect to such registration as if such Person were a Shareholder hereunder.

              (b) If the Company at any time pursuant to Sections 2 or 3 of this Agreement shall register under the Securities Act Registrable Shares held by Shareholders for sale to the public pursuant to an underwritten offering, the Company shall not effect any public sale or distribution of securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the managing underwriters.

         Section 6.   Preparation and Filing.

              (a) If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of, and keep effective a Registration Statement for, any Registrable Shares, the Company shall, as expeditiously as practicable:

                      (i) use its best efforts to cause a Registration Statement that registers such Registrable Shares to become and remain effective for a period of 90 days (extended for such period of time as the Shareholders are required to discontinue disposition of Registrable Shares pursuant to Section 6(b) below) or until all of such Registrable Shares have been disposed of (if earlier);

                      (ii) furnish, at least five (5) business days before filing a Registration Statement that relates to the registration of such Registrable Shares, a Prospectus relating thereto or any amendments or supplements relating to such a Registration Statement or Prospectus, to one counsel (the "Shareholders' Counsel") selected by a Majority of Registering Shareholders;

                      (iii) notify the Shareholders whose Registrable Shares are included therein of the effectiveness of such Registration Statement and prepare and promptly file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to (A) keep such Registration Statement effective for at least a period of 90 days (extended for such period of time as Shareholders are required to discontinue disposition of Registrable Shares pursuant to
         Section 6(b) below) or until all of such Registrable Shares have been disposed of (if earlier), (B) correct any statements or omissions if any event with respect to the Company shall have occurred as a result of which any such Registration Statement or Prospectus as then in effect would include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading, and (C) comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

                      (iv) notify in writing the Shareholders' Counsel, and the Shareholders whose Registrable Shares may be included in such Registration Statement, promptly of (A) the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement or Prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) the receipt by the Company of any notification or written information with respect to the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose (and the Company shall use its best efforts to prevent the issuance thereof or, if issued, to obtain its withdrawal) and (C) the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                      (v) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Shareholders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Shareholders to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Shareholders; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this clause (v);

                      (vi) furnish to the Shareholders holding such Registrable Shares such number of copies of a summary Prospectus, if any, or other Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Shareholders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

                      (vii) use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Shareholders holding such Registrable Shares to consummate the disposition of such Registrable Shares;

                      (viii) notify the Shareholders holding such Registrable Shares on a timely basis at any time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in clause (i) of this Section 6(a), of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and furnish to such Shareholders a reasonable number of copies of, and file with the Commission, a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such Registrable Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                      (ix) subject to the execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, make available upon reasonable notice and during normal business hours, for inspection by the Shareholders holding Registrable Shares requested to be included in such registration, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Shareholders or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector, in each case as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection with such Registration Statement; provided, however, that any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement or Prospectus,
         (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or, upon the written advice of counsel, is otherwise required by law, or (C) such Information has been made generally available to the public, and the Shareholders agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

                      (x) use its best efforts to obtain from its independent certified public accountants "cold comfort" letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

                      (xi) use its best efforts to obtain from its counsel an opinion or opinions in customary form naming the Shareholders as additional addressees or parties who may rely thereon;

                      (xii) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

                      (xiii) issue to any underwriter to which the Shareholders holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

                      (xiv) list such Registrable Shares on any national securities exchange on which any Common Shares are listed or, if the Common Shares are not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the NASDAQ Stock Market;

                      (xv) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

                      (xvi) use its best efforts to take all other steps necessary to effect the registration of, and maintain an effective Registration Statement with respect to, such Registrable Shares contemplated hereby.

              (b) Each holder of the Registrable Shares, upon receipt of any notice from the Company of any event of the kind described in Section 6(a)(viii) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(a)(viii) hereof, and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the most recent Prospectus covering such Registrable Shares at the time of receipt of such notice.

         Section 7.   Expenses.

              All expenses (other than underwriting discounts and commissions relating to the Registrable Shares) incurred by the Company and the Shareholders in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filings with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants and fees and expenses of the Shareholders' Counsel, shall be paid by the Company in connection with registrations requested under Sections 2, 3 or 4; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares and Other Shares shall be borne by the holders selling such Registrable Shares and Other Shares, in proportion to the number of Registrable Shares and Other Shares sold by each such holder.

         Section 8.   Indemnification.

              (a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Shares, each underwriter, broker or any other Person acting on behalf of the holders of Registrable Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act (each such indemnified Person being referred to herein as an "Indemnified Person") against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in or incorporated by reference in the Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall promptly reimburse the Indemnified Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to any such Indemnified Person to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, final Prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Indemnified Person specifically for use in the preparation thereof.

              (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares being registered shall, severally and not jointly, to the fullest extent permitted by law, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8(a) above) the Company, each director of the Company, each officer of the

Company who shall have signed such Registration Statement, each other holder of Registrable Shares or Other Shares, each agent, underwriter, broker or other Person acting on behalf of the Company, each other holder of Registrable Shares or Other Shares and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any statement or omission from such Registration Statement, any preliminary Prospectus or final Prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such holder specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

              (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 8(a) or
(b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the indemnified party's failure to give such notice shall not release, relieve or in any way affect the indemnifying party's obligation hereunder to indemnify the indemnified party, unless and to the extent that the rights of the indemnifying party are prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that he, she, or it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of his, her or its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that, if any indemnified party shall have reasonably concluded (based on the written advice of counsel) that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 8, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of one counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 8.

              (d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein (other than as a result of the applicability of the proviso in Section 8(a)), then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Section 9.   Underwriting Agreement.

              (a) If any registration pursuant to Sections 2, 3 or 4 is or is requested to be an underwritten offering, the Company shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Company shall be entitled to receive indemnities from lead institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customary given their role in such distribution.

              (b) No Shareholder may participate in any registration hereunder that is underwritten unless such Shareholder agrees to (i) sell such Shareholder's Registrable Shares proposed to be included therein on the basis provided in any underwriting arrangements approved by the Company and the Majority of Registering Shareholders and (ii) as expeditiously as possible, notify the Company of the occurrence of any event concerning such Shareholder as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 10.  Information by Holder.

              The Shareholders shall furnish to the Company such written information regarding the Shareholders and the distribution proposed by the Shareholders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         Section 11.  Exchange Act Compliance.

              From the Registration Date or such earlier date as a Registration Statement filed by the Company pursuant to the Exchange Act relating to any class of the

Company's securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act applicable to it (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Shares. The Company shall cooperate with the Shareholders in supplying such information as may be necessary for the Shareholders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

         Section 12.  Mergers, Etc.

              The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Shares" shall be deemed to include the shares of common stock, if any, or other securities that the Shareholders would be entitled to receive in exchange for Common Shares under any such merger, consolidation or reorganization; provided, however, that, to the extent the Shareholders receive securities that are by their terms convertible into shares of common stock of the issuer thereof, then any such shares of common stock as are issued or issuable upon conversion of said convertible securities shall be included within the definition of "Registrable Shares".

         Section 13.  New Certificates.

              As expeditiously as possible after the effectiveness of any Registration Statement filed pursuant to this Agreement, the Company will deliver in exchange for any legended certificate evidencing Restricted Shares so registered, new stock certificates not bearing any restrictive legends.

         Section 14.  No Conflict of Rights; Selection of Underwriter.

              The Company shall not, at any time after the date hereof, grant any registration rights that conflict with or impair, or have any priority over, the registration rights granted hereby. In any Public Offering, the managing underwriter shall be a nationally recognized investment banking firm chosen by the Board.

         Section 15.  Termination.

              This Agreement shall terminate and be of no further force or effect when there shall no longer be any Restricted Shares outstanding.

         Section 16.  Miscellaneous.

              (a) Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Shareholders and, subject to Section 16(b), the respective successors and assigns of the Company and the Shareholders. This Agreement is not intended to create any third party beneficiaries.

              (b) Assignment. Each Shareholder may assign its rights hereunder to any purchaser or transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, unless already a party to this Agreement, be required to execute a counterpart to this Agreement agreeing to be treated as Shareholder hereunder, whereupon such purchaser or transferee shall have the benefits of and shall be subject to the restrictions contained in this Agreement as if such purchaser or transferee was originally included in the definition of a Shareholder and had originally been a party hereto.

              (c) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

              (d) Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect hereto and thereto.

              (e) Notices. All communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier guaranteeing next day delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at its address below or such other address as such party may hereafter designate in writing:

                  (i)      if to the Company to:

                           Greenfield Online, Inc.
                           274 Riverside Avenue
                           Westport, CT  06880-4807
                           Attention:  Chief Executive Officer
                           Telecopier:  (203) 408-2420;

                           with a copy to:

                           Preston Gates & Ellis LLP
                           701 Fifth Avenue
                           Suite 5000
                           Seattle, Washington  98014
                           Attention:  Robert S. Jaffe, Esq.
                           Telecopier: (206) 623-7022

                  (ii)     if to Holdings to:

                           Greenfield Holdings, LLC
                           c/o InSight Capital Partners III, L.P.
                           122 East 42nd Street
                           Suite 2300
                           New York, New York  10168
                           Attention:  Jeffrey Horing
                           Telecopier:  (212) 681-0972;

                           with a copy to:

                           O'Sullivan Graev & Karabell, LLP
                           30 Rockefeller Plaza
                           41st Floor
                           New York, New York  10112
                           Attention:  Ilan S. Nissan, Esq.
                           Telecopier:  (212) 408-2420.

              All such notices, requests, consents and other communications shall be deemed to have been given and received (A) in the case of personal delivery or delivery by telecopy (if confirmed), on the date of such delivery,
(B) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (C) in the case of mailing, on the third business day after the posting thereof.

              (f) Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Company and the Holdings Shareholder Majority provided, however, that no such modification, amendment or waiver shall adversely affect the rights of any party hereto without such party's consent. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

              (g) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

              (h) Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

              (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAWS OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICTS OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

              (j) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

              (k) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

              (l) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

              (m) Effectiveness. This Agreement shall not be deemed effective until the Closing (as defined in the Purchase and Redemption Agreement) under the Purchase and Redemption Agreement.

                                    * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the day and year first above written.

                                       GREENFIELD ONLINE, INC.

                                       By:_______________________________
                                             Name:
                                             Title:


                                       GREENFIELD HOLDINGS, LLC

                                       By:______________________________
                                             Name:
                                             Title:



                                       ----------------------------------
                                       Andrew Greenfield

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS.

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") WITHIN THE MEANING OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. HOLDERS OF THIS NOTE MAY CONTACT THE CHIEF FINANCIAL OFFICER OR CONTROLLER OF THE BORROWER AT (203) 221-0411 TO RECEIVE INFORMATION ABOUT SUCH OID DESCRIBED IN TREASURY REGULATION ss. 1.1275-3(b)(1)(i).

$14,136,452              GREENFIELD ONLINE, INC.                   May 17, 1999
                                                             New York, New York

                                 Promissory Note
                                Due May 17, 2009

              FOR VALUE RECEIVED, the undersigned GREENFIELD ONLINE, INC., a Connecticut corporation (the "Borrower"), hereby promises to pay to Greenfield Holdings, LLC or its registered assigns ("Holdings"), the principal sum of FOURTEEN MILLION ONE HUNDRED THIRTY SIX THOUSAND FOUR HUNDRED FIFTY TWO DOLLARS ($14,136,452) or such greater or lesser principal amount which may be outstanding hereunder (including as a result of the exercise of the PIK Option) on May 17, 2009 (the "Maturity Date"), with interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid balance of such principal sum from the date hereof at an interest rate equal to the Applicable Rate (or upon and during the continuance of an Event of Default (as defined in Section 5), at the Applicable Rate in effect from time to time during the continuance of such Event of Default plus 2%), payable in cash (unless the Borrower elects to exercise the PIK Option in the manner set forth below) on each May 17, (each an "Interest Payment Date"), commencing May 17, 2000, and on the Maturity Date, until the entire principal amount hereof shall have become due and payable, whether on the Maturity Date or at a date fixed for prepayment or by acceleration or declaration or otherwise. As used herein, the term "Applicable Rate" shall mean (i) during the period commencing on the date hereof to but excluding May 17, 2001, 7.5%, (ii) during the period commencing on May 17, 2001 to but excluding May 17, 2003, 9.5% and (iii) at any time thereafter, 10.5%. If any payment of interest due hereunder becomes due and payable on a day which is not a Business Day (as defined below), the due date thereof shall be the next succeeding day which is a Business Day. Payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds by check or wire transfer to the address or account designated by Holdings. Notwithstanding the foregoing, the Borrower shall have the option on any Interest Payment Date to pay 70% of the interest due on such date (the "Scheduled Interest Payment") by electing (the "PIK Option") to increase the principal amount due under this Note by 70% of the amount of such Scheduled Interest Payment, whereupon, immediately thereafter, the principal amount of this Note shall be increased by 70% of such Scheduled Interest Payment and interest thereafter shall accrue on the principal amount of this Note as so increased. As used in this Note, the term "Business Day" means any day upon which commercial banks in the State of New York are not required or permitted to be closed.

         Section 1. Issuance of Note. Upon the terms and subject to the conditions contained herein (i) the Borrower has authorized the issuance to Holdings of this Promissory Note (this "Note") in an aggregate principal amount of up to $14,136,452 or such greater or lesser amounts as may be outstanding hereunder (including as a result of the exercise of the PIK Option).

         Section 2. Mandatory Prepayments. Upon the occurrence of any of the following events, the principal amount of this Note, together with all accrued interest thereon, shall become immediately due and payable: (i) the Borrower winds up, liquidates or dissolves its affairs; (ii) the Borrower enters into any transaction of merger or consolidation where an aggregate consideration in excess of $20 million in cash or property shall be paid as the consideration therefor; (iii) the Borrower conveys, sells, leases or otherwise disposes of all or substantially all of its assets, or purchases or otherwise acquires (in one or a series of related transactions) all or substantially all of the property or assets of any Person (iv) the Borrower effects an initial public offering of its equity securities or (v) the stockholders of the Borrower on the date of this Note cease to own at least 40% of the outstanding capital stock of the Borrower on a fully-diluted basis. As used in this Note, the term "Person" is to be construed in the broadest sense and means and includes any natural person, company, partnership, limited liability corporation, joint venture, corporation, business trust, unincorporated organization or governmental authority.

         Section 3.        Representations and Warranties of the Borrower.

The Borrower hereby confirms that all of the representations and warranties (including related definitions) made by the Borrower to Holdings in Article III of the Stock Purchase and Redemption Agreement dated as of May 12, 1999 among the Borrower, Andrew Greenfield and Holdings (as the same may be amended, restated or otherwise modified from time to time, the "Purchase Agreement") are hereby true and correct in all material respects. The Borrower further represents and warrants to Holdings that no Event of Default has occurred and is continuing.

         Section 4.        Covenants.


                 4.1      Affirmative Covenants.

              (a) Information. From time to time, the Borrower will furnish to Holdings such information or documents (financial or otherwise) as Holdings may request with respect to the Borrower and/or any of its subsidiaries.

              (b) Books, Records and Inspections. The Borrower will keep, and will cause its subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all material requirements of law shall be made. The Borrower will, and will cause its subsidiaries to, permit officers and designated representatives of Holdings to visit and inspect any of the properties of the Borrower and its subsidiaries, and to examine the books of records and account of the Borrower and its subsidiaries and discuss the affairs, finances and accounts of the Borrower and its subsidiaries with, and be advised as to the same by, the Borrower's and its subsidiaries' officers, all at such reasonable times and intervals and to such reasonable extent as Holdings may request.

              (c) Maintenance of Property; Insurance. The Borrower will, and will cause its subsidiaries to, (i) keep all material property used and necessary in the Borrower's and its subsidiaries' respective businesses in good working order and condition, (ii) maintain with financially sound and reputable insurance companies insurance on all the Borrower's and its subsidiaries' respective properties in at least such amounts and against at least such risks as maintained by each of them prior to the date of this Note, and (iii) furnish to Holdings, upon written request, information in reasonable detail as to the insurance carried with respect to the Borrower and its subsidiaries.

              (d) Corporate Franchises. The Borrower will, and will cause its subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect the Borrower's and its subsidiaries' existence and all reasonable things necessary to preserve and keep in full force and effect the Borrower's and its subsidiaries' respective material rights, franchises, licenses and patents.

              (e) Compliance with Statutes, Etc. The Borrower will, and will cause its subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of the Borrower's and its subsidiaries' respective businesses and the ownership of the Borrower's and its subsidiaries' respective properties.

              (f) Performance of Obligations. The Borrower will, and will cause its subsidiaries to, perform all of its or their respective obligations under the terms of each mortgage, indenture, security agreement, debt instrument and other contract by which the Borrower or its subsidiaries, as the case may be, is bound, except where the failure to perform would not, in the aggregate, have a material adverse effect on the business, operations or financial condition of the Borrower or its subsidiaries, as the case may be.

              (g) Taxes. The Borrower will, and will cause its subsidiaries to, pay when due all taxes which, if not paid when due, would materially and adversely affect the business, operations, or financial condition of the Borrower or any of its subsidiaries, as the case may be, except as contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

              (h) Use of Proceeds. The Borrower shall use the proceeds of this Note to consummate the transactions contemplated by the Purchase Agreement and for general corporate purposes of the Borrower and its subsidiaries.

              4.2 Negative Covenants. The Borrower covenants and agrees (unless Holdings agrees otherwise) that, until this Note, together with interest and all other obligations incurred hereunder, are paid in full:

              (a) Liens. The Borrower will not, and will cause its subsidiaries not to, create, incur, assume or suffer to exist any Lien (as defined below) upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its subsidiaries whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower), or assign any right to receive income or permit the filing of any financing statement under the UCC (as defined below) or any other similar notice of Lien under any similar recording or notice statute, provided that the provisions of this Section 4.2(a) shall not prevent the creation, incurrence, assumption or existence of the following Liens (collectively, the "Permitted Liens"):

                      (i) inchoate Liens for taxes not yet due and payable, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

                      (ii) Liens in respect of property or assets of the Borrower or its subsidiaries, as the case may be, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its subsidiaries, as the case may be;

                      (iii) Liens in existence on the date hereof;

                      (iv) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

                      (v) Liens on the collateral not otherwise permitted by the provisions of this Section 4.2(a) to the extent securing Indebtedness permitted by Section 4.2(c)(ii);

                      (vi) Liens in respect of judgments or awards with respect to which the Borrower or any of its subsidiaries, as the case may be, shall in good faith currently be diligently prosecuting an appeal or proceedings for review with respect to which an appropriate bond or a stay of execution pending such appeal or proceedings for review shall have been secured; and

                      (vii) Liens on real property existing at the time such real property is acquired, provided that such Liens attach only on such real property.

As used in this Note, the term "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing), and the term "UCC" shall mean the Uniform Commercial Code, as from time to time in effect in the relevant jurisdiction.

              (b) Dividends. The Borrower will not declare or pay any dividends, or return any capital to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders in their capacity as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock), or set aside any funds for any of the foregoing purposes; provided, however, that (i) the Borrower may make such payments to repurchase capital stock (or warrants or options) from an employee of the Borrower upon termination of such employee's employment upon terms and conditions (including, without limitation, price) acceptable to Holdings and
(ii) the Borrower may make any payments required or permitted by the Shareholders Agreement, dated as of the date hereof among the Borrower and its shareholders.

              (c) Indebtedness. The Borrower will not, and will cause its subsidiaries not to, contract, create, incur, assume or suffer to exist any Indebtedness (as defined below), except: (i) Indebtedness of the Borrower incurred under this Note; (ii) Indebtedness (including any refinancing thereof) to Holdings in an aggregate principal amount not to exceed $2,000,000, the proceeds of which are to be used solely for working capital requirements; (iii) accrued expenses and current trade accounts payable incurred in the ordinary course of business; (iv) intercompany Indebtedness between the Borrower and its subsidiaries; (v) Indebtedness of any of the Borrower's subsidiaries (not covered under clauses (ii), (iii), (iv) and (vi) of this Section 4.2(c)), not to exceed $2,000,000 at any time outstanding incurred in the ordinary course of business, provided such Indebtedness is not secured in any manner by any type of property (whether tangible or intangible, including, without limitation, intellectual property) or assets of any Person; and (vi) Indebtedness with respect to capital leases and other purchase money Indebtedness. As used in this Note, the term "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such Person and all letters of credit issued for the account of such Person and all drafts drawn thereunder, (iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee and (v) all contingent obligations of such Person.

              (d) Advances, Investments and Loans. The Borrower will not, and will cause its subsidiaries not to, lend money or credit or make obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that (i) the Borrower and its subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and (ii) the Borrower may make loans to employees of the Borrower in an aggregate amount not to exceed $1,000,000.

              (e) Transactions with Affiliates. The Borrower will not, and will cause its subsidiaries not to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its subsidiaries, as the case may be, other than on terms and conditions substantially as favorable to the Borrower or any of its subsidiaries, as the case may be, as would be obtainable by the Borrower or any of its subsidiaries, as the case may be, at the time in a comparable arm's-length transaction with a Person other than an Affiliate. Notwithstanding the foregoing, the Borrower shall not, and shall cause its subsidiaries not to, enter into any management agreement, services agreement or any other similar agreement; provided, that, so long as there does not exist an Event of Default, the

Borrower and its subsidiaries may make payments to their Affiliates pursuant to a management agreement, services agreement or other similar agreement in an aggregate amount not to exceed $500,000 per calendar year. In addition, the Borrower may issue stock or options pursuant to its 1999 Stock Option Plan. As used in this Note, the term "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For the purpose of the above definition, the term "control" (including, with correlative meaning, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

              (f) Limitation on Voluntary Payments and Modifications of Indebtedness; Modification of Certificate of Incorporation, By-Laws; Etc. The Borrower will not, and will cause its subsidiaries not to, (i) make any voluntary or optional payment or repayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Indebtedness (other than Indebtedness under this Note) or (ii) amend or modify, or permit the amendment or modification of, any provision of any Indebtedness (other than Indebtedness under this Note and Indebtedness permitted under Section 4.2(c) of this Note) or of any agreement, indenture, loan agreement or security agreement) relating to any of the foregoing or (iii) amend, modify or change the certificate of incorporation or by-laws of the Borrower or any of its subsidiaries without the prior written consent of Holdings, which consent shall not be unreasonably withheld.

      Section 5. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

              5.1 Payments. The Borrower shall (i) default in the payment when due of any principal on this Note or (ii) default, and such default shall continue unremedied for 5 or more days, in the payment when due of any interest on this Note or other amounts owing hereunder; or

              5.2 Representations, Etc. Any representation, warranty or statement made by the Borrower or any of its subsidiaries in this Note, the Purchase Agreement, or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

              5.3 Covenants. The Borrower shall (i) default in the due performance or observance by it of any term, convenant or agreement contained in
Section 4 of this Note or (ii) default in the due performance or observance by it of any term, convenant or agreement (other than those referred to in Sections
5.1 and 5.2 and clause (i) of this Section 5.3) contained in this Note and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by Holdings; or

              5.4 Default Under Other Agreements. The Borrower or any of its subsidiaries shall (i) default in any payment of any Indebtedness (other than this Note) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than this Note) or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or its subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a scheduled required prepayment, prior to the stated maturity thereof; or

              5.5 Bankruptcy, Etc. (i) The Borrower or any of its subsidiaries shall commence a voluntary case concerning the Borrower or any of its subsidiaries, as the case may be, under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); (ii) or an involuntary case is commenced against the Borrower or any of its subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case;
(iii) or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its subsidiaries, or the Borrower or its subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its subsidiaries, as the case may be, or there is commenced against the Borrower or any of its subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its subsidiaries is adjudicated insolvent or bankrupt; (iv) or any order of relief or other order approving any such case or proceeding is entered; (v) or the Borrower or any of its subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its respective property to continue undischarged or unstayed for a period of 60 days; (vi) or the Borrower or its subsidiaries makes a general assignment for the benefit of creditors; (vii) or any action is taken by the board of directors or stockholders of the Borrowers or any of its subsidiaries for the purpose of effecting any of the foregoing; or

              5.6 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its subsidiaries involving in the aggregate a liability (not paid by the Borrower or its subsidiaries, as the case may be, and/or not fully covered by insurance and/or not covered by indemnification under the Purchase Agreement) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, Holdings may take any or all of the following actions, without prejudice to the rights of Holdings or the holder of the Note to enforce its claims against the Borrower (provided, that, if an Event of Default specified in Section 5.5 shall occur, the result which would occur upon the giving of written notice by Holdings to the Borrower as specified below shall occur automatically without the giving any such notice) (a) declare the principal of and any accrued interest in respect of the Note and all other obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; or (b) take any and all other remedial action that may be available at law, in equity or otherwise.

         Section 6. Optional Redemption. The Borrower may prepay this Note (together with all accrued interest), in full or in part, at any time at a price equal to the principal amount of the Note to be prepaid plus all accrued and unpaid interest thereon.

         Section 7. Registrar. So long as this Note is outstanding, the Borrower shall maintain an office or agency where this Note (i) may be presented for registration or transfer or for exchange (the "Registrar") and (ii) may be presented for payment. The Registrar shall keep a register of the Note and its transfer and exchange.

         Section 8. Successors and Assigns. This Note shall bind and inure to the benefit of the Borrower and Holdings and their respective successors and assigns, provided, however, that the rights under this Note shall not be assignable by the Borrower without the prior written consent of Holdings. Holdings shall have the right to sell, assign, transfer or grant participations in this Note (or any portion thereof) to any Person without the consent of any Borrower and, upon effecting such a transaction, the Borrower agrees to amend this Note to provide for the ability of Holdings and such other Persons to act by a majority vote for the purpose of granting consents, amendments, or waivers or taking any other action hereunder.

         Section 9. Amendment; Supplement. This Note, except for Section 8, may be amended or supplemented and any past default or compliance with any provision (including any Event of Default) may be waived only upon the written consent of the holder.

         Section 10. Waiver. The Borrower hereby waives notice of acceptance hereof as well as presentment, demand, protest and notice of non-payment and protest as to this Note and any other document, instrument or agreement to which the other may be a party in connection with this Note. The Borrower waives any and all defenses based on suretyship, guaranty or any other applicable law, including, without limitation, all rights and defenses arising out of (i) an election of remedies by Holdings even though that election of remedies may have destroyed rights of subrogation and reimbursement which Borrower may have, by operation of law or otherwise, (ii) protections afforded to Borrower with respect to antideficiency or similar laws limiting or discharging Borrower's obligations to Holdings, (iii) the invalidity or unenforceability of Borrower's obligations to Holdings, (iv) the failure to notify Borrower of the disposition of collateral security granted by Borrower, (v) the commercial reasonableness of any disposition or the impairment, however caused, of the value of collateral security granted by the Borrower, and (vi) any duty on Holding's part (should such duty exist) to disclose to Borrower any matter, fact or thing related to the business operations or condition (financial or otherwise) of the other or its Affiliates or property, whether now or hereafter known by Holdings. Holdings may at any time, in accordance with the terms of this Note, without consent of the Borrower, without notice to the Borrower and without affecting or impairing the obligations of the Borrower hereunder and any other documents, instrument, or agreement to which the Borrower may be a party in connection with this Note, do any of the following: (i) renew, extend (including extensions beyond the original term of the contract), modify (including changes in interest rates), release or discharge the Borrower or any other persons obligated with respect to the obligations hereunder; (ii) accept partial payments of the obligations hereunder from the Borrower; (iii) accept substituted, new or additional documents, instruments or agreements relating to the obligations hereunder from the Borrower; (iv) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the obligations hereunder and collateral security of the Borrower in any manner; (v) consent to the transfer or return of collateral security and take and hold additional collateral security or guaranties for the obligations hereunder; (vi) amend, exchange, release or waive any collateral security or guaranty granted by the Borrower; or (vii) bid and purchase at any sale of the obligations hereunder collateral security of the Borrower and apply any proceeds and collateral security granted by the Borrower and direct the order and manner of such sale.

         Section 11. Remedies on Default, Etc. In case an Event of Default shall occur and be continuing, Holdings may, inter alia, proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note or for an injunction against a violation of any of the terms hereof or thereof or in the exercise of any power granted hereby or thereby or by law. No right conferred upon Holdings by this Note shall be exclusive of any other right referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

         Section 12. Indemnification. In addition to all rights and remedies available to Holdings at law or in equity, the Borrower shall indemnify Holdings and each subsequent holder of this Note, and their respective Affiliates, stockholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Indemnified Persons") and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss (excluding consequential damages), liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of the Borrower or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses") which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

              (a) any misrepresentation or breach of warranty on the part of the Borrower under this Note;

              (b) without duplication of subsection (a) above, any misrepresentation in or omission from any of the representations, warranties, statements, schedules and exhibits hereto, certificates or other instruments or documents furnished to Holdings by the Borrower made in or pursuant to this Note;

              (c) any Event of Default or nonfulfillment or breach of any covenant or agreement on the part of the Borrower under this Note;

              (d) any action, demand, proceeding, investigation or claim by any third party (including, without limitation, governmental agencies); or

              (e) any claim (whenever made) relating in any way to the Borrower and any claim (whenever made) arising out of, relating to, resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (1) the status or conduct of the Borrower, or (2) any actions taken by or omitted to be taken by any of the Indemnified Persons in connection with this Note or any of the agreements contemplated herein.

              The Borrower agrees, whether or not the transactions herein contemplated are consummated, to pay all out-of-pocket costs and expenses of Holdings in connection with the negotiation, preparation, execution and delivery of the this Note and the documents and instruments referred to herein and any amendment, waiver or consent relating thereto and in connection with the enforcement thereof.

         Section 13. Survival. All indemnification rights hereunder shall survive the execution and delivery of this Note and the consummation of the transactions contemplated hereby indefinitely, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of Holdings and/or any of the Indemnified Persons or the acceptance by Holdings of any certificate or opinion.

         Section 14. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                  if to the Borrower, to:

                                   Greenfield Online, Inc.
                                   274 Riverside Avenue
                                   Westport, CT  06880-4807
                                   Attention:  Chief Executive Officer
                                   Telephone:  (203) 221-0411
                                   Facsimile:  (203) 221-0791;

                  with a copy to:

                                   Preston Gates & Ellis LLP
                                   701 Fifth Avenue
                                   Suite 5000
                                   Seattle, Washington 98104
                                   Attention:  Robert Jaffe, Esq.
                                   Telephone:  (206) 623-7580
                                   Facsimile:  (206) 623-7022;

                  if to Holdings, to:

                                    Greenfield Holdings, LLC
                                    c/o Insight Capital Partners III, L.P.
                                    122 East 42nd Street, Suite 2400
                                    New York, New York  10168
                                    Attention:  Jeffrey Horing
                                    Telephone:  (212) 681-8181
                                    Facsimile:  (212) 661-0972;

                  with a copy to:

                                    O'Sullivan Graev & Karabell, LLP
                                    30 Rockefeller Plaza, 41st Floor
                                    New York, New York  10112
                                    Attention:  Ilan S. Nissan, Esq.
                                    Telephone:  (212) 408-2400
                                    Facsimile:  (212) 408-2420;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If mailed, as aforesaid, any such communication shall be deemed to have been given on the third Business Day following the day on which the piece of mail containing such communication is posted.

         Section 15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                                    * * * *

              IN WITNESS WHEREOF, the Borrower has caused this Note to be dated and to be executed, delivered and issued on its behalf by its duly authorized officers.

                                            GREENFIELD ONLINE, INC.





                                            By: ___________________________

                                                 Rudy Nadilo
                                                 President

                           DEBT CONTRIBUTION AGREEMENT

         THIS DEBT CONTRIBUTION AGREEMENT, dated as of May 17, 1999 (this "Agreement"), is made by and among Greenfield Online, Inc., a Connecticut corporation, with headquarters located at 274 Riverside Avenue, Westport, Connecticut (the "Company"), Greenfield Consulting, Inc., a Connecticut corporation, with headquarters located at 274 Riverside Avenue, Westport, Connecticut (the "Consulting") and Andrew Greenfield, an individual with an address at 274 Riverside Avenue, Westport, Connecticut (the "Shareholder").

                              W I T N E S S E T H:

         WHEREAS, the Shareholder is the sole Shareholder of the Company and Consulting;

         WHEREAS, Consulting had loaned an aggregate of $898,685.99 to the Company as of March 31, 1999 (the "Consulting Loans");

         WHEREAS, the Shareholder had loaned an aggregate of $2,745,763 (the "Shareholder Loans") as of March 31, 1999 to the Company, a portion of which is evidenced by promissory notes dated November 19, 1997 and March 8, 1999, in the amounts of $88,000 and $2,457,945, respectively, made by the Company in favor of the Shareholder (the "Shareholder Notes");

         WHEREAS, the Shareholder has loaned an aggregate of $10,000 (the "Interim Loan") to the Company which is evidenced by a Demand Promissory Note made by the Company in favor of the Shareholder dated May 12, 1999;

         WHEREAS, the Shareholder desires to contribute the Shareholder Loans, including interest accrued thereon to the paid-in-capital of the Company to improve the Company's liquidity; and

         WHEREAS, the Shareholder, as the sole shareholder of Consulting, desires to cause Consulting to contribute the Consulting Loans, including interest accrued thereon to the paid-in-capital of the Company to improve the Company's liquidity.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Consulting and the Shareholder hereby agree as follows:

         1.       Cancellation of Consulting Loans and Shareholder Loans.

              (a) Effective as of March 31, 1999, Consulting hereby agrees to waive all right, title and interest in and to and all rights to receive payment of the Consulting Loans and the Company hereby agrees to reclassify the indebtedness associated with the Consulting Loans as paid-in-capital on the Company's books and records.

              (b) Effective as of March 31, 1999, Shareholder hereby agrees to waive all right, title and interest in and to and all rights to receive payment of the Shareholder Loans, including the portion of the Shareholder Loans evidence by the Shareholder Notes and the Company hereby agrees to reclassify the indebtedness associated with the Consulting Loans as paid-in-capital on the Company's books and records.

         2.       Surrender and Cancellation of the Shareholder Notes.

              In furtherance of Section 1 (b) hereof, the Shareholder hereby delivers the Shareholder Notes to the Company for cancellation and deems such Shareholder Notes to be cancelled.

         3.       Interim Loan.

              The terms and provisions of this Agreement shall have no effect on the Interim Loan which shall remain in full force and effect.

         4.       Miscellaneous.

              (a) The Shareholder and Consulting hereby release any claims against the Company in respect of any and all Funded Indebtedness (as that term is defined in that certain Stock Purchase and Redemption Agreement by and among the Company, the Shareholder and Greenfield Holdings, LLC dated as of the date hereof) owed to them.

              (b) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

              (c) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth, or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

              (d) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

              IN WITNESS WHEREOF, the parties have cause this Agreement to be duly executed.

                                            GREENFIELD ONLINE, INC.


                                            By: _____________________________
                                            Name:
                                            Title:


                                            GREENFIELD CONSULTING GROUP, INC.


                                            By: ______________________________
                                            Name:  Andrew Greenfield
                                            Title:  President



                                            -----------------------------------
                                            Andrew Greenfield

                                                 TRANSITION SERVICES
                                      AGREEMENT (this "Agreement") dated as of May __, 1999 by and between GREENFIELD ONLINE, INC., a Connecticut corporation ("Online"), and GREENFIELD CONSULTING GROUP, INC., a Connecticut corporation ("Consulting").


              Online, Greenfield Holdings, LLC ("Holdings"), and Andrew Greenfield have entered into a Stock Purchase and Redemption Agreement (as amended, modified or supplemented from time to time, the "Purchase Agreement") dated as of May 12, 1999, pursuant to which, among other things, Holdings is acquiring the Purchased Shares (as defined in the Purchase Agreement) from Online and, in connection therewith, Online and Consulting desire to enter into the transition arrangements set forth herein.

              Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

              NOW, THEREFORE, in consideration of mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1.   Services to be Performed.

              (a) General.

                      (i) Online hereby engages Consulting, and Consulting hereby undertakes to provide to Online in accordance with the terms and conditions of this Agreement, the services of such employees of Consulting as are identified on Schedule I attached hereto (the "Consulting Services") for the time periods indicated thereon.

                      (ii) Consulting hereby engages Online, and Online hereby undertakes to provide to Consulting in accordance with the terms and conditions of this Agreement, the services of such employees of Online as are identified on Schedule I attached hereto (the "Online Services"; and together with the Consulting Services, the "Services") for the time periods indicated thereon.

              (b) Books and Records. Online and Consulting shall keep such records of the Services each such party provides as are necessary to evidence the Services provided and each such party, upon reasonable notice, may have access to such other party's records.

         Section 2.   Compensation for Services.

                      (i) Consulting shall be reimbursed by Online for the performance by Consulting of the Consulting Services in the amount of the monthly expenses specified on Schedule I.

                      (ii) Online shall be reimbursed by Consulting for the performance by

         Online of the Online Services in the amount of the monthly expenses specified on Schedule I.

         Section 3.   Payment.

              Each party shall pay for the Services provided to it no later than 15 days after receiving an invoice therefor, which invoice shall provide sufficient detail for such party to independently analyze and verify the Services provided. The parties shall be entitled to net the expenses of the Online Services and the Consulting Services on a monthly basis.

         Section 4.   Manner, Quality and Performance of Services.

              The Services shall be provided by each party in substantially the same manner and quality as the Services were performed by such party prior to the Closing Date.

         Section. 5.  Termination.

              This Agreement shall terminate upon the earlier to occur of (i) the mutual agreement between Online and Consulting, (ii) the failure of one party to pay the other party for any Services rendered by such other party within 60 days of delivery of an invoice therefor (unless such invoice is being disputed by such party) and then only if such other party to whom payment is owed shall consent to termination and (iii) the expiration of the last time period set forth on Schedule I during which any Services are to be performed; provided, however, that Section 2 hereof shall survive the termination of this Agreement until the satisfaction or waiver thereof.

         Section 6.   Assignment.

              The rights and obligations under this Agreement shall not be assignable by any party without the prior written consent of the other, which consent shall not be unreasonably withheld.

         Section 7.   Further Assurances.

              From time to time at or after the effective date of this Agreement, each of the parties hereto agrees to take, or to cause to be taken, all such further actions and documentation, as may be deemed to be necessary and reasonable to give full force and effect to the intent and purposes of this Agreement.

         Section 8.   Modification.

              This Agreement and Schedule I attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof. No modifications of this Agreement shall be of any force and effect unless such modification is in writing and signed by the party to be bound thereby.

         Section 9.   Governing Laws.

              This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to conflicts of laws principles.

         Section 10.  Notices.

              Notices pertaining to this Agreement shall be in writing and shall be given as set forth in Section 10.7 of the Purchase Agreement.

         Section 11.  Captions.

              The Section captions used herein are for reference purposes only and shall not in any way effect the meaning or interpretation of this Agreement.

         Section 12.  Counterparts.

              This Agreement may be executed in counterparts, all of which taken together shall constitute one instrument.

                                     * * * *

              IN WITNESS WHEREOF, the parties hereto have caused this Transition Services Agreement to be executed as of the date set forth above by their respective duly authorized representatives.

                                             GREENFIELD ONLINE, INC.




                                             By:
                                                 ------------------------------

                                                 Name:

                                                 Title:





                                             GREENFIELD CONSULTING GROUP, INC.




                                             By:
                                                 ------------------------------

                                                 Name:

                                                 Title:

                                   SCHEDULE I
                                       to
                          Transition Services Agreement
                          -----------------------------

                                                                                                        Monthly
                                                                                                       Expenses        Monthly
                                                                                                        paid by        Expense
                                                                             Total                    Consulting       paid by
                                                                             Annual         %              to          Online to
                                                                            Expense     Allocated(1)     Online       Consulting
                                                                            -------     ------------     ------       ----------

Wages & Benefits

    Online Employees
    ----------------

    Suzanne Lee - 100% GOL*                                                                0%
    Jo Simons - 100% GOL                                                                   0%

    Online Employees allocated to Consulting until 7/31/99:
    ------------------------------------------------------
    Patrick Reilly                                                         $ 75,000        50%        $     3,125
    Ron Bergami                                                             109,078        50%              4,545
    Trudy Calvao                                                             56,250        50%              2,344
    Nick Coelho                                                              40,000        50%              1,667
                                                                                                      -----------
                                                                                                           11,680
                                                                                                      -----------
    Consulting Employees allocated to Online until 7/31/99:
    -------------------------------------------------------

    Christine Antalik                                                        66,250        50%                        $    2,760
    Deb Coelho                                                               40,000        50%                             1,667
    Felicia Johnson                                                          37,125        50%                             1,547
    Laura Livigni                                                            37,500        50%                             1,563
    A/R Staff**                                                              43,750        50%                             1,823
                                                                                                                       ---------
                                                                                                                           9,359
                                                                                                                       ---------
    Consulting Employees allocated to Online until [      ]***:
    ----------------------------------------------------------
    Diane Karagheusian                                                       68,750        50%                             2,865
    Bernice Shlian                                                           37,500        50%                             1,563
    Reception**                                                              36,250        50%                             1,510
                                                                                                                       ---------
                                                                                                                           5,938

Total Monthly Wage & Benefits Expense                                                                      11,680         15,297
                                                                                                       ----------      ---------


Net Monthly Wage & Benefits Expense Payable by Online to Consulting                                                        3,617
                                                                                                                       ---------
         Greenfield Consulting Group
         WAGES & BENEFITS ALLOCATED TO
         Greenfield Online
         For the year ended December 31, 1999

         (cont'd next page)


     ------------------------
     (1) Represents percentage of expenses and employee's time.
     * To be made available to Consulting until 5/31/99.
     ** Currently comprised of temporary employees; amounts determined based on prior staff usage.
     *** Date to coincide with the termination or expiration of the Sublease Agreement when Online moves to a new location.


                                                                             JAN                FEB             MAR
                                                                            BUDGT.             BUDGT.          BUDGT.
                                                                            ------             ------          ------
Wages & Benefits

    Salaries:  IT (45% of all 1999 Budgeted IT Employees)                 2,838.46           2,838.46        2,838.46
    Accounting (45% of all 1999 Budgeted Acct Employees)                 11,684.84          11,986.90       12,211.90
    Administrative Support*                                               9,244.22           9,244.22        9,244.22
    Employee Bonus (10% of total)                                         2,376.75           2,406.96        2,429.46
    Profit Sharing (5.25% of total)                                       1,247.79           1.263.65        1,275.47
    Payroll Taxes (10% of total)                                          2,376.75           2,406.96        2,429.46
    Health Insurance                                                      1,500.00           1,500.00        1,500.00
                                                                        ----------         ----------      ----------
Total Wages & Benefits                                                   31,268.82          31,647.15       31,928.96
                                                                        ==========         ==========      ==========

   *Includes employees allocated at 45%:    Diane Karagheusian
                                            Bernice Shlian
                                            Charlene Street

   *Includes employee allocated at 50%:     Suzanne Lee

   *Includes employees allocated at 35%:    Jo Simons
                                            Barbara Katz


     ------------------------
     * To be made available to Consulting until 5/31/99.


----------------------------------------------------------------------------------------------------------------------------------
     APR          MAY          JUN          JUL          AUG          SEP          OCT          NOV          DEC         1999
    BUDGT.       BUDGT.       BUDGT.       BUDGT.       BUDGT.       BUDGT.       BUDGT.       BUDGT.       BUDGT.       BUDGT.
 ----------   ----------   ----------   ----------   ----------    ----------   ----------   ----------   ----------   --------


------------- ------------ ------------ ------------ ------------ ------------- ------------ ------------ ------------ ------------
------------- ------------ ------------ ------------ ------------ ------------- ------------ ------------ ------------ ------------
    4,257.69     2,838.46     2,383.46     3,025.38     3,122.31      4,683.46     3,122.31     3,122.31     3,122.31    36,648.08
------------- ------------ ------------ ------------ ------------ ------------- ------------ ------------ ------------ ------------
------------- ------------ ------------ ------------ ------------ ------------- ------------ ------------ ------------ ------------
   17,642.85    12,125.36    13,246.21    13,021.21    13,471.21     18,906.31    12,679.21    12,679.21    12,904.21   162,559.40
------------- ------------ ------------ ------------ ------------ ------------- ------------ ------------ ------------ ------------
------------- ------------ ------------ ------------ ------------ ------------- ------------ ------------ ------------ ------------
   13,866.33     9,244.22     9,244.22     9,244.22     9,244.22     13,866.33     9,244.22     9,244.22     9,244.22   120,174.89
------------- ------------ ------------ ------------ ------------ ------------- ------------ ------------ ------------ ------------
------------- ------------ ------------ ------------ ------------ ------------- ------------ ------------ ------------ ------------
    3,576.69     2,420.80     2,532.89     2,529.08     2,583.77      3,745.61     2,504.57     2,504.57     2,527.07    32,138.24
------------- ------------ ------------ ------------ ------------ ------------- ------------ ------------ ------------ ------------
------------- ------------ ------------ ------------ ------------ ------------- ------------ ------------ ------------ ------------
    1,877.76     1,270.92     1,329.77     1,327.77     1,356.48      1,966.45     1,314.90     1,314.90     1,326.71    16,872.57
------------- ------------ ------------ ------------ ------------ ------------- ------------ ------------ ------------ ------------
------------- ------------ ------------ ------------ ------------ ------------- ------------ ------------ ------------ ------------
    3,576.69     2,420.80     2,532.89     2,529.08     2,583.77      3,745.61     2,504.57     2,504.57     2,504.57    32,138.24
------------- ------------ ------------ ------------ ------------ ------------- ------------ ------------ ------------ ------------
------------- ------------ ------------ ------------ ------------ ------------- ------------ ------------ ------------ ------------
    1,500.00     1,500.00     1,500.00     1,500.00     1,500.00      1,500.00     1,500.00     1,500.00     1,500.00    18,000.00
  ----------   ----------     --------     --------     --------      --------     --------     --------     --------    ---------
   46,298.01    31,820.58    33,224.44    33,176.74    33,861.77     48,413.77    32,869.79    32,869.79    33,151.60   420,531.41
  ==========   ==========    =========    =========    =========     =========    =========    =========    =========   ==========

----------------------------------------------------------------------------------------------------------------------------------


                               SUBLEASE AGREEMENT

         This sets forth a Sublease Agreement ("Sublease") made as of this 17th day of May, 1999 between Greenfield Consulting Group, Inc. (the "Sublandlord") and Greenfield Online, Inc. (the "Subtenant").

                                    AGREEMENT

         In consideration of mutual covenants, the parties hereby agree as follows:

                                   1. Premises

         (a) Sublandlord leases to Subtenant and Subtenant hereby rents from Sublandlord premises situated on the first, second and fourth floors of a building (the "Building") located at 274 Riverside Avenue, Westport, Connecticut (the Land and Building being hereinafter referred to as "247 Riverside"). The premises to be leased 9"Leased Premises") is a portion of the premises ("Premises") leased by Sublandlord from 274 Riverside Associates LLC, pursuant to a Lease Agreement dated August 5, 1998, a copy of which is attached hereto as Schedule A..

         (b) The Leased Premises shall include an aggregate of 9,411 square feet in the Premises consisting of the following: 3,762 square feet located on the fourth floor, 709 square feet located on the first floor, 4,940 square feet located o the first and second floors, together with all of the common areas therein, along with all furniture in said areas, which shall be shared by Sublandlord and Subtenant.

         (c) All of Subtenant's rights as to the Leased Premises shall be subject to the provisions of the aforesaid Lease Agreement and Subtenant agrees to comply with each and every term of thereof.

                            2. Use of Leased Premises

         Subtenant's use of the Leased Premises shall be for office purposes only and subject to all applicable zoning and other governmental regulations and subject to the Lease Agreement.

                               3. Term of Sublease

         (a) The term of this Sublease Agreement (the "Sublease Term") shall commence on May 17, 1998 (the "Commencement Date") and end on August 31, 1999 (the "Termination Date"), provided, however, the Subtenant may remain in possession of the Leased Premises on a month-to-month basis after the Termination Date until December 31, 1999. In addition, commencing on August 1, 1999, the Subtenant may remain in possession of the Leased Premises on a month-to-month basis after the Termination Date until December 31, 1999. In addition, commencing on August 1, 1999, the Subtenant may deliver notice to the Sublandlord of Subtenant's intention to terminate the Sublease on or after the 30th day following the delivery of such termination notice to the Sublandlord.

         (b) At all time the expiration or earlier termination of this Sublease, Subtenant agrees to surrender the Leased Premises in good condition, broom clean, reasonable wear and tear expected.

                                     4. Rent

         (a) Throughout the Sublease Term, as the same may be extended or renewed, Subtenant shall pay rent ("Rent') monthly in advance of the first day of each month, and without prior demand, deduction, or set-off.

         (b) The rent shall be $21,614.44 per month which shall be payable on the first day of each and every month during the Sublease Term which shall include all utility charges and cleaning services at the Leased Premises. Sublandlord hereby acknowledges receipt of payment of rent hereunder for the month of May 1999. Rent payable hereunder by the Subtenant shall be pro rated on a per diem basis if the Sublease Term terminates during a monthly period.

         (c) If Subtenant shall fail to pay any monthly installment of Rent within ten days of its due date or utility payment within ten days of the request by Sublandlord for payment thereof, then Subtenant shall pay to

Sublandlord a service charge of five percent (5%) of the monthly installment. This fee is not a penalty but reflects the parties' estimate as to the expected costs and damages incurred by the Sublandlord by reason of the Subtenant's late payment. This provision shall not be construed to modify in any way either any due dates specified in this Sublease Agreement, or the default provisions of Paragraph 15 below.

                                    5. As Is

         Subtenant accepts the Leased Premises and 274 Riverside in their "as is" condition existing on the date hereof.

                        6. Tenant's Operation of Business

         (a) Subtenant shall use the Leased Premises solely for the purposes set forth in Paragraph 2, and only as permitted by applicable laws and regulations.

         (b) Subtenant shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, with respect to Subtenant's particular use of the Leased Premises, and with any direction of any public officer of officers which shall impose any violation, order or duty with respect to Subtenant's particular use of the Leased Premises. In the event that any governmental agency shall require any alterations within or affecting the Leased Premises, subtenant shall fully cooperate with the Sublandlord in making same.

         (c) Subtenant agrees that it shall not at any time during the Sublease Term do or permit to be done by any employee, agent or contractor of Subtenant any act or practice which would damage the Leased Premises.

         (d) Subtenant shall not use or permit any part of the Leased Premises to be used for any unlawful purpose; or shall the Subtenant use or occupy or permit the Leased Premises to be used or occupied, nor do or permit anything to be done in or on the Leased Premises which will make void or voidable any insurance then in force with respect hereto, or which will make it impossible or uneconomical to obtain fire or other insurance required to be furnished by Sublandlord, or which will cause or be likely to cause structural damage to the Building or any part thereof, or which will constitute a public or private nuisance, or which will violate any law or regulation of any governmental authority.

                           7. Fixtures and Alterations

         Subtenant shall not make any changes, improvements, additions or alterations to nor do any work to the Leased Premises without the prior written consent of the Sublandlord, which consent will not be unreasonably withheld.

                                    8. Signs

         Subtenant shall have the right, at its expense, to install signs on the entry door to the Leased Premises, which sign shall be uniform with other signs in the Building and which sign shall be subject to Sublandlord's prior approval.

                       9. Repairs and Maintenance Services

         Subtenant agrees to maintain the Subleased Premises in good order and condition.

                        10. Indemnification by Subtenant

         (a) Subtenant shall indemnify Sublandlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon, at or about the Leased Premises from or out of the occupancy or use by Subtenant of the Leased Premises or any part thereof, or caused wholly or in par by any act or omission of Subtenant, its agents, contractors, employees, lessees or concessionaires. In case Sublandlord shall, without fault on its part, be made a party to any litigation commenced by or against Subtenant, then Subtenant agrees to protect and hold Sublandlord harmless. Subtenant also agrees to pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Sublandlord successfully enforcing the covenants and agreements in this Sublease.

         (b) Subtenant shall store its property in and shall occupy and operate in the Leased Premises and all other portions of 274 Riverside Avenue at its own risk, and hereby releases Sublandlord, its agents and employees from any claims for damages or injury.

                                  11. Insurance

         (a) Subtenant shall carry insurance on any personalty it brings into the Lease Premises in an amount equal to the full insurable value of such personal property. subtenant also agrees to carry a policy or policies of comprehensive general liability insurance, including public liability and personal injury and property damage, with contractual liability endorsement, in the amount of Five Hundred Thousand Dollars ($500,000) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Said policies, or certificates thereof, shall be delivered to Sublandlord by Subtenant upon insurance company licensed to do business by the State of Connecticut and Sublandlord shall be included as an additional insured in the Subtenant's policy.

         (b) Notwithstanding anything set forth in this Sublease to the contrary, Sublandlord and Subtenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective agents, officers and employees for any loss or damage that may occur to the Leased Premises or any addition or improvements thereto.

                            12. Default by Subtenant

         This Sublease Agreement is subject to the limitation that if, at any time, any one or more of the following events (herein called an "event of default") shall occur, then Sublandlord, in addition to other rights and remedies it may have, shall have the right immediately to declare this Sublease terminated and all of the right, title and interest of the Subtenant hereunder shall wholly cease and expire upon receipt by Subtenant of a Notice of Termination from Sublandlord. Subtenant shall then immediately quit and surrender the Leased Premises to Sublandlord but Subtenant shall remain liable to Sublandlord as hereinafter provided. The events of default are:

         (a) If, an any proceeding, a receiver or trustee shall be appointed for Subtenant's property and such receivership or trusteeship shall not be vacated or set aside within ninety (90) days after appointment of such receiver or trustee or

         (b) If Subtenant shall fail to pay any installment of the Rent or Utility Charges when the same shall become due and payable, and such failure shall continue for ten (10) days after Sublandlord has given Subtenant written notice of same; or

         (c) If Subtenant shall fail to perform or observe any other material requirement, material condition, material covenant or material agreement of this Sublease Agreement.

                           13. Sublandlord's Remedies

         (a) If this Sublease shall be terminated as provided in Paragraph 14, Sublandlord or Sublandlord's agents or employees may by any suitable action or proceeding at law, repossess the Leased Premises, together with all alterations, additions and improvements thereto. In the event of such re-entry and repossession, Sublandlord may store Subtenant's property in a public warehouse or elsewhere at the cost and for the account of Subtenant.

         (b) In the case of any such termination, re-entry or dispossession by summary proceedings or otherwise, all rents and other charges required to be paid up to the time of such termination, re-entry or dispossession, shall be paid by Subtenant and Subtenants shall also pay to Sublandlord all reasonable expenses which Sublandlord may then or thereafter incur. In addition, Subtenant shall be liable to Sublandlord for damages incurred by Sublandlord as a result of Subtenant's breach of this Sublease Agreement including such rent as Sublandlord would have received from Subtenant had Subtenant honored all terms of this Sublease Agreement.

                              14. Mechanic's Liens

         Subtenant agrees to pay when due or to bond out all sums of money that may become due for any labor, services, materials, supplies or equipment furnished to or for Subtenant in, upon or about the Leased Premises.

                           15. Assignment and Sublease

         Subtenant shall not assign or sublet its interest herein, except to subsidiaries or affiliates of the Subtenant.

                                16. Subordination

         The rights of Subtenant under this Sublease Agreement shall be subject and subordinate to any mortgage now on or hereafter placed against 274 Riverside.

                                  17. Holdover

         Should Subtenant continue to occupy the Leased Premises after the expiration of this Sublease, such tenancy shall be a tenancy at will which may be cancelled by Sublandlord at any time and with thirty (30) days notice and Subtenant's holdover shall not entitle it to any lease rights and during the said holdover period, Subtenant shall pay to Sublandlord a Rent equal to 150% of the herein Rent, as well as all other charges described herein.

                              18. Entire Agreement

         This Sublease Agreement contains the entire agreement between the parties and it may not be changed orally or by any agreement between the parties unless in writing and signed by the parties or their successors and assigns.

                               19. Governing Laws

         This Sublease Agreement will be governed by and construed pursuant to the laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

This Sublease Agreement has been executed as follows:

Sublandlord:  Greenfield Group, Inc.



------------------------------------

By:
Its:

Subtenant:  Greenfield Online, Inc.



------------------------------------

By:
Its:

                                                             FORM OF
                                                             NON-QUALIFIED STOCK
                                                             OPTION AGREEMENT
                                                             dated as of May __,
                                                             1999 between
                                                             GREENFIELD ONLINE,
                                                             INC., a Connecticut
                                                             corporation (the
                                                             "Company"), and
                                                             JOEL MESZNIK (the
                                                             "Optionee").

                  The Company, acting through its Board of Directors or a committee thereof, has granted to the Optionee, effective as of the date of this Agreement, an option under the Company's 1999 Stock Option Plan (the "Plan"), a copy of which is attached as Exhibit A hereto, to purchase Class A Common Shares, $0.01 par value per share, of the Company (the "Class A Common Shares") on the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties hereby agree as follows:

         Section 1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

                  "Board" means the Board of Directors of the Company or the Committee (as defined in the Plan).

                  "Plan" means the 1999 Stock Option Plan of the Company.

                  "Purchase Agreement" means the Stock Purchase and Redemption Agreement dated as of May 12, 1999, among the Company and the other parties thereto, as the same may be amended, modified or supplemented from time to time.

                  "Shareholders' Agreement" means the Shareholders' Agreement dated as of May ___, 1999, among the Company and the shareholders of the Company, as the same may be amended, modified or supplemented from time to time.

                  "Transfer" means, with respect to any Class A Common Shares or Options, to sell, or in any other way transfer, assign, pledge, distribute, encumber or otherwise dispose of, such Class A Common Shares or Options, either voluntarily or involuntarily and with or without consideration.

                  The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Plan.

         Section 2. Option; Option Price. On the terms and subject to the conditions of this Agreement, the Optionee shall have the option (the "Option") to purchase up to 2,740 Class A Common Shares of the Company (the "Option Shares") at the price of $0.01 per Class A Common Share (the "Option Price") at the times and in the manner set forth herein. The Option is not intended to qualify for federal income tax purposes as an "incentive stock option" within the meaning of Section 422 of the Code.

         Section 3. Term. The term of the Option (the "Option Term") shall commence on the date hereof and expire on the tenth anniversary of the date hereof, unless the Option shall theretofore have been terminated in accordance with the terms of the Plan (including Sections 7(b) or 12 thereof) or this Agreement (the date of such expiration or termination, the "Termination Date").

         Section 4.   [intentionally omitted]

                  All Option Shares shall be vested shares as of the date hereof. The Option shall remain exercisable as to all Option Shares until the Termination Date.

         Section 5.   Procedure for Exercise.

              (a) The Option may be exercised with respect to Option Shares, from time to time, in whole or in part (but for the purchase of whole Common Shares only (as described in Section 9(c) of the Plan)), by delivery of a written notice (the "Exercise Notice") from the Optionee to the Secretary of the Company, which Exercise Notice shall:

                      (i) state that the Optionee elects to exercise the Option;

                      (ii) state the number of Option Shares with respect to which the Optionee is exercising the Option;

                      (iii) include any representations of the Optionee required under Section 8 --------- hereof;

                      (iv) include appropriate proof of the right of such Person to exercise the Option in the event that the Option shall be exercised by any Person other than the Optionee;

                      (v) state the date upon which the Optionee desires to consummate the purchase of such Option Shares (which date must be prior to the end of the Option Term); and

                      (vi) comply with such further provisions consistent with the Plan as the Committee may reasonably require.

              (b) Payment of the Option Price for the Option Shares to be purchased on the exercise of the Option shall be made as provided in Section 8(a) of the Plan.

              (c) The Company shall be entitled to require as a condition of delivery of the Option Shares that the Optionee remit or, in appropriate cases, agree to remit when due an amount in cash sufficient to satisfy all current or estimated future federal, state and local income tax withholding and the employee's portion of any employment taxes relating thereto.

              (d) The Optionee shall deliver to the Company a copy of any election filed by the Optionee with the Internal Revenue Service under Section 83(b) of the Code no later than 30 days following the filing of such election with the Internal Revenue Service.

         Section 6. No Rights as a Holder of Common Shares. The Optionee shall not have any rights or privileges of a holder of Class A Common Shares with respect to any Option Shares until the date of payment for such Option Shares pursuant to the exercise of the Option.

         Section 7. Restriction on Transfer of Options. Notwithstanding any provision to the contrary in the Shareholders' Agreement, the Option cannot be Transferred and may be exercised during the lifetime of the Optionee only by the Optionee, subject to Section 10(b) of the Plan.

         Section 8. Shareholders' Agreement. The Optionee acknowledges that this Option and all Option Shares shall be subject to the provisions of the Shareholders' Agreement which are applicable to Retained Shareholder Shares (as such term is defined in the Shareholders' Agreement) in addition to the provisions of this Agreement and the Plan. The Optionee is a Retained Shareholder (as such term is defined in the Shareholders' Agreement) and agrees to comply with all of the terms of the Shareholders' Agreement.

         Section 9. Restrictive Legend. No Options shall be granted, and no Class A Common Shares shall be issued and delivered upon the exercise of Options granted, unless and until the Company and/or the Optionee shall have complied with all applicable laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such Common Shares and to the listing of such Class A Common Shares on any stock exchange on which any of the shares of the capital stock of the Company may be listed. As a condition of participating in the Plan, each Optionee agrees to comply with all such laws, rules and regulations and agrees to furnish to the Company all information and undertakings as may be required to permit compliance with such laws, rules and regulations. The Committee in its discretion may, as a condition to the exercise of any Option granted under the Plan, require an Optionee (i) to represent in writing that the shares received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by the Company. All certificates representing Option Shares issued upon exercise of the Option shall, unless otherwise determined by the Committee, have affixed thereto the legend required by the Shareholders' Agreement.

         Section 10. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                  if to the Company to:

                      Greenfield Online, Inc.
                      274 Riverside Avenue
                      Westport, Connecticut  06880
                      Attention:  Chief Executive Officer

                      Facsimile: (203) 221-0791
                      Telephone: (203) 221-0411

                      and

                      Preston Gates & Ellis LLP
                      701 Fifth Avenue
                      Suite 5000
                      Seattle, Washington  98104
                      Attention:  Robert S. Jaffe, Esq.
                      Facsimile:  (206) 623-7580
                      Telephone:  (206) 623-7022

                      with a copy to:

                      Greenfield Holdings, LLC
                      c/o InSight Capital Partners III, L.P.
                      122 East 42nd Street
                      Suite 2300
                      New York, NY  10168
                      Attention:  Jeff Horing
                      Facsimile: (212) 681-0972
                      Telephone: (212) 681-8181

                      and

                      O'Sullivan Graev & Karabell, LLP
                      30 Rockefeller Plaza
                      New York, NY  10112
                      Attention:  Ilan S. Nissan, Esq.
                      Facsimile: (212) 408-2420
                      Telephone: (212) 408-2443


                  if to the Optionee, to him at:

                      c/o Mesco Ltd.
                      470 Main Street
                      Suite 315
                      Ridgefield, CT 06877
                      Facsimile:  (203) 438-3939
                      Telephone:  (203) 438-4242

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date sent), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         Section 11. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

         Section 12. Optionee's Undertaking. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan.

         Section 13. Modification of Rights. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan. This Agreement may not be amended except by written agreement executed by the Company and the Optionee.

         Section 14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to principles of conflicts of law).

         Section 15. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

         Section 16. Entire Agreement; The Plan. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

         Section 17. Severability. In the event any one or more of the provisions of this Agreement should be held invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be automatically deemed amended, but only to the extent necessary to render such provision or provisions valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                                     * * * *

              IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first written above.

                                            GREENFIELD ONLINE, INC.

                                            By:
                                               --------------------------------
                                                  Name:

                                                  Title:



                                            -----------------------------------

                                            Joel Mesznik

                   CERTIFICATE OF RESTATEMENT WITH RESPECT TO
                      THE AMENDED AND RESTATED CERTIFICATE
                              OF INCORPORATION FOR
                             GREENFIELD ONLINE, INC.

1.       The name of the Corporation is Greenfield Online, Inc.

2. The text of the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 1. ---------

3. This restatement contains an amendment which requires the approval of the corporation's sole shareholder, and on May __, 1999 the Amended and Restated Certificate of Incorporation was adopted by the unanimous written consent of the Corporation's sole shareholder.

4. Pursuant to the amendment contained in this Amended and Restated Certificate of Incorporation, each of the Two Hundred (200) shares of the Corporation's Common Stock, no par value, authorized prior to the filing of this Certificate (the "Existing Common") are converted automatically into an aggregate of Two Hundred Thousand (200,000) shares of Common Stock, consisting of One Hundred Thousand (100,000) shares of Class A Common Stock, par value $.01 per share, and One Hundred Thousand (100,000) shares of Class B Common Stock, par value $.01 per share. Further, pursuant to this amendment, each share of the issued and outstanding Common Stock on the effective date of the filing of this Certificate is automatically and without further action converted into One Thousand (1,000) shares of Class A Common Stock. These conversions are summarized as follows:


-----------------------------   ----------------------------    ---------------
  Prior to Amendment             Pursuant to Amendment             Increase
-----------------------------   ----------------------------    ---------------
Authorized:  200 Shares         Authorized:  200,000
Common Stock, no par            Shares Common  Stock,
value                           $.01 par value                      199,800
-----------------------------   ----------------------------     --------------
Outstanding: 100 Shares         Outstanding: 100,000
Common Stock, issued and        Shares Class A Common
outstanding                     Stock, issued and
                                outstanding                          99,900
-----------------------------   ----------------------------     --------------
Authorized: 0 Shares Class      Authorized: 100,000 Shares
B Common Stock                  Class B Common
                                Stock authorized                    100,000
-----------------------------   ----------------------------     --------------

The amendment contained in the Amended and Restated Certificate of Incorporation also sets forth the relative rights and preferences of the Class A Common Stock and the Class B Common Stock giving certain preferences with respect to distributions to the

Class B Common Stock. The Amendment and Restatement also sets forth certain governing provisions of the Corporation and eliminates the provisions contained in Article Sixth of the Certificate of Incorporation which is being amended.

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             GREENFIELD ONLINE, INC.

                           ---------------------------

                                  ARTICLE FIRST
-------------------------------------------------------------------------------

                  The name of the corporation is Greenfield Online, Inc.

                                 ARTICLE SECOND
-------------------------------------------------------------------------------

                  The address of the registered office of the Corporation in the State of Connecticut is 274 Riverside Avenue, Westport, Connecticut 06880.

                                  ARTICLE THIRD
-------------------------------------------------------------------------------

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Connecticut.

                                 ARTICLE FOURTH
-------------------------------------------------------------------------------

                  A.       AUTHORIZED SHARES

                  The total number of shares of common stock which the Corporation has authority to issue is 200,000 (the " Common Stock"), consisting of:

                            (1) 100,000 shares of Class A Common Stock, par value $.01 per share (the "Class A ------- Common"); and

                            (2) 100,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common").



                  The shares of Common Stock shall have the rights, preferences and limitations set forth in Section B below. Certain capitalized terms used in this Article FOURTH are defined in Section C below. Upon the effective date hereof, all of the Company's 200 authorized shares of Common Stock, no par value (the "Existing Common") shall be automatically converted into 100,000 shares of Class A Common and 100,000 shares of Class B Common and each share of the issued and outstanding Existing Common shall be converted into 1,000 shares of Class A Common.

                  B.       COMMON STOCK

                         1.         Voting Rights.


                              (a) General. Except as otherwise provided in this
Certificate or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

                              (b) Class A Common and Class B Common. Except as
otherwise required by applicable law, the holders of Class A Common and the holders of Class B Common shall vote together as a single class on all matters to be voted on by the Corporation's stockholders. Each holder of Class A Common and Class B Common shall be entitled to one (1) vote (or a fraction thereof) for each share (or fraction thereof) of Class A Common and Class B Common owned by such holder.

                         2.         Distributions.

                              (a) Class A Common and Class B Common. All
Distributions shall be distributed to the holders of Class A Common and Class B Common in accordance with the priority set forth in this Section 2(a).

                               (A) With respect to any Non-Liquidating
              Distribution:

                                        (i) The holders of Class B Common shall
              be entitled to receive such Non-Liquidating Distributions, ratably based upon the aggregate Unpaid Yield of the shares of Class B Common held by each such holder, until the holders of Class B Common receive Non-Liquidating Distributions equal to the aggregate Unpaid Yield on all outstanding shares of Class B Common. All Non-Liquidating Distributions made pursuant to this paragraph 2(a)(A)(i) to holders of Class B Common shall constitute a payment of Yield on Class B Common.

                                        (ii) After the payment to the holders of
              Class B Common shall have been made pursuant to paragraph 2(a)(A)(i) above, the holders of Class A Common shall be entitled to share pro rata with the Class B Common in the remainder of such Non-Liquidating Distribution based on the number of Class A Common and Class B Common held by such Persons.

                               (B) With respect to any Liquidating Distribution,
              the holders of the Class A Common shall be entitled to share pro rata with the holders of the

              Class B Common in such Liquidating Distribution based on the number of Class A Common and Class B Common held by such Persons provided, however, that in lieu of receiving their portion of such Liquidating Distribution, the holders of the Class B Common may elect to receive an amount equal to the aggregate Unreturned Original Cost of all outstanding shares of Class B Common, together with the aggregate Unpaid Yield thereon. In the event that the holders of the Class B Common elect such option, after the payment of such amounts to such holders of Class B Common, the holders of Class A Common shall be entitled to receive the remainder of such Liquidating Distribution, based upon the number of Class A Common held by such Persons.

                              (b) Conditions Precedent. No Distribution shall be
paid to the holders of Class B Common pursuant to paragraph 2(a)(A) or 2(a)(B) above in any form of consideration other than cash unless the holders of a majority of the Class B Common outstanding at the time of the Distribution approve such Distribution (including the valuation of the consideration being distributed thereby), and no Distribution shall be paid to any holder of Class A Common pursuant to paragraph 2(a)(A)(ii) or 2(a)(B) above, as applicable, until the holders of Class B Common shall have received (either in cash or other consideration, the form and value of which shall have been approved as provided above) all Distributions to which they are entitled pursuant to paragraph 2(a)(A)(i) or 2(a)(B) above, as applicable.

                         3. Stock Splits and Stock Dividends. The Corporation
shall not in any manner subdivide (by stock split, stock dividend or otherwise), or combine (by reverse stock split or otherwise) the outstanding Common Stock of one class unless (x) the holders of a majority of Class B Common outstanding at the time approve such subdivision or combination and (y) the outstanding Common Stock of all other classes shall be proportionately subdivided or combined. All such subdivisions and combinations shall be payable only in Class B Common to the holders of Class B Common and in Class A Common to the holders of Class A Common. In no event shall a stock split or stock dividend constitute a payment of Yield or a return of Original Cost.

                  C.       MISCELLANEOUS

                         1. Registration of Transfer. The Corporation shall keep
at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance, other than any applicable transfer tax resulting from the issuance of the new certificate registered in a name other than the name in which the old certificate was registered.

                         2. Replacement. Upon receipt of evidence reasonably
satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                         3. Notices. All notices referred to herein shall be in
writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

                         4. Amendment and Waiver. No amendment, modification or
waiver shall be binding or effective with respect to any provision of Section B of this Article FOURTH, any term defined in this Section C that is used in Section B of this Article FOURTH, or this paragraph 4 without the prior vote or written consent of the holders of at least 51% of the Class B Common outstanding at the time such action is taken; provided, however, that notwithstanding the foregoing the holders of at least 51% of the Class A Common, outstanding at the time such action is taken shall have the right to veto any such action to the extent (and only to the extent) that such action would have the effect of changing the relative rights of the Class A Common and the Class B Common.

                         5. Certain Defined Terms. As used in this Article
FOURTH, the following terms shall have the followings meanings:

                         "Common Stock" means, collectively, (i) the
Corporation's Class A Common, (ii) the Corporation's Class B Common and (iii) any other class of capital stock of the Corporation hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

                         "Distributions" means all distributions made by the
Corporation to holders of Common Stock, whether in cash, property, or Securities of the Corporation and whether by dividend, liquidating distributions, or otherwise; provided that none of the following events shall be considered a
Distribution: (i) any redemption or repurchase by the Corporation of Common Stock held by a present or former employee of the Corporation or any of its Subsidiaries pursuant to a stock repurchase agreement, stock option agreement, management agreement or other repurchase agreement, arrangement, option or obligation approved by the board of directors of the Corporation of (ii) any reclassification, subdivision (including stock dividend and stock splits), combination (including reverse stock splits) or exchange of Common Stock.

                         "Liquidating Distribution" means a Distribution made in
connection with a Liquidation Event.

                         "Liquidation Event" means (i) any voluntary or
involuntary liquidation, dissolution or winding-up of the Corporation and (ii) any Sale.

                         "Non-Liquidating Distribution" means any Distribution
which is not a Liquidating Distribution.

                         "Original Cost" means, with respect to any share of
Class B Common, as of any particular date, the amount originally paid for such share when it was issued plus, on or after the date of issue, any additional paid-in capital with respect to such Class B Common.

                         "Person" shall be construed broadly and shall include
an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                         "Sale" shall mean any sale of the Corporation (through
one such transaction or a series of related transactions), whether by (i) the sale, abandonment, transfer, lease or disposition of all or substantially all of the properties and assets of the Corporation or any Subsidiary (which owns substantially all of the Corporation's assets on a fully consolidated basis) thereof, (ii) the sale, transfer or other disposition of its Securities or (iii) the merger or consolidation of the Corporation or any Subsidiary (which owns substantially all of the Corporation's assets on a fully consolidated basis) thereof with or into any other entity or entities, and in the case of clause
(ii) and (iii) hereof, the holders of the authorized capital stock of the Corporation immediately prior to such transaction shall hold, after giving effect to such transaction, Securities of the surviving or resultant entity representing in the aggregate less than a majority of the common stock equivalent or substantially equivalent voting rights of such entity (on a fully converted basis).

                         "Securities" means "securities" as defined in Section
2(1) of the Securities Act of 1933, as amended.

                         "Subsidiary" means, with respect to any Person, any
corporation of which the shares of stock having a majority of the general voting power in electing the board of directors of such corporation are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through Subsidiaries.

                         "Unpaid Yield" means, as of any time of determination
with respect to any share of Class B Common, an amount equal to the excess, if any, of (i) the aggregate Yield accrued and accumulated on such share as of such time over (ii) the aggregate amount of Distributions made by the Corporation prior to such time that constitute payment of Yield on such share pursuant to paragraph 2(a)(A)(i) and 2(a)(B) of Section B, above.

                         "Unreturned Original Cost" means, as of any time of
determination with respect to any share of Class B Common, an amount equal to the excess, if any, of (i) the Original Cost of such share over (ii) the aggregate amount of Distributions made by the Corporation prior to such time that constitute a return of Original Cost of such share pursuant to paragraph 2(a)(B) of Section B, above.

                         "Yield" means, with respect to each share of Class B
Common, the amount accruing cumulatively on a daily basis on such share at a non-compounded annual rate of 7% on such share's Unreturned Original Cost.

                                  ARTICLE FIFTH
-------------------------------------------------------------------------------

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived any improper personal benefit. If the Connecticut General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Connecticut General Corporation Law, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE SIXTH
-------------------------------------------------------------------------------

                  In furtherance and not in limitation of the powers conferred by the laws of the State of Connecticut, the board of directors of the Corporation is expressly authorized and empowered to make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Connecticut or this Certificate of Incorporation.

                                 ARTICLE SEVENTH
-------------------------------------------------------------------------------

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Connecticut may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                 ARTICLE EIGHTH
-------------------------------------------------------------------------------

                  The Corporation is to have perpetual existence.

                                  ARTICLE NINTH
-------------------------------------------------------------------------------

Meetings of stockholders may be held within or without the State of Connecticut, as the By-laws may provide. The books of the Corporation may be kept outside the State of Connecticut at such place or places as may be designated from time to time by the board of directors or in the By-laws of the Corporation.

                  IN WITNESS WHEREOF, the undersigned has signed this instrument on the ___ day of May, 1999, thereby acknowledging that this instrument is the act and deed of the undersigned and that the facts stated above are true.

                                     ---------------------------
                                          Andrew Greenfield

                              AGREEMENT AND RELEASE

              Agreement entered into as of May 17, 1999, by and between Greenfield Online, Inc., a Connecticut corporation (the "Company"), Andrew Greenfield, the sole shareholder of the Company (the "Shareholder"), and _______________ (the "Recipient").

              WHEREAS, the Recipient has been employed by the Company or has otherwise provided services to the Company;

              WHEREAS, the Shareholder has agreed to cause the Company to make a bonus payment (the "Bonus") to the Recipient on or before the date which he consummates the sale of a majority of his equity ownership in the Company (the "Sale") pursuant to that certain Stock Purchase and Redemption Agreement by and among the Company, the Shareholder and Greenfield Holdings, LLC (the "Investor") dated as of the date hereof (the "SPA");

              WHEREAS, the Shareholder intends to consummate the Sale on or about May 17, 1999;

              WHEREAS, the parties hereto desire to mutually, amicably and finally resolve and compromise all claims surrounding payment of the Bonus to the Recipient;

              NOW THEREFORE, in consideration for the mutual promises and undertakings of the parties as set forth below, the Company, the Shareholder and the Recipient enter into this Agreement and Release:

     1. The Company's and the Shareholder's Consideration for Agreement:

                  Prior to or contemporaneous with the Closing (as defined in the SPA), the Shareholder agrees to cause the Company to pay the Recipient the sum of _____________________ Dollars ($________), in complete payment of the Bonus and as and for independent consideration for this Agreement, subject to applicable withholding taxes.

     2. Employee's Consideration for Agreement: In consideration for the payment and undertakings described above, the Recipient, individually and on behalf of his attorneys, representatives, successors, and assigns, does hereby completely release and forever discharge the Company and the Investor, their parents, affiliated and subsidiary corporations, if any, and their shareholders, including the Shareholder, officers and all other representatives, agents, directors, employees, successors and assigns, from all claims, rights, demands, actions, obligations, and causes of action of any and every kind, nature and character, written or verbal, known or unknown, which Recipient may now have, or has ever had, against them arising from or in any way connected with the Bonus, except for a breach of this Agreement by the Shareholder or the Company.

     3. Covenant Not to Sue: At no time subsequent to the execution of this Agreement will Recipient pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which he may now have, or has ever had against the Shareholder or the Company and/or any officer, director, employee or agent of the Company, which is based in whole or in part on any matter covered by this Agreement except for a breach of this Agreement by the Shareholder or the Company.

     4. Savings Clause: Should any of the provisions of this Agreement be determined to be invalid by a court or government agency of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of the other provisions herein.

     5. Complete and Voluntary Agreement: This Agreement constitutes the entire understanding of the parties on the subjects covered. The Recipient expressly warrants that he has read and fully understands this Agreement; that he has had the opportunity to consult with legal counsel of his own choosing and to have the terms of the Agreement fully explained to him; that he is not executing this Agreement in reliance on any promises, representations or inducements other than those contained herein; and that he is executing this Agreement voluntarily, free of any duress or coercion.

     6. Governing Law: This Agreement will be governed by and construed pursuant to the laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

GREENFIELD ONLINE, INC.


By:
   ----------------------


SHAREHOLDER

-------------------------
Andrew Greenfield


RECIPIENT

------------------------







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